UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party Other Than the Registrant  ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Pfizer Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Proxy Statement for
2016 Annual Meeting of
Shareholders

2015 Financial Report1

[1]The 2015 Financial Report is not included in this filing. The portions of the 2015 Financial Report that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “2015 Form 10-K”) were filed, and the other portions of the 2015 Financial Report were furnished, solely for the information of the SEC on Exhibit 13 to the 2015 Form 10-K. The 2015 Financial Report is contained in Appendix A to the Proxy Statement being mailed to our shareholders beginning on or about March 15, 2016. The Letter to Shareholders and Corporate and Shareholder Information contained in the materials being mailed to our shareholders beginning on or about March 15, 2016 are not included in this filing.

Our Strategic Imperatives

1	Innovate and lead Improve Pfizer’s ability to innovate in biomedical R&D and develop a new generation of high-value, highly differentiated medicines and vaccines.

2	Maximize value Invest and allocate our resources in ways that create the greatest long-term returns for our shareholders.

3	Earn greater respect Earn society’s respect by generating breakthrough therapies, improving access, expanding the dialogue on healthcare and acting as a responsible corporate citizen.

4	Own our culture
Build and sustain a culture where colleagues view themselves as owners, generating new ideas, dealing with problems in a straightforward way, investing in open and candid conversations and working as teammates on challenges and opportunities.

Our Purpose

Innovate to bring therapies
to patients that significantly
improve their lives

Our Mission

To be the premier innovative biopharmaceutical company

Our Values

Customer focus
Community
Respect for people
Performance
Collaboration
Leadership
Integrity
Quality
Innovation

Notice of 2016 Annual Meeting and Proxy Statement

Time and Date

8:30 a.m., Eastern Daylight Time (EDT), on Thursday, April 28, 2016

Place

Hilton Short Hills Hotel, 41 John F. Kennedy Parkway, Short Hills, New Jersey 07078, +1-973-379-0100

Record Date

You can vote your shares if you were a shareholder of record at the close of business on March 1, 2016.

Audio Webcast

Available on our website, www.pfizer.com, starting at 8:30 a.m., EDT, on Thursday, April 28, 2016. A replay will be available through the first week of May 2016.

ITEMS OF BUSINESS

•	To elect 11 members of the Board of Directors named in the Proxy Statement, each until our next Annual Meeting and until his or her successor has been duly elected and qualified.
•	To consider and ratify the selection of KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year.
•	To conduct an advisory vote to approve our executive compensation.
•	To consider four shareholder proposals, if presented at the Meeting.
•	To transact any other business that properly comes before the Meeting and any adjournment or postponement of the Meeting.

This Notice of 2016 Annual Meeting and Proxy Statement only relates to the proposals described above and does not relate to the pending Allergan plc (Allergan) transaction. In November 2015, Pfizer and Allergan entered into a definitive merger agreement pursuant to which they agreed to combine their respective businesses under a single company. In connection with the proposed transaction, Allergan has filed with the U.S. Securities and Exchange Commission (the SEC) a registration statement on Form S-4 that includes a joint proxy statement/prospectus of Pfizer and Allergan. Investors and security holders are advised to read the joint proxy statement/prospectus because it contains important information about the proposed transaction and the parties to the transaction.

Proxy Voting

It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and returning your proxy card/voting instruction card or by voting electronically via the Internet or by telephone. If you are attending the meeting, you will be asked to present your admission ticket or proof of ownership of Pfizer stock and government-issued photo identification as described in the Proxy Statement. See details under “How to Vote” below.

Pfizer 2016 Proxy Statement	I

NOTICE OF 2016 ANNUAL MEETING AND PROXY STATEMENT

HOW TO VOTE

VOTING YOUR SHARES IS QUICK AND EASY—YOU CAN EVEN VOTE USING YOUR SMARTPHONE OR TABLET.

	For registered holders and Pfizer Savings Plan participants: (Shares are registered in your name with Pfizer’s transfer agent, Computershare, or held in the Pfizer Savings Plan)	For beneficial owners: (Shares are held in a stock brokerage account or by a bank or other holder of record)

Electronically*	Using your mobile device – scan this QR code	Using your mobile device – scan this QR code
	Electronically via the Internet at www.investorvote.com/PFE	Electronically via the Internet at www.proxyvote.com

By telephone*	Within the U.S., U.S. territories & Canada +1-800-652-VOTE (8683) – toll-free Outside of the U.S., U.S. territories & Canada +1-781-575-2300 – standard rates apply	+1-800-454-VOTE (8683) – toll-free

By mail	Completing the enclosed proxy card	Completing the enclosed voting instruction card

* You will need to provide your control number that appears on the right hand side of the enclosed proxy card or voting instruction card.

MATERIALS TO REVIEW

This booklet contains our Notice of 2016 Annual Meeting and Proxy Statement. Our 2015 Financial Report is included as Appendix A to this Notice of 2016 Annual Meeting and Proxy Statement and is followed by certain Corporate and Shareholder Information. Neither Appendix A, nor the Corporate and Shareholder Information, nor the accompanying Letter to Shareholders, is a part of our proxy solicitation materials.

If you received a Notice of Internet Availability and would like a printed copy of the materials, please follow the instructions provided in your notice. Alternatively, follow the instructions included on how to vote online.

This Notice of 2016 Annual Meeting and Proxy Statement and a proxy or voting instruction card are being mailed or made available to shareholders starting on or about March 15, 2016.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2016

This Notice of 2016 Annual Meeting and Proxy Statement and the 2015 Financial Report and Corporate and Shareholder Information are available on our website at www.pfizer.com/annualmeeting. Except as stated otherwise, information on our website is not considered part of this Proxy Statement.

Margaret M. Madden

Vice President and Corporate Secretary, Chief Governance Counsel
March 15, 2016

II	Pfizer 2016 Proxy Statement

Proxy Statement Summary

Here are highlights of important information you will find in this Proxy Statement. As it is only a summary, please review the complete Proxy Statement before you vote.

Meeting Information

Summary of Shareholder Voting Matters

Time and Date:

8:30 a.m., Eastern Daylight Time
(EDT), on Thursday, April 28, 2016

Place:

Hilton Short Hills Hotel,
41 John F. Kennedy Parkway,
Short Hills, New Jersey 07078,
+1-973-379-0100

Audio Webcast:

On our website, www.pfizer.com,
starting at 8:30 a.m., EDT, on
Thursday, April 28, 2016. A replay
will be available through the first
week of May 2016.

	Board Vote
Voting Matter	Recommendation	See Page
Item 1 — Election of Directors	FOR EACH NOMINEE	6
Item 2 — Ratification of Selection of our Independent Registered Public Accounting Firm	FOR	35
Item 3 — Advisory Approval of Executive Compensation	FOR	38

Shareholder Proposals
Item 4 — Report on Lobbying Activities	AGAINST	88
Item 5 — Policy on Director Elections	AGAINST	91
Item 6 — Right to Act by Written Consent	AGAINST	92
Item 7 — Certain Taxable Events	AGAINST	94

Our Director Nominees

You are being asked to vote on the election of the following 11 Directors. All Directors are elected annually by the affirmative vote of a majority of votes cast. Detailed information about each Director’s background, skill sets and areas of expertise can be found beginning on page 8.

					Committee Memberships
Name	Age*	Director Since	Occupation and Experience	Independent	Audit	Compensation	Corporate Governance	Regulatory/ Compliance	Science/ Technology	Other Public Boards
Dennis A. Ausiello, M.D. Lead Independent Director	70	2006	Director, Center for Assessment Technology & Continuous Health, Physician-in-Chief, Emeritus, Massachusetts General Hospital & Jackson Distinguished Professor, Harvard Medical School	Yes					CHAIR	2
W. Don Cornwell	68	1997	Retired Chairman & Chief Executive Officer, Granite Broadcasting Corporation	Yes	CHAIR	●		●	●	2
Joseph J. Echevarria	59	2015	Retired Chief Executive Officer, Deloitte LLP	Yes	●			●	●	1
Frances D. Fergusson, Ph.D.	71	2009	President Emeritus, Vassar College	Yes			●	CHAIR	●	1
Helen H. Hobbs, M.D.	63	2011	Investigator, Howard Hughes Medical Institute & Professor, University of Texas Southwestern Medical Center	Yes			●	●	●	–
James M. Kilts	68	2007	Founding Partner, Centerview Capital	Yes		CHAIR			●	2
Shantanu Narayen	52	2013	President & Chief Executive Officer, Adobe Systems Incorporated	Yes	●		●		●	1
Suzanne Nora Johnson	58	2007	Retired Vice Chairman, Goldman Sachs Group, Inc.	Yes	●	●			●	3
Ian C. Read Chairman	62	2010	Chairman & Chief Executive Officer, Pfizer	No						1
Stephen W. Sanger	70	2009	Retired Chairman & Chief Executive Officer, General Mills, Inc.	Yes	●		CHAIR		●	1
James C. Smith	56	2014	President & Chief Executive Officer, Thomson Reuters Corporation	Yes		●		●	●	1

* Age is as of the date of the 2016 Annual Meeting.

Pfizer 2016 Proxy Statement	1

PROXY STATEMENT SUMMARY BOARD COMPOSITION / CORPORATE GOVERNANCE HIGHLIGHTS

Board Composition

We seek to build a diverse board representing a wide breadth of experience and perspectives. Here we provide highlights regarding the composition of our Director nominees.

Corporate Governance Highlights

Pfizer is committed to exercising good corporate governance practices. We believe that good governance promotes the long-term interests of our shareholders, strengthens Board and management accountability and improves our standing as a trusted member of society.

Board and Other Governance Information

Annual Election of All Directors	Yes
Majority Voting for Directors	Yes
Number of Independent Directors Standing for Election	10
Total Number of Director Nominees	11
Average Age of Directors Standing for Election*	63
Separate Chairman and CEO	No
Lead Independent Director	Yes
Regular Executive Sessions of Independent Directors	Yes
Annual Board and Committee Self-Evaluations	Yes
Annual Independent Director Evaluation of Chairman and CEO	Yes
Risk Oversight by Full Board and Committees	Yes
Robust Investor Outreach Program	Yes
Stock Ownership Requirements for Executives	Yes
Anti-Hedging, Anti-Short-Sale and Anti-Pledging Policies	Yes
Compensation Recovery/Clawback Policy	Yes
Code of Business Conduct and Ethics for Members of the Board of Directors	Yes

Shareholder Rights and Accountability
Annual Advisory Approval of Executive Compensation	Yes
Shareholder Ability to Call Special Meetings	Yes
Proxy Access	Yes
Board Oversight and Expanded Disclosure Related to Corporate Political Expenditures	Yes

* As of April 28, 2016

2	Pfizer 2016 Proxy Statement

PROXY STATEMENT SUMMARY EXECUTIVE COMPENSATION HIGHLIGHTS

2015 SHAREHOLDER OUTREACH & PROXY ACCESS ADOPTION

We believe that engaging in shareholder outreach is an essential element of strong corporate governance. We strive for a collaborative approach to issues of importance to investors that affect our business and to gain valuable insights into the current and emerging issues about which investors care most. In 2015, we engaged with 42 institutional investors representing 34% of our outstanding shares.

As a result of our shareholder engagement efforts and our commitment to corporate governance excellence, in December 2015 our Board adopted a proxy access by-law, enabling Pfizer shareholders to include their own director nominees in Pfizer’s proxy materials along with candidates nominated by the Board, so long as they meet certain requirements, as set forth in our By-laws.

For more information about our 2015 shareholder engagement program and the actions we took in response to shareholder feedback, including adopting proxy access, see “Governance – Shareholder Outreach,” beginning on page 25 and “Corporate Governance Committee Report,” on page 22.

Executive Compensation Highlights

Pfizer’s compensation philosophy, set by the Compensation Committee of the Board, is intended to align each executive’s compensation with Pfizer’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to Pfizer’s long-term success.

To achieve these objectives:

•	We position total direct compensation and each compensation element at approximately the median of our pharmaceutical peer and general industry comparator companies.

•	We align annual short-term incentive awards with annual operating, financial and strategic objectives, as well as with business unit/function and individual performance.

•	We align long-term incentive awards with the interests of our shareholders by delivering value based on operating results and absolute and relative shareholder return, encouraging stock ownership and promoting retention of key talent.

•	A significant portion of the total compensation opportunity for our executives is directly related to Pfizer’s total shareholder return (TSR) and our progress against the performance goals of our strategic and operating plans, as well as our performance against that of our peers.

OUR COMPENSATION PRACTICES

Pfizer continues to implement and maintain leading practices in its compensation program, including:

✓ Risk Mitigation	X No Hedging or Pledging
✓ Compensation Recovery (“Clawbacks”)	X No “Gross-ups” for Perquisites
✓ Stock Ownership Requirements	X No Repricing
✓ Minimum Vesting Required	X No Employment Agreements
✓ Robust Investor Outreach
✓ Independent Compensation Consultant

Pfizer 2016 Proxy Statement	3

PROXY STATEMENT SUMMARY EXECUTIVE COMPENSATION HIGHLIGHTS

2015 KEY ELEMENTS OF EXECUTIVE COMPENSATION

Direct compensation for our executives in 2015 consisted of the following key elements:

Element	Type/Description	Objective
Annual Salary (Cash)	The fixed amount of compensation for performing day-to-day responsibilities is set based on market data, job scope and responsibilities and experience.	Provides competitive level of fixed compensation
Annual Short-Term Incentive Compensation/ Global Performance Plan (GPP) (Cash)	Our annual incentive plan pool is funded based on performance against Pfizer’s short-term financial goals (revenue, adjusted diluted earnings per share (EPS) and cash flow from operations). Individual awards are based on business unit and individual performance measured over the current year.	Provides short-term incentives tied to corporate performance against three operational metrics and links individual awards to both company and individual performance based on achievement of financial and strategic goals
2015 Performance Metrics

Long-Term Incentive Compensation (100% Performance Based Equity)	• 5-Year Total Shareholder Return Units (TSRUs) • 7-Year Total Shareholder Return Units (TSRUs) • Performance Share Awards (PSAs)	TSRUs provide direct alignment with shareholders as awards are tied to absolute total shareholder return over a five- or seven-year period

PSAs align executive compensation to operational goals through performance against a combination of operating income* over three one-year periods and TSR relative to the NYSE ARCA Pharmaceutical Index (DRG Index) over a three-year performance period

*	Operating income as the PSA performance measure is based on Pfizer’s Non-GAAP Adjusted Operating Income stated at budgeted foreign exchange rates and is further refined to exclude other unbudgeted or non-recurring items.

2015 Named Executive Officer (NEO) Pay Mix

CEO - 2015 Target Direct Compensation	Other NEOs - Target Direct Compensation (Average)

4	Pfizer 2016 Proxy Statement

PROXY STATEMENT SUMMARY EXECUTIVE COMPENSATION HIGHLIGHTS

2015 NEO PERFORMANCE YEAR TOTAL DIRECT COMPENSATION

The Compensation Committee evaluates pay and performance using Total Direct Compensation (TDC) on a performance-year basis for our NEOs rather than using the values shown in the 2015 Summary Compensation Table (SCT). The Committee believes its approach better reflects pay for performance during 2015. The table below provides 2015 performance year TDC, which is comprised of year-end base salary, 2015 performance year annual incentive awards paid in 2016, and 2016 long-term incentive award values, which include the full value of the PSA award approved by the Compensation Committee. For additional information, see “2015 NEO Total Direct Compensation (TDC)” later in this Proxy Statement.

NEO Performance Year Total Direct Compensation

			Annual Incentive	Equity Award(1)
		Year-End	Award (paid in	(granted in	Total Direct
		Salary	2016)	2016)	Compensation(2)
Name	Year	(A) ($)	(B) ($)	(C) ($)	(D=A+B+C) ($)
I. Read	2015	1,870,000	4,300,000	13,245,212	19,415,212
F. D’Amelio	2015	1,300,000	2,341,000	3,667,900	7,308,900
M. Dolsten	2015	1,215,000	1,850,000	3,667,900	6,732,900
G. Germano	2015	1,175,000	1,850,000	0	3,025,000
J. Young	2015	1,100,000	2,100,000	3,667,900	6,867,900
(1)	The amounts represent the entire 2016 long-term incentive grant value, which includes the full PSA grant value. Consistent with historical practice, long-term incentive values are converted into units using the closing stock price/value on the first trading day of the week of grant and the accounting value is calculated based on the converted units valued using the closing stock price/value on the grant date, so these values usually differ.
(2)	The SCT total compensation includes equity awards valued on an accounting basis which reflects one-third of the PSA grant made during the year, change in pension benefits and the All Other Compensation, and as such, will differ significantly from the 2015 performance year TDC amounts shown in column D.

It is important to note that the performance year compensation information in the table above for Mr. Read and the other NEOs is a tool the Compensation Committee uses to assess compensation and is not intended as a substitute for amounts reflected in the SCT. No guarantee exists that the NEOs will actually receive the full value of the total direct compensation noted above. The actual payout attributable to long-term incentive awards will be based on future performance, stock price and dividends.

For additional information about Pfizer, please view our 2015 Financial Report (see “Appendix A”) and our 2015 Annual Review at www.pfizer.com/annual. Please note that neither our 2015 Financial Report nor our 2015 Annual Review is a part of our proxy solicitation materials.

Pfizer 2016 Proxy Statement	5

Item 1 – Election of Directors

Eleven members of our Board are standing for re-election, to hold office until the next Annual Meeting of Shareholders. A majority of the votes cast is required for the election of Directors in an uncontested election (which is the case for the election of Directors at the 2016 Annual Meeting). A majority of the votes cast means that the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that nominee. Our Corporate Governance Principles contain detailed procedures to be followed in the event that one or more Directors do not receive a majority of the votes cast “for” his or her election at the Annual Meeting.

Each nominee elected as a Director will continue in office until our next Annual Meeting and his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal or retirement.

We expect each nominee for election as a Director to be able to serve if elected. If any nominee is not able to serve, the persons appointed by the Board of Directors and named as proxies in the proxy materials or, if applicable, their substitutes (the Proxy Committee) may vote its proxies for substitute nominees, unless the Board chooses to reduce the number of Directors serving on the Board.

The Board has determined that all Director nominees (other than Mr. Ian C. Read) are independent of the company and management and meet Pfizer’s criteria for independence (see “Director Independence” below).

Criteria for Board Membership

The Corporate Governance Committee focuses on Board succession planning on a continuous basis. In performing this function, the Committee is responsible for recruiting and recommending to the full Board of Directors nominees for election as Directors. The goal is to achieve a Board that provides effective oversight of the company through the appropriate balance of diversity of experience, expertise, skills, specialized knowledge and other qualifications and attributes of the individual Directors.

Important general criteria and considerations for Board membership include:

GENERAL CRITERIA:

•	Proven integrity and independence, with a record of substantial achievement in an area of relevance to Pfizer. Generally should have prior or current leadership experience with major complex organizations, including within the scientific, government service, educational, finance, marketing, technology or not-for-profit sectors, with some members of the Board being widely recognized as leaders in the fields of medicine or biological sciences.
•	Commitment to enhancing Pfizer’s long-term growth.
•	Demonstrated ability, with broad experience, diverse perspectives, and the ability to exercise sound judgment, and should possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs.
•	Diverse composition with respect to gender, ethnic background and professional experience.

The Committee also considers, on an ongoing basis, the background, experience and skills of the incumbent Directors that are important to Pfizer’s current and future needs, including, among others, experience and skills in the following areas:

DIRECTOR SKILLS CRITERIA:

•	business and operations leadership;	•	risk management;
•	medicine, science or research and development (R&D);	•	government and public policy;
•	healthcare and related fields (including pharmaceuticals);	•	international business;
•	finance and accounting;	•	academia/education; and
•	leadership and management development;	•	technology.

6	Pfizer 2016 Proxy Statement

ITEM 1 – ELECTION OF DIRECTORS

ANNUAL CRITERIA AND DIRECTOR EVALUATIONS

The Corporate Governance Committee and the full Board conduct ongoing evaluations of Directors and nominees to ensure satisfaction of the criteria for Board membership. The Board and each committee also conduct annual self-evaluations. Based on these activities and their review of the current composition of the Board, the Corporate Governance Committee and the Board believe that the criteria for Board membership have been satisfied.

Retirement Policy

Under Pfizer’s Corporate Governance Principles, a Director is generally required to retire when he or she reaches age 73 or at the first Annual Meeting of Shareholders following his or her 73rd birthday. On the recommendation of the Corporate Governance Committee, the Board may waive this requirement as to any Director if it deems a waiver to be in the best interests of the company.

Selection of Candidates

In recruiting and selecting Board candidates, the Corporate Governance Committee takes into account the size of the Board and considers a “skills matrix,” which indicates whether a particular Board member or candidate possesses one or more of the “skill sets,” as well as whether those skills and/or other attributes qualify him or her for service on a particular committee. The Committee also considers a wide range of additional factors, including each Director’s and candidate’s projected retirement date, to assist in Board succession planning; other positions the Director or candidate holds, including other boards of directors on which he or she serves; and the independence of each Director and candidate, to ensure that a substantial majority of the Board is independent.

POTENTIAL DIRECTOR CANDIDATES

On an ongoing basis, the Corporate Governance Committee considers potential Director candidates identified on its own initiative, as well as candidates referred or recommended to it by other Directors, members of management, search firms, shareholders and other sources (including individuals seeking to join the Board).

Shareholders who wish to recommend candidates may contact the Corporate Governance Committee in the manner described in “Communications with Directors.” All candidates are required to meet the criteria outlined above, as well as those discussed under “Director Independence” below and in our Corporate Governance Principles and other governing documents, as applicable, as determined by the Corporate Governance Committee in its sole discretion. Shareholder nominations must be made according to the procedures required under our By-laws (including via our proxy access by-law) and described in this Proxy Statement under the heading “Submitting Proxy Proposals and Director Nominations for the 2017 Annual Meeting.” Shareholder-recommended candidates and shareholder nominees whose nominations comply with these procedures and who meet the criteria referred to above will be evaluated by the Corporate Governance Committee in the same manner as the Corporate Governance Committee’s nominees.

Our 2016 Director Nominees

The Corporate Governance Committee and the Board believe that each nominee for Director brings a strong and unique set of attributes, experiences and skills to Pfizer and that the combination of these nominees creates an effective and well-functioning Board that has an optimal balance of experience, leadership, competencies, qualifications and skills in areas of importance to Pfizer and serves the company and our shareholders well.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES AS DIRECTORS.

Pfizer 2016 Proxy Statement	7

ITEM 1 – ELECTION OF DIRECTORS DIRECTOR NOMINEES

Director Nominees

Director Since: 2006 Lead Independent Director since April 2015 Board Committees: Science and Technology (Chair) Other Current Public Boards: Alnylam Pharmaceuticals, Inc. and Seres Therapeutics, Inc.

Dennis A. Ausiello, M.D., 70

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE:

Director, Center for Assessment Technology and Continuous Health (CATCH). Physician-in-Chief, Emeritus at Massachusetts General Hospital and Chief of Medicine at Massachusetts General Hospital from 1996 until April 2013. Jackson Distinguished Professor of Clinical Medicine at Harvard Medical School. President of the Association of American Physicians in 2006. Member of the Institute of Medicine of the National Academies of Science and a Fellow of the American Academy of Arts and Sciences. Director of Alnylam Pharmaceuticals, Inc., Seres Therapeutics, Inc., TARIS BioMedical LLC and several nonprofit organizations.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:

Medicine, Science & Healthcare/Academia: Dr. Ausiello’s experience and training as a practicing physician (Board certified in nephrology), a scientist and a nationally recognized leader in academic medicine enable him to bring valuable insights to the Board, including through his understanding of the scientific nature of our business and the ability to assist us in prioritizing opportunities for drug development.

R&D/Business Leadership & Operations: Dr. Ausiello oversaw a large research portfolio and an extensive research and education budget at Massachusetts General Hospital, giving him a critical perspective on drug discovery and development and providing a fundamental understanding of the potential pathways contributing to disease.

Leadership: Through his past experience as the Chief of Medicine at Massachusetts General Hospital, Dr. Ausiello also brings leadership, oversight and finance experience to the Board.

Director Since: 1997

Board Committees:

Audit (Chair), Compensation, Regulatory and Compliance and Science and Technology

Other Current Public Boards:

American International Group, Inc. and Avon Products, Inc.

W. Don Cornwell, 68

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE:

Chairman of the Board and Chief Executive Officer of Granite Broadcasting Corporation (Granite) from 1988 until his retirement in August 2009, and served as Vice Chairman of the Board until December 2009. Granite filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code in December 2006 and emerged from its restructuring in June 2007. Director of American International Group, Inc. and Avon Products, Inc. Director of the Edna McConnell Clark Foundation. Director of the Wallace Foundation from 2002 until 2012 and previously served as a Director of CVS Caremark (including two years as Chair of its Compensation Committee) for over 10 years. Trustee of Big Brothers/Sisters of New York.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:

Business Leadership/Talent Management/Risk Management: Through Mr. Cornwell’s 38-year career as an entrepreneur driving the growth of a consumer-focused media company, an executive in the investment banking industry and a director of several significant consumer product and healthcare companies, he has valuable business, leadership and management experience and brings important perspectives on the issues facing Pfizer. Mr. Cornwell founded and built Granite, a consumer-focused media company, through acquisitions and operating growth, enabling him to provide insight and guidance on strategic direction and growth.

Finance and Accounting: Mr. Cornwell’s strong financial background, including his work at Goldman Sachs prior to co-founding Granite and his service and leadership on the audit, finance and investment committees of other companies, also provides financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting and capital markets.

8	Pfizer 2016 Proxy Statement

ITEM 1 – ELECTION OF DIRECTORS DIRECTOR NOMINEES

Director Since: 2015 Board Committees: Audit, Regulatory and Compliance, and Science and Technology Other Current Public Boards: The Bank of New York Mellon Corporation

Joseph J. Echevarria, 59

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE:

Chief Executive Officer of Deloitte LLP (Deloitte), a global provider of professional services, from 2011 until his retirement in 2014. During his 36-year tenure with Deloitte, he served in various leadership roles, including Deputy Managing Partner, Southeast Region Audit Managing Partner and U.S. Managing Partner and Chief Operating Officer. Director of The Bank of New York Mellon Corporation. Member of the President’s Export Council and the Presidential Commission on Election Administration. CEO of My Brother’s Keeper Alliance. Member of the Board of Trustees of the University of Miami.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:

Business Leadership/International Business: Mr. Echevarria’s 36-year career at Deloitte brings financial expertise, international business and leadership skills to the Board.

Finance and Accounting: Mr. Echevarria’s financial acumen, including his significant previous audit experience, expertise in accounting issues and his service on the audit committee of another public company, is an asset to Pfizer’s Board and Audit Committee.

Government/Public Policy: Pfizer also benefits from Mr. Echevarria’s breadth and diversity of experience which includes his public service on the President’s Export Council.

Director Since: 2009 Board Committees: Corporate Governance, Regulatory and Compliance (Chair) and Science and Technology Other Current Public Boards: Mattel, Inc.

Frances D. Fergusson, Ph.D., 71

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE:

President Emeritus of Vassar College since 2006 and President from 1986 to 2006. Served on the Mayo Clinic Board for 14 years, the last four years as its Chairman, and as President of the Board of Overseers of Harvard University from 2007 through 2008. Director of Wyeth from 2005 until 2009. Director of Mattel, Inc. She serves as a Trustee of the J. Paul Getty Trust (executive committee) and Second Stage Theatre, and as a Director on the executive committee of The John and Mable Ringling Museum of Art Foundation, Inc.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:

Leadership/Academia: Dr. Fergusson has strong leadership skills, having served as President of Vassar College for 20 years and, during her tenure, developing a long-term financial plan and strengthening the College’s financial position. She has also headed strategic planning projects at Vassar College and other organizations.

Healthcare: Dr. Fergusson’s service on the boards of not-for-profit organizations, including the Mayo Clinic (which she chaired from 1998 to 2002), enables her to bring to the Board experience and knowledge of healthcare from various perspectives.

Pfizer 2016 Proxy Statement	9

ITEM 1 – ELECTION OF DIRECTORS DIRECTOR NOMINEES

Director Since: 2011 Board Committees: Corporate Governance, Regulatory and Compliance and Science and Technology Other Current Public Boards: None

Helen H. Hobbs, M.D., 63

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE:

Investigator of the Howard Hughes Medical Institute since 2002, Professor of Internal Medicine and Molecular Genetics and Director of the McDermott Center for Human Growth and Development at the University of Texas Southwestern Medical Center. Member of the American Society for Clinical Investigation and the Association of American Physicians. Elected to the National Academy of Medicine in 2004, the American Academy of Arts and Sciences in 2006, and the National Academy of Sciences in 2007. She received both the Clinical Research Prize (2005) and Distinguished Scientist Award (2007) from the American Heart Association. In 2012, she received the inaugural International Society of Atherosclerosis Prize and in 2015 she received both the Pearl Meister Greengard Award and the Breakthrough Prize in Life Sciences.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:

Academia/Medicine & Science/Healthcare: Dr. Hobbs’ background reflects significant achievements in academia and medicine. She has served as a faculty member at the University of Texas Southwestern Medical Center for more than 20 years and is a leading geneticist in the arena of metabolism and heart disease, areas in which Pfizer has significant investments and experience. Pfizer benefits from her experience, expertise and achievements in both medicine and science.

Director Since: 2007 Board Committees: Compensation (Chair) and Science and Technology Other Current Public Boards: MetLife, Inc. and Nielsen Holdings N.V.

James M. Kilts, 68

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE:

Founding Partner, Centerview Capital, a private equity firm, since 2006. Vice Chairman, The Procter & Gamble Company (Procter & Gamble), from 2005 to 2006. Chairman and Chief Executive Officer, The Gillette Company (Gillette), from 2001 to 2005 and President, Gillette, from 2003 to 2005. President and Chief Executive Officer, Nabisco Group Holdings Corporation (Nabisco), from 1998 until its acquisition in 2000. Non-Executive Director of the Board of Nielsen Holdings N.V., Chairman of the Board of Nielsen Holdings N.V. (from January 2011 until December 2013) and Chairman of the Nielsen Company B.V. (from 2009 until 2014), Director of MetLife, Inc., Chairman of Big Heart Pet Brands until March 2015 and Director of Meadwestvaco Corporation until April 2014. Emeritus Trustee of Knox College and Trustee of the University of Chicago, a member of the Board of Overseers of Weill Cornell Medical College, and Founder and Co-Chair, Steering Committee, of the Kilts Center for Marketing at the University of Chicago Booth School of Business.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:

Business Leadership/International Business: Mr. Kilts’ tenure as CEO of Gillette and Nabisco and as Vice Chairman of Procter & Gamble provides valuable business, leadership and management experience, including expertise in cost management, value creation and resource allocation. In addition, Mr. Kilts’ knowledge of consumer businesses has given him insights on reaching consumers and on the importance of innovation - both important aspects of Pfizer’s business. Through Mr. Kilts’ service on various compensation committees, including ours, he has a strong understanding of executive compensation and related areas.

Healthcare: Through his service on the board of MetLife, Inc. an insurance company, Mr. Kilts offers a view of healthcare from another perspective.

10	Pfizer 2016 Proxy Statement

ITEM 1 – ELECTION OF DIRECTORS DIRECTOR NOMINEES

Director Since: 2013 Board Committees: Audit, Corporate Governance and Science and Technology Other Current Public Boards: Adobe Systems Incorporated

Shantanu Narayen, 52

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE:

President and Chief Executive Officer and Director of Adobe Systems Incorporated (Adobe), a producer of creative and digital marketing software. Prior to his appointment as CEO in December 2007, Mr. Narayen held various leadership roles at Adobe, including President and Chief Operating Officer, Executive Vice President of Worldwide Products, and Senior Vice President of Worldwide Product Development. Director of Dell Inc. from 2009 until October 2013 and Director of Metavante Technologies Inc. from 2007 until 2009. He serves as President of the Board of Adobe Foundation, which funds philanthropic initiatives around the world.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:

Business Leadership & Operations/ International Business/Finance: Mr. Narayen’s experience as President and CEO of Adobe brings strong leadership and management skills to the Board, and his past roles in worldwide product development provide valuable global operations experience. His past experience as a director on other public boards provides a broad perspective on issues facing public companies and governance matters.

Technology: Mr. Narayen also brings a strong technology background to Pfizer’s Board, as well as a diversity of experience that benefits Pfizer.

Director Since: 2007 Board Committees: Audit, Compensation and Science and Technology Other Current Public Boards: American International Group, Inc., Intuit Inc. and Visa Inc.

Suzanne Nora Johnson, 58

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE:

Retired Vice Chairman, Goldman Sachs Group, Inc. (Goldman Sachs), since 2007. During her 21-year tenure with Goldman Sachs, she served in various leadership roles, including Chair of the Global Markets Institute, Head of Global Research, and Head of Global Health Care. Director of American International Group, Inc., Intuit Inc. and Visa Inc. Member of the Board of Governors of the American Red Cross; Vice Chair, Board of Trustees of The Brookings Institution; Co-Chairman of the Board of Trustees of the Carnegie Institution of Washington; and member of the Board of Trustees of the University of Southern California.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:

Business Leadership & Operations/Risk Management: Ms. Nora Johnson’s careers in law and investment banking, including serving in various leadership roles at Goldman Sachs, provide valuable business experience and critical insights on the roles of the law, finance and strategic transactions to our business.

Healthcare/Pharma: Ms. Nora Johnson’s extensive knowledge of healthcare through her role in healthcare investment banking and her involvement with not-for-profit organizations, such as in scientific research (The Carnegie Institution), healthcare policy (RAND Corporation and The Brookings Institution) and healthcare services (the American Red Cross), provide touchstones of public opinion and exposure to diverse, global points of view.

Finance & Accounting: Ms. Nora Johnson also brings financial expertise to the Board, providing an understanding of financial statements, corporate finance, accounting and capital markets.

Pfizer 2016 Proxy Statement	11

ITEM 1 – ELECTION OF DIRECTORS DIRECTOR NOMINEES

Director Since: 2010 Other Current Public Boards: Kimberly-Clark Corporation

Ian C. Read, 62

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE:

Chairman of the Board and Chief Executive Officer of Pfizer since December 2011. President and Chief Executive Officer from December 2010. Previously, he served as Senior Vice President and Group President of the Worldwide Biopharmaceutical Businesses, which he led from 2006 through December 2010. In that role, he oversaw five global business units—Primary Care, Specialty Care, Oncology, Established Products and Emerging Markets. Mr. Read began his career with Pfizer in 1978 as an operational auditor. He worked in Latin America through 1995, holding positions including Chief Financial Officer, Pfizer Mexico, and Country Manager, Pfizer Brazil. In 1996, he was appointed President of Pfizer’s International Pharmaceuticals Group, with responsibility for Latin America and Canada. He became Executive Vice President, Europe, in 2000, was named a Corporate Vice President in 2001, and assumed responsibility for Canada, in addition to Europe, in 2002. Mr. Read later became accountable for operations in both the Africa/Middle East region and Latin America as well. Director of Kimberly-Clark Corporation. Mr. Read serves on the Boards of Pharmaceutical Research and Manufacturers of America (PhRMA) and the Partnership of New York City.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:

Business Leadership & Operations/International Business/Pharma: Mr. Read brings over 35 years of business, operating and leadership experience to the Board. His extensive knowledge of the biopharmaceutical industry in general, and Pfizer’s worldwide biopharmaceutical business in particular, provides crucial insight to our Board on the company’s strategic planning and operations. Mr. Read provides an essential link between management and the Board on management’s business perspectives, and the combination of his knowledge of the business and his leadership skills make his role as Chairman and CEO optimal at this time. Further, his experience as a member of another public company board provides him with an enhanced perspective on issues applicable to public companies.

12	Pfizer 2016 Proxy Statement

ITEM 1 – ELECTION OF DIRECTORS DIRECTOR NOMINEES

Director Since: 2009 Board Committees: Audit, Corporate Governance (Chair) and Science and Technology Other Current Public Boards: Wells Fargo & Company

Stephen W. Sanger, 70

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE:

Chairman of General Mills, Inc. (General Mills), a packaged food producer and distributor, from 1995 until his retirement in 2008 and its Chief Executive Officer from 1995 to 2007. Former Chairman of the Grocery Manufacturers of America. Recipient of the Woodrow Wilson Award for Public Service in 2009. Chaired the Fiscal Policy Committee of the Business Roundtable and served as a director of Catalyst. Director of Wells Fargo & Company. Director of Target Corporation from 1996 until 2013.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:

Business Leadership/Talent Management/Finance: With more than 12 years’ experience as Chairman and CEO of General Mills, Mr. Sanger has valuable business, leadership and management experience, including experience in acquisitions through the purchase of Pillsbury, creating one of the world’s largest food companies.

Operations/Risk Management: As CEO of General Mills, Mr. Sanger improved sales and market position, developed innovative ideas and streamlined operations, expertise which benefits Pfizer. In addition, Mr. Sanger has experience leading a company whose products are subject to FDA regulation, lending insight into the regulated nature of our consumer healthcare business.

Director Since: 2014 Board Committees: Compensation, Regulatory and Compliance and Science and Technology Other Current Public Boards: Thomson Reuters Corporation

James C. Smith, 56

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE:

President and Chief Executive Officer and Director of Thomson Reuters Corporation, a provider of intelligent information for businesses and professionals, since January 2012 and its Chief Operating Officer from September 2011 to December 2011 and Chief Executive Officer, Thomson Reuters Professional Division, from 2008 to 2011. Prior to the acquisition of Reuters Group PLC by The Thomson Corporation (Thomson) in 2008, he served as Chief Operating Officer of Thomson and as President and Chief Executive Officer of Thomson Learning’s Academic and Reference Group. Member of the International Business Council of the World Economic Forum, the International Advisory Boards of British American Business and the Atlantic Council.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:

Business Leadership/Talent Management: Mr. Smith’s experience as President and CEO of Thomson Reuters Corporation brings valuable leadership and management skills.

Operations/International Business: Pfizer benefits from Mr. Smith’s organizational expertise and leadership experience, honed during the merger and subsequent integration of two of the information industry’s preeminent firms, as well as his strong operational and international expertise from his experience as Chief Operating Officer.

Pfizer 2016 Proxy Statement	13

Governance

Overview

Pfizer is committed to exercising good corporate governance practices. We believe that good governance promotes the long-term interests of our shareholders, strengthens Board and management accountability and improves our standing as a trusted member of society. We maintain and enhance our long record of excellence in corporate governance by regularly refining our corporate governance policies and procedures to reflect evolving practices and issues raised by our shareholders and other stakeholders.

Our governance structure and processes are based on key governance documents, including our Corporate Governance Principles. The Principles govern the operation of the Board of Directors and its Committees and guide the Board and our Executive Leadership Team in the execution of their responsibilities. The Principles are reviewed at least annually and are updated periodically in response to changing regulatory requirements, evolving practices, issues raised by our shareholders and other stakeholders, and otherwise as circumstances warrant. Our Corporate Governance Principles are included as “Annex 1” to this Proxy Statement.

GOVERNANCE MATERIALS AVAILABLE ON OUR WEBSITE

Our Corporate Governance Principles and the following Board policies and other corporate governance materials are published on our website at www.pfizer.com/about/leadership_and_structure/meet_board.jsp and www.pfizer.com/about/corporate_governance/corporate_governance.jsp:

•	Board of Directors—Background and Experience
•	Pfizer Board Committees and Charters
•	By-laws
•	Restated Certificate of Incorporation
•	Charter of the Lead Independent Director
•	Director Qualification Standards
•	Pfizer Policies on Business Conduct and Ethics
•	Code of Business Conduct and Ethics for Members of the Board of Directors
•	Board Policy on Pension Benefits for Executives
•	Related Person Transaction Approval Policy
•	Policy on Prohibition of Pledging of Pfizer Stock
•	Policy—Criteria for Selection of Compensation Committee Consultant
•	Contacting our Board of Directors
•	Corporate Governance FAQs

We will provide copies of any of these items without charge upon written request to our Corporate Secretary, Pfizer Inc., 235 East 42nd Street, New York, New York 10017-5755. The information on our website is not a part of this Proxy Statement.

14	Pfizer 2016 Proxy Statement

GOVERNANCE BOARD INFORMATION

Board Information

Director Independence

Our Board of Directors has adopted Director Qualification Standards (Standards) to evaluate and determine Director independence. Our Standards meet, and in some respects exceed, the independence requirements of the New York Stock Exchange (NYSE).

To qualify as independent under our Standards, a non-employee Director must be determined to have no material relationship with Pfizer other than as a Director. The Standards also contain strict guidelines for Directors and their immediate families regarding employment or affiliation with Pfizer or its independent registered public accounting firm; prohibitions against Audit Committee members having any direct or indirect financial relationship with Pfizer; considerations for evaluation of Compensation Committee member independence; and restrictions on both commercial and not-for-profit relationships between non-employee Directors and Pfizer. Directors may not receive personal loans or extensions of credit from Pfizer, must deal at arm’s length with Pfizer and its subsidiaries, and must disclose any circumstance that might be perceived as a conflict of interest. Our Director Qualification Standards can be found on our website at www.pfizer.com/about/corporate_governance/director_qualification_standards.jsp.

Together with Pfizer’s legal counsel, the Corporate Governance Committee has reviewed the applicable legal and NYSE standards for Board and Committee member independence, as well as our Standards. A summary of the answers to annual questionnaires completed by each of the Directors and a report of transactions with Director-affiliated entities are also made available to the Committee. On the basis of this review, the Committee has delivered a report to the full Board of Directors, and the Board has made its independence determinations based upon the Committee’s report and the supporting information.

The Board has determined that all of our current Directors (other than Mr. Ian C. Read) are independent of the company and its management and meet Pfizer’s criteria for independence. The independent Directors are Drs. Dennis A. Ausiello, Frances D. Fergusson and Helen H. Hobbs; Ms. Suzanne Nora Johnson; and Messrs. W. Don Cornwell, Joseph J. Echevarria, James M. Kilts, Shantanu Narayen, Stephen W. Sanger and James C. Smith. The Board previously determined that Ms. Constance J. Horner, Mr. George A. Lorch and Dr. Marc Tessier-Lavigne, each of whom served as a Director during a portion of 2015, were independent during the time he or she was a Director. The Board has determined that Mr. Ian C. Read is not independent because of his employment as Pfizer’s CEO.

In making these determinations, the Board considered that, in the ordinary course of business, relationships and transactions may occur between Pfizer and its subsidiaries on the one hand and entities with which some of our Directors are or have been affiliated on the other.

Under our Standards, certain relationships and transactions are not considered to be material transactions that would impair a Director’s independence, including the following:

•	the Director is an employee, or an immediate family member of the Director is an executive officer, of another company that does business with Pfizer, and our annual sales to or purchases from the other company in each of the last three fiscal years amounted to less than 1% of the annual revenues of the other company; and
•	the Director or an immediate family member of the Director is an executive officer of another company, and our indebtedness to the other company or its indebtedness to Pfizer amounts to less than 1% of the total consolidated assets of the other company.

In 2015, there was no indebtedness between Pfizer and any entity of which a Director or an immediate family member of a Director was an executive officer.

Drs. Ausiello and Hobbs are employed, and during the portion of 2015 that he served as a Director, Dr. Tessier-Lavigne was employed, at medical or academic institutions with which Pfizer engages in ordinary-course business transactions. Mr. Narayen is the chief executive officer of Adobe Systems Incorporated and Mr. Smith is the chief executive officer of Thomson Reuters Corporation, companies with which Pfizer engages in ordinary-course business transactions. We reviewed our transactions with each of these entities and found that these transactions were made in the ordinary course of business and were below the levels set forth in our Standards (1% of the annual revenues of these entities in each of the last three years).

Pfizer 2016 Proxy Statement	15

GOVERNANCE BOARD INFORMATION

Under our Standards, contributions to not-for-profit entities in which a Director of the company, or a Director’s spouse, serves as an executive officer, amounting to less than 2% of that organization’s latest publicly available total revenues (or $1 million, whichever is greater), will not serve as a bar to the Director’s independence. None of our Directors or their spouses is an executive officer of a not-for-profit organization to which Pfizer contributes. Nonetheless, a summary of charitable contributions to not-for-profit organizations with which our Directors or their spouses are affiliated was made available to the Committee. None of the contributions approached the levels set forth in our Standards.

Annual Review of Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of senior management and a highly engaged and high-functioning Board. Based on its experience, considerable engagement with shareholders, and an assessment of research on this issue, the Board understands that numerous viewpoints concerning a board’s optimal leadership structure exist.

Given the dynamic and competitive environment in which we operate, the Board believes that the right leadership structure may vary as circumstances warrant. Under our By-laws and Corporate Governance Principles, the Board can and will change its leadership structure if it determines that doing so is appropriate and in the best interest of Pfizer and its shareholders. Consistent with this understanding, the independent Directors do not view any particular Board leadership structure as preferred and consider the Board’s leadership structure on at least an annual basis. This consideration includes the pros and cons of alternative leadership structures in light of the company’s current operating and governance environment, a review of empirical data on the topic and investor feedback, with the goal of achieving the optimal model for Board leadership and effective oversight of senior leaders by the Board.

The Board recognizes that in circumstances where the positions of Chairman and CEO are combined, investors believe it is imperative that the Board appoint a strong Lead Independent Director with a clearly defined role and responsibilities.

Following thorough reviews by the Corporate Governance Committee, the independent Directors reconsidered the Board’s leadership structure and determined in December 2015 to maintain the current leadership structure, with Mr. Read as Chairman. These determinations were based on the independent Directors’ continued strong belief that Mr. Read has extensive experience in and knowledge of the research-based biopharmaceutical industry and regulatory environment; continues to demonstrate the leadership and vision necessary to lead the Board and the company in our challenging industry and macroeconomic environments; possesses a fundamentally investor-driven viewpoint; and exercises leadership that has generated strong operational performance and strengthened colleague engagement in our ownership culture. The independent Directors also believe that this unified structure provides Pfizer with strong and consistent leadership. Given the significant regulatory and market environment in which we operate, having one clear leader in both roles, with deep industry expertise and company knowledge, provides decisive and effective leadership internally and externally.

In considering the Board’s leadership structure, the independent Directors have taken a number of additional factors into account. The Board—which consists entirely of independent Directors other than Mr. Read—exercises a strong, independent oversight function. This oversight function is enhanced by the fact that our Audit, Compensation, Corporate Governance, Regulatory and Compliance and Science and Technology Committees are comprised entirely of independent Directors. Further, a number of Board and committee processes and procedures provide substantial independent oversight of our CEO’s performance, including regular executive sessions of the independent Directors, an annual evaluation of our CEO’s performance against pre-determined goals, and a separate evaluation that, among other things, assesses the CEO’s interactions with the Board in his role as Chairman.

LEAD INDEPENDENT DIRECTOR

Our Corporate Governance Principles align with investor preferences. If the same individual holds the positions of Chairman and CEO, then we appoint a Lead Independent Director with a clearly defined role and responsibilities. At Pfizer, the Lead Independent Director position entails significant responsibility for independent Board leadership.

Mr. George A. Lorch served as our Lead Independent Director through the 2015 Annual Meeting of Shareholders. The independent Directors selected Dr. Dennis A. Ausiello to serve as Lead Independent Director following the 2015 Annual Meeting of Shareholders. Upon becoming Lead Independent Director, Dr. Ausiello also became an ex-officio member of each of the Board’s committees and continued in his role as Chair of the Science and Technology Committee. During his tenure as Lead Independent Director, Dr. Ausiello has demonstrated strong leadership skills and independent thinking, a deep understanding of the business, a high level of scientific expertise and a willingness to meet with investors. The independent Directors are confident in Dr. Ausiello’s ability to continue to serve as Lead Independent Director.

16	Pfizer 2016 Proxy Statement

GOVERNANCE BOARD INFORMATION

Dennis A. Ausiello, M.D. Lead Independent Director	The position of Lead Independent Director at Pfizer comes with a clear mandate and significant authority and responsibilities under a Board-approved charter. These responsibilities and authority include the following:

	•	presiding at executive sessions of the independent Directors and at other Board meetings at which the Chairman and CEO is not present;
	•	serving as an ex-officio member of each committee and attending meetings of the various committees regularly;
	•	calling meetings of the independent Directors;
	•	leading the evaluation by the independent Directors of the CEO’s effectiveness as the Chairman and CEO, including an annual evaluation of his/her interactions with the Directors and ability to provide leadership and direction to the full Board;
	•	serving as liaison between the independent Directors and the Chairman and CEO;
	•	approving information sent to the Board, including the quality, quantity and timeliness of such information;
	•	approving meeting agendas;
	•	facilitating the Board’s approval of the number and frequency of Board meetings and approving meeting schedules, to ensure that there is sufficient time for discussion of all agenda items;
	•	authorizing the retention of outside advisors and consultants who report directly to the Board;
	•	being regularly apprised of inquiries from shareholders and involved in correspondence responding to these inquiries when appropriate; and
	•	if requested by shareholders or other stakeholders, ensuring that he/she is available, when appropriate, for consultation and direct communication.

The Charter of the Lead Independent Director can be found on our website at http://www.pfizer.com/files/about/lead_independent_director.pdf.

EXECUTIVE SESSIONS

Executive sessions of the independent Directors generally take place at every regular Board meeting. At these executive sessions, led by our Lead Independent Director, the independent Directors review and discuss, among other things, the criteria upon which the performance of the CEO and other senior managers is evaluated, the performance of the CEO against those criteria, and the compensation of the CEO and other senior managers.

Board and Committee Information

During 2015, the Board of Directors met 13 times. Each of our incumbent Directors attended at least 90% of the total meetings of the Board and the Board Committees on which he or she served that were held during the time he or she was a Director in 2015, and from which said Directors were not otherwise recused.

Out of an abundance of caution and to avoid the appearance of any conflict of interest, Mr. Kilts recused himself from meetings at which the Allergan plc (Allergan) transaction was discussed because of Pfizer’s retention of Centerview Partners in connection with the transaction. As a result of such recusal, but only because of such recusal, Mr. Kilts attended fewer than 75% of the total meetings of the Board and the Board Committees on which he served that were held during 2015. Excluding the special meetings of the Board and the Compensation Committee that related solely to the Allergan transaction, Mr. Kilts attended 90% of the total meetings of the Board and the Board Committees on which he served that were held during 2015. Mr. Kilts is an independent member of the Board. However, he recused himself because of his status as a founding partner of Centerview Capital and the fact that Pfizer engaged Centerview Partners on a limited basis, along with other advisory firms, to consult in connection with Pfizer’s entry into a definitive merger agreement with Allergan. Centerview Capital’s private equity business, with which Mr. Kilts is engaged, and the advisory business, Centerview Partners, were separated in 2010. As a result, Mr. Kilts does not share in any of the revenues of Centerview Partners (including any fees to be paid by Pfizer to Centerview Partners for the limited advisory services), nor does he have any role (legal or otherwise) in the governance or conduct of Centerview Partners in any respect.

Pfizer 2016 Proxy Statement	17

GOVERNANCE BOARD INFORMATION

In light of the unique circumstances relating to Mr. Kilts’ meeting attendance in 2015, and the lack of any attendance issues in prior years, the Board does not have any concerns regarding Mr. Kilts’ future attendance at Board and Board Committee meetings. The Board values Mr. Kilts as a fully engaged and highly knowledgeable member whose business, leadership and management experience provide significant benefits to the company and our shareholders.

All Board members standing for re-election are expected to attend the Annual Meeting unless an emergency prevents them from doing so. All the Directors then in office attended our 2015 Annual Meeting.

The table below provides membership and meeting information for each of the standing Board Committees for 2015 and reflects, among other things, changes to the compositions of certain committees, effective as of the 2015 Annual Meeting.

			Corporate	Regulatory	Science
Name	Audit	Compensation	Governance	and Compliance	and Technology
Dennis A. Ausiello, M.D.(a)					CHAIR
W. Don Cornwell	CHAIR	●		●	●
Joseph J. Echevarria(b)	●			●	●
Frances D. Fergusson, Ph.D.(c)			●	CHAIR	●
Helen H. Hobbs, M.D.(d)			●	●	●
Constance J. Horner(e)			●	●	●
James M. Kilts		CHAIR			●
George A. Lorch(f)
Shantanu Narayen(g)	●		●		●
Suzanne Nora Johnson	●	●			●
Ian C. Read
Stephen W. Sanger	●		CHAIR		●
James C. Smith(h)		●		●	●
Marc Tessier-Lavigne, Ph.D.(i)				●	●
2015 Meetings	11	8	7	6	3

(a)	Effective as of the 2015 Annual Meeting, Dr. Ausiello became the Lead Independent Director, and serves as an ex-officio member of each committee and regularly attends meetings of Board committees. Dr. Ausiello continued in his role as Chair of the Science and Technology Committee and stepped down from the Audit Committee, the Corporate Governance Committee and the Regulatory and Compliance Committee.
(b)	Mr. Echevarria was elected to the Board and appointed to serve as a member of the Audit Committee, the Regulatory and Compliance Committee and the Science and Technology Committee, effective June 25, 2015.
(c)	Effective as of the 2015 Annual Meeting, Dr. Fergusson stepped down from the Compensation Committee and joined the Corporate Governance Committee.
(d)	Effective as of the 2015 Annual Meeting, Dr. Hobbs joined the Regulatory and Compliance Committee.
(e)	Effective as of the 2015 Annual Meeting, Ms. Horner retired from the Board and as a member of the Corporate Governance Committee, the Regulatory and Compliance Committee and the Science and Technology Committee.
(f)	Effective as of the 2015 Annual Meeting, Mr. Lorch retired from the Board and as the Lead Independent Director.
(g)	Effective as of the 2015 Annual Meeting, Mr. Narayen joined the Audit Committee.
(h)	Effective as of the 2015 Annual Meeting, Mr. Smith stepped down from the Corporate Governance Committee and joined the Compensation Committee and the Regulatory and Compliance Committee.
(i)	Effective as of May 14, 2015, Dr. Tessier-Lavigne resigned from the Board and as a member of the Regulatory and Compliance Committee and the Science and Technology Committee.

18	Pfizer 2016 Proxy Statement

GOVERNANCE BOARD INFORMATION

BOARD COMMITTEES

THE AUDIT COMMITTEE

Committee Chair:

W. Don Cornwell

Additional Current Committee Members:

Joseph J. Echevarria

Shantanu Narayen

Suzanne Nora Johnson

Stephen W. Sanger

Meetings Held in 2015: 11

•	All Members are Independent, Financially Literate and Qualify as “Audit Committee Financial Experts”

•	Governed by a Board- approved Charter
The Audit Committee is primarily responsible for:

•	reviewing and discussing, with the independent registered public accounting firm, Internal Audit and management, the adequacy and effectiveness of internal control over financial reporting;
•	reviewing and consulting with management, Internal Audit and the independent registered public accounting firm on matters related to the annual audit, the published financial statements, earnings releases, and the accounting principles applied;
•	reviewing reports from management relating to the status of compliance with laws, regulations and internal procedures and policies;
•	reviewing and discussing the scope and results of the internal audit program; and
•	reviewing and discussing with management the company’s policies with respect to risk assessment and risk management.

The Audit Committee also is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm. The Audit Committee also has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by Pfizer regarding its accounting, internal controls and auditing matters. Further details of the role of the Audit Committee, as well as the Audit Committee Report, may be found in “Item 2—Ratification of Selection of our Independent Registered Public Accounting Firm” on page 35.

The Audit Committee Charter is available on our website at
www.pfizer.com/about/corporate_governance/audit_committee.jsp.

THE COMPENSATION COMMITTEE

Committee Chair:

James M. Kilts

Additional Current Committee Members:

W. Don Cornwell

Suzanne Nora Johnson

James C. Smith

Meetings Held in 2015: 8

•	All Members are Independent

•	Governed by a Board- approved Charter
The Compensation Committee sets the company’s overall compensation philosophy and oversees the administration of Pfizer’s executive compensation and benefit programs, policies and practices. Its responsibilities also include:

•	establishing annual and long-term performance goals and objectives for the CEO and reviewing the goals approved by the CEO for our executive officers including the NEOs identified in the 2015 Summary Compensation Table;
•	evaluating the performance of and setting the compensation for the CEO;
•	reviewing and approving Pfizer’s peer companies and data sources for purposes of evaluating our compensation competitiveness and mix of compensation elements;
•	reviewing and assessing annually potential risk to the company from its compensation program and policies;
•	reviewing and approving annually all compensation decisions for the company’s executive officers, including the NEOs; and
•	overseeing the administration of Pfizer’s cash-based and equity-based compensation plans that are shareholder approved and/or where participants include executive officers or other members of senior management (including reviewing and approving equity grants).

Each Committee member is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” as defined in Section 162(m) of the Internal Revenue Code.

The Compensation Committee has the authority to delegate any of its responsibilities to another committee, officer and/or subcommittees, as the Committee may deem appropriate in its sole discretion, subject to applicable law, rules, regulations and NYSE listing standards.

The Compensation Committee Charter is available on our website at
www.pfizer.com/about/corporate_governance/compensation_committee.jsp.

Compensation Committee Interlocks and Insider Participation. During 2015 and as of the date of this Proxy Statement, none of the members of the Compensation Committee was or is an officer or employee of Pfizer, and no executive officer of the company served or serves on the compensation committee or board of any company that employed or employs any member of Pfizer's Compensation Committee or Board of Directors.

Pfizer 2016 Proxy Statement	19

GOVERNANCE BOARD INFORMATION

THE CORPORATE GOVERNANCE COMMITTEE

Committee Chair:

Stephen W. Sanger

Additional Current Committee Members:

Frances D. Fergusson

Helen H. Hobbs

Shantanu Narayen

Meetings Held in 2015: 7

•	All Members are Independent

•	Governed by a Board-approved Charter
The Corporate Governance Committee oversees the practices, policies and procedures of the Board and its committees. This includes:

•	developing criteria for Board membership and Board succession planning;
•	recommending and recruiting Director candidates and ensuring the appropriate balance of diversity of experience, skills, specialized knowledge and attributes of the Directors;
•	assessing Director and candidate independence;
•	considering possible conflicts of interest of Board members and senior executives;
•	reviewing related person transactions; and
•	monitoring the functions of the various Committees of the Board.

The Committee advises on the structure of Board meetings, recommends matters for consideration by the Board and also reviews, advises on and recommends Director compensation, which is approved by the full Board.

The Committee is directly responsible for:

•	overseeing the self-evaluations of the Board and its committees;
•	reviewing our Corporate Governance Principles and Director Qualification Standards;
•	establishing and overseeing compliance with Director retirement policies; and
•	assisting management by reviewing the functions and outside activities of senior executives.

The Committee also reviews certain public policy issues, and stays informed on the company’s political spending policies and practices, as well as its semi-annual detailed disclosures of political spending.

The Corporate Governance Committee Charter is available on our website at
www.pfizer.com/about/corporate_governance/corporate_governance_committee.jsp.

THE REGULATORY AND COMPLIANCE COMMITTEE

Committee Chair:

Frances D. Fergusson, Ph.D.

Additional Current Committee Members:

W. Don Cornwell

Joseph J. Echevarria

Helen H. Hobbs

James C. Smith

Meetings Held in 2015: 6

•	All Members are Independent

•	Governed by a Board-approved Charter
The Regulatory and Compliance Committee’s primary responsibilities include:

• assisting the Board of Directors with overseeing and reviewing Pfizer’s significant healthcare-related regulatory and compliance issues, including its compliance programs and the status of compliance with applicable laws, regulations and internal procedures;
• consulting with management and evaluating information and reports on compliance-related activities and matters; and
• overseeing the integration and implementation of the company’s compliance programs in acquired entities.

The Committee, in consultation with the Compensation Committee, makes recommendations regarding the extent to which, if any, incentive-based compensation of any executive, senior manager, compliance personnel and/or attorney involved in any significant misconduct resulting in certain government or regulatory action, or other person with direct supervision over such employee, should be reduced, canceled or recovered.

The Committee was established as a result of the settlement of a shareholder derivative action (In re Pfizer Inc. Shareholder Derivative Litigation, Case No. 09 Civ. 7822 (JSR) in the U.S. District Court for the Southern District of New York). The settlement mandated that the Committee be maintained for at least five years and that initial period concludes at the end of April 2016.

The Committee recommended, after consultation with outside counsel, various internal stakeholders, and current and former members of the Board of Directors, that the Board of Directors extend the term of the Committee beyond the initial five-year time period. In light of the Committee’s recommendation, the Board determined to maintain the Committee as the Committee’s existence has facilitated the Board’s understanding of Pfizer’s compliance program and its continued existence will help enhance the Board’s oversight of healthcare compliance activities. Accordingly, in September 2015, the Board of Directors approved the Committee’s recommendation to maintain the Committee beyond April 2016.

The Regulatory and Compliance Committee Charter is available on our website at
www.pfizer.com/about/corporate_governance/regulatory_compliance_committee.jsp.

20	Pfizer 2016 Proxy Statement

GOVERNANCE BOARD INFORMATION

THE SCIENCE AND TECHNOLOGY COMMITTEE

Committee Chair:

Dennis A. Ausiello, M.D.

Additional Current Committee Members:

W. Don Cornwell

Joseph J. Echevarria

Frances D. Fergusson

Helen H. Hobbs

James M. Kilts

Shantanu Narayen

Suzanne Nora Johnson

Stephen W. Sanger

James C. Smith

Meetings Held in 2015: 3

•	All Members are Independent

•	Governed by a Board-approved Charter
The Science and Technology Committee is responsible for periodically examining management’s strategic direction of and investment in the company’s biopharmaceutical R&D and technology initiatives.

Responsibilities include:

• monitoring progress of Pfizer’s R&D pipeline;
• evaluating the quality, direction and competitiveness of the company’s R&D programs; and
• reviewing Pfizer’s approach to acquiring and maintaining key scientific technologies and capabilities.

The Committee also identifies emerging issues, assesses the performance of R&D leaders, and evaluates the sufficiency of review by external scientific experts.

The Science and Technology Committee Charter is available on our website at
www.pfizer.com/about/corporate_governance/science_technology_committee.jsp.

Pfizer 2016 Proxy Statement	21

GOVERNANCE BOARD INFORMATION

Corporate Governance Committee Report

The Corporate Governance Committee seeks to maintain and enhance Pfizer’s record of excellence in corporate governance by continually refining Pfizer’s corporate governance policies, procedures and practices. The following are examples of how we worked to achieve these objectives in 2015.

Adoption of Proxy Access: During 2015, the Committee oversaw Pfizer’s extensive shareholder engagement efforts, particularly with respect to proxy access. As a result of feedback from our shareholder engagement and Pfizer’s commitment to corporate governance excellence, we developed a proxy access framework that Pfizer’s Board approved and that resulted in amending our By-laws. As a result, a shareholder or a group of up to 20 shareholders who have owned at least 3% of our outstanding shares for at least three years may submit nominees for up to 20% of the Board, or two nominees, whichever is greater, for inclusion in Pfizer’s proxy materials, subject to complying with the requirements identified in our By-laws. During our extensive shareholder engagement, our shareholders expressed support for the provisions adopted by Pfizer.

Board and Committee Matters; Director Evaluations: During 2015, the Committee assessed Director independence and qualifications to serve on various committees and recommended changes to the composition of certain committees; conducted a comprehensive self-evaluation process for the Board and its committees; reviewed and, where appropriate, recommended changes to our governing documents, including our committee charters and Corporate Governance Principles; and continued to review the functioning of the Board and committees in developing areas. The Committee also discussed committee Chair and membership assignments and determined that, in 2015, no changes would occur to Chair assignments given the election of a new Lead Independent Director.

Board Leadership Structure: The Committee conducted a thorough annual review of the Board’s leadership structure and decided to retain the current leadership structure consisting of a combined Chairman and CEO and a Lead Independent Director.

Recruitment and Assessment of New Directors: In 2015, the Committee continued an ongoing Board succession planning process to assess candidates for election as Directors, based upon a “skills matrix” and other criteria. Resulting from this process, in June 2015, the Committee recommended and the Board elected Mr. Joseph J. Echevarria as a Director and a member of the Audit, Regulatory and Compliance and Science and Technology Committees. Among other qualifications, Mr. Echevarria brings financial expertise, international business and leadership skills to the Board. The Committee considered the election of Mr. Echevarria as a Director upon recommendation by management and our Chairman and CEO and evaluation by a third-party search firm. We also reviewed outside and unsolicited requests to join the Board, as well as suggestions presented by external advisors.

Corporate Responsibility and Public Policy: Under our charter, the Committee maintains an informed status on company issues related to public policy, social responsibility and philanthropy and monitors emerging issues potentially affecting the reputation of the pharmaceutical industry and Pfizer specifically. The Committee received an update on Pfizer’s corporate responsibility initiatives at year-end and were also informed of Pfizer’s public policy and corporate political spending practices through periodic discussions and reviews of the company’s semi-annual PAC and Corporate Political Contributions Report.

Legislative and Regulatory Developments: The Committee continued to monitor and evaluate corporate governance and executive compensation developments and best practices, including SEC rules and NYSE listing standards.

Shareholder Engagement/Activism: The Committee engaged in ongoing reviews of shareholder and stakeholder communications at each of its meetings and periodic reviews of shareholder feedback received during Pfizer’s year-round investor outreach and proxy season. The Committee was also kept informed of shareholder activism in the marketplace.

Leadership Planning: During 2015, the Committee reviewed emergency succession scenarios for Pfizer’s management.

The Corporate Governance Committee

Stephen W. Sanger, Chair	Frances D. Fergusson

Helen H. Hobbs	Shantanu Narayen

22	Pfizer 2016 Proxy Statement

GOVERNANCE BOARD INFORMATION

Regulatory and Compliance Committee Report

The Committee assists the Board of Directors with the oversight of significant healthcare-related regulatory and compliance issues. Under the terms of its charter, the Committee receives reports regarding Pfizer’s compliance program, over which management has primary responsibility.

In 2015, we received reports and discussed with management, including the Chief Compliance and Risk Officer, significant healthcare-related regulatory and compliance risks and related compliance program initiatives and functions.

Among the matters considered were:

•	potential healthcare-related regulatory or compliance risks in connection with the development, manufacture and marketing of Pfizer products, and efforts to mitigate those risks;
•	government investigations and other legal proceedings involving Pfizer;
•	internal investigations of potential healthcare-related compliance or regulatory matters;
•	results of internal audits conducted in areas within the Committee’s oversight;
•	Pfizer’s responses to FDA Warning Letters and/or other regulatory communications;
•	the integration of acquired companies into Pfizer’s compliance program;
•	Pfizer’s anti-retaliation policies and procedures, and the retaliation claims received by Pfizer;
•	Pfizer’s compensation practices for sales and marketing personnel; and
•	external reviews of Pfizer policies and practices for compliance with federal healthcare laws and regulations.

In our activities, we considered potential risks and steps Pfizer has taken to mitigate risk in areas within our oversight.

The Regulatory and Compliance Committee

Frances D. Fergusson, Chair	W. Don Cornwell

Joseph J. Echevarria	Helen H. Hobbs

James C. Smith

Pfizer 2016 Proxy Statement	23

GOVERNANCE BOARD INFORMATION

The Board’s Role in Risk Oversight

Management is responsible for assessing and managing risk, including through the Enterprise Risk Management (ERM) program, subject to oversight by the Board. The ERM program provides a framework for risk identification and management. The Board believes that its leadership structure and the ERM program support the risk oversight function of the Board. The Board executes its oversight responsibility for risk assessment and risk management directly and through its committees, as follows:

THE BOARD

The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure and our R&D activities. In addition, the Board receives regular reports from members of our Executive Leadership Team (ELT)—the heads of our principal business and corporate functions—that include discussions of the risks involved in their respective areas of responsibility. The Board is routinely informed of developments that could affect our risk profile or other aspects of our business.

The Board is kept informed of its committees’ risk oversight and other activities through reports of the committee Chairs to the full Board. These reports are presented at every regular Board meeting.

AUDIT COMMITTEE

The Audit Committee has primary responsibility for overseeing Pfizer’s ERM program. Pfizer’s Chief Internal Auditor, who reports to the Committee, facilitates the ERM program, in coordination with the Legal Division and Compliance Division, and helps ensure that ERM is integrated into our strategic and operating planning process. The Committee’s meeting agendas throughout the year include discussions of individual risk areas, as well as an annual summary of the ERM process.

The Audit Committee also reviews and receives regular briefings concerning Pfizer’s information security and technology risks (including cybersecurity), including discussion of the company’s information security and risk management programs. Pfizer’s Chief Information Officer leads our cybersecurity risk management program, which is fully integrated into the overall ERM program and overseen by the Committee.

REGULATORY AND COMPLIANCE COMMITTEE

The Regulatory and Compliance Committee is responsible for reviewing and overseeing Pfizer’s compliance program, including but not limited to evaluating its effectiveness, and receives information about current and emerging risks and regulatory and enforcement trends that may affect our business operations, performance, or strategy. The Committee has primary responsibility for overseeing and reviewing risks associated with Pfizer’s healthcare law compliance programs and the status of compliance with applicable laws, regulations and internal procedures. From time to time, the Regulatory and Compliance Committee and the Audit Committee hold joint sessions to discuss risks relevant to both committees’ areas of risk oversight.

OTHER BOARD COMMITTEES:

Compensation
Corporate Governance
Science and Technology

The Board’s other committees oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices for both executive compensation and compensation generally.

24	Pfizer 2016 Proxy Statement

GOVERNANCE SHAREHOLDER OUTREACH

Shareholder Outreach

CONNECT We engage with our investors which is fundamental to our commitment to good governance and essential to maintaining our industry-leading practices.	COLLABORATE We aim for a collaborative approach with our shareholders and value the variety of investor perspectives we receive.
COMMUNICATE

We share investor feedback directly with our Corporate Governance Committee and full Board. Investors can communicate their concerns to the Independent Directors or Audit Committee Chair by e-mail or letter.

Connect

Engaging with investors is fundamental to our commitment to good governance and essential to maintaining our industry-leading practices. Throughout the year, we seek opportunities to connect with our investors to gain and share valuable insights into current and emerging global governance trends.

During 2015, we met with 42 investors who represent 34% of shares outstanding to discuss various key corporate governance-related matters, including executive compensation. These meetings were conducted in person, via teleconference or one-on-one at industry conferences. Our engagement activities take place throughout the year. Although shareholder outreach is primarily a function of management, members of our Board will also participate when appropriate. In addition to speaking with our institutional investors, we also are responsive to our retail investors and other stakeholders. In 2015, we responded to more than 1,700 of their inquiries sent to our Board of Directors or Corporate Secretary about governance or other company matters. All investor feedback is summarized and presented to the Corporate Governance Committee and full Board at least quarterly.

Collaborate

We strive for a collaborative approach to shareholder outreach and value the variety of investors’ perspectives received, which helps deepen our understanding of their interests and motivations. Items on the meeting agendas cover a wide range of topics, including, but not limited to, those listed below.

Summary of 2015 Shareholder Discussions

Board-related: Many of our discussions addressed the subject of board composition as investors are keenly focused on Director skills, tenure and diversity, with a particular desire to understand how the Board considers renewal and the evolution of its composition in connection with current and future business needs. In general, investors expressed minimal concerns about our Board’s composition, individual Directors, our Board policies or our overall approach to shareholder engagement. Investors were pleased with the addition of several new Directors in recent years, which brings the average tenure to seven years.

With respect to risk oversight, investors were interested in our overall ERM program, and in particular, our cybersecurity risk management program. Several investors sought further clarity about the specific roles of the Board and the Audit and Regulatory and Compliance Committees in the risk oversight process.

Action taken: See information on board composition and risk oversight throughout this Proxy Statement.

Executive Compensation: During our discussions, investors continued to show support for our overall executive compensation program and viewed it as well-structured and aligned with performance. Investors were particularly interested in discussing recent changes to the long-term components of our program, including the use of operating income as a financial metric and the DRG Index as a comparator group for evaluating performance for our PSAs beginning in 2015. Most viewed our review of the performance metrics and the changes to the metrics, as well as the change to replace restricted stock unit awards with PSAs for our executives, making all of their long-term compensation performance based, as positive. Several investors requested enhanced disclosure around our short-term and long-term incentive programs.

Action taken: See “Compensation Discussion and Analysis” section later in this Proxy Statement.

Pfizer 2016 Proxy Statement	25

GOVERNANCE OTHER GOVERNANCE PRACTICES AND POLICIES

Proxy Access: We also discussed the potential benefits and risks of giving shareholders the ability to nominate Directors through “proxy access”. In 2015, more investors indicated they were generally supportive of the right and interested in discussing the nuances of the by-law provisions for proxy access and whether Pfizer had plans to adopt proxy access.

Action taken: As a result of our shareholder engagement efforts and our commitment to corporate governance excellence, in December 2015, our Board adopted a proxy access by-law, enabling Pfizer shareholders to include their own director nominees in Pfizer’s proxy materials along with candidates nominated by the Board, so long as they meet certain requirements, as set forth in our By-laws.

Reporting of Non-Financial Metrics: Nearly half of the investors we spoke with indicated some level of interest in reviewing non-financial Environmental, Social and Governance (ESG) performance metrics in tandem with financial metrics. The trend in this integrated reporting is increasing. Pfizer’s investors expressed interest in the types of ESG issues that may impact our business objectives and/or create risks. We currently provide data on three non-financial performance metrics: Access to Medicines, Colleague Safety and Environmental Sustainability Goals. See the inside back cover of this Proxy Statement for additional information.

Action taken: Pfizer is assessing appropriate next steps, and will continue to engage with investors on this topic.

Communicate

Our goal is to communicate with our shareholders through many communication platforms - our website, in print or in person at shareholder meetings or investor presentations. We share investor and other stakeholder feedback directly with our Corporate Governance Committee and full Board.

HOW TO COMMUNICATE WITH OUR DIRECTORS

Shareholders and other interested parties may communicate with any of our Directors, including the Lead Independent Director and the Audit Committee Chair as follows:

By mail: Write to the Corporate Secretary, Pfizer Inc., 235 East 42nd Street, New York, New York 10017-5755; or

By e-mail: Go to Pfizer’s website at www.pfizer.com/about/corporate_governance/contact_directors.

Shareholder communications are distributed to the Board, or to any individual Director or Directors, as appropriate, depending on the facts and circumstances outlined in the communication. The Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board be redirected or excluded, as appropriate.

Other Governance Practices and Policies

Pfizer policies on business ethics and conduct

All of our employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are required to abide by Pfizer’s policies on business conduct to ensure that our business is conducted in a consistently legal and ethical manner. Pfizer’s policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures, an open relationship among colleagues to foster good business conduct, and a high level of integrity. Our policies and procedures cover all major areas of professional conduct, including employment practices, conflicts of interest, intellectual property and the protection of confidential information, and require strict adherence to laws and regulations applicable to the conduct of our business.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of Pfizer’s policies on business conduct. Retaliation against any employee who in good faith seeks advice, raises a concern, reports misconduct, or provides information in an investigation is strictly prohibited. Our Audit Committee has procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for confidential and anonymous submissions by employees with concerns regarding questionable accounting or auditing matters.

The full text of our Code of Conduct, including information regarding how to report conduct, is posted on our website at www.pfizer.com/about/corporate_compliance/code_of_conduct.jsp. We will disclose any future amendments to, or waivers from, provisions of these ethics policies and standards affecting our Chief Executive Officer, Chief Financial Officer and Controller on our website as promptly as practicable, as may be required under applicable SEC and NYSE rules.

26	Pfizer 2016 Proxy Statement

GOVERNANCE OTHER GOVERNANCE PRACTICES AND POLICIES

Code of conduct for Directors

Our Directors are required to comply with a Code of Business Conduct and Ethics for Members of the Board of Directors. This Code is intended to focus the Board and the individual Directors on areas of ethical risk, help Directors recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. This Code covers all areas of professional conduct relating to service on the Pfizer Board, including conflicts of interest, unfair or unethical use of corporate opportunities, strict protection of confidential information, compliance with applicable laws and regulations, and oversight of ethics and compliance by employees of the company.

The full text of the Code of Business Conduct and Ethics for Members of the Board of Directors is posted on our website at www.pfizer.com/about/corporate_governance/directors_code.jsp.

Corporate responsibility

Through our corporate responsibility programs, we have touched the lives of millions of people around the world. We believe that all individuals, everywhere, deserve access to quality healthcare and the opportunity to lead healthy lives. Pfizer Corporate Responsibility combines traditional philanthropic methods with novel approaches that aim to create an enduring and meaningful impact on public-health systems. We strive to make the best use of Pfizer’s resources - our people, products, and funding - to help build healthcare capacity, expand access to medicines, and offer community support through corporate citizenship initiatives. We partner with nonprofit organizations, governments and foundations to identify and allocate appropriate resources to help underserved communities around the world. Our portfolio of programs range from donating Pfizer medicines and volunteering valuable colleague skills to providing grants and investments, through the Pfizer Foundation1, that support social entrepreneurs and enterprises, fostering local innovation and improving healthcare delivery and access.

In addition, we believe that companies will play a key role in supporting and advancing the United Nations’ Global Goals for Sustainable Development (The Global Goals). At Pfizer, we are advancing existing programs and considering new initiatives to help achieve The Global Goals in order to create meaningful impact by 2030.

The Corporate Governance Committee is responsible for maintaining an informed status on our corporate social responsibility and philanthropic efforts and initiatives. The Committee receives at least an annual update on Pfizer’s Corporate Responsibility strategy, encompassing the work of both Pfizer and the Pfizer Foundation.

Public policy engagement and political participation

ENGAGING IN PUBLIC POLICY

We operate in a highly regulated and competitive industry. It is fundamental to our business that we engage on public policy issues that may affect our ability to meet patient needs and enhance shareholder value. These issues include advancing biomedical research, healthcare innovation, advocating for protecting intellectual property rights, tax reform and access to care. We regularly work with policy makers to help create and maintain an innovative environment where we can cultivate new medicines, bring them to market and ensure that patient health and safety remain a priority.

Pfizer is also a member of several industry and trade groups, including the Pharmaceutical Research and Manufacturers of America, the National Association of Manufacturers, the Biotechnology Industry Association, the U.S. Chamber of Commerce and the Business Roundtable. These organizations, along with the others to which we belong, represent both the pharmaceutical industry and the business community at large in an effort to bring about consensus on broad policy issues that can impact our business. Our support of these organizations is evaluated annually by the company’s Government Affairs leaders based on these organizations’ expertise in healthcare policy/advocacy and support of key issues of importance to Pfizer. In addition to their positions on healthcare policy issues, these organizations may engage in a broad range of other issues that extend beyond the scope of issues of primary importance to Pfizer. If concerns arise about a particular issue, we are able to voice our concerns, as appropriate, through our colleagues who serve on the boards and committees of these groups. Pfizer’s participation as a member of these groups comes with the understanding that we may not always agree with the positions of the organization and/or its members.

[1]	The Pfizer Foundation is a charitable organization established by Pfizer Inc. It is a separate legal entity from Pfizer Inc. with distinct legal restrictions.

Pfizer 2016 Proxy Statement	27

GOVERNANCE OTHER GOVERNANCE PRACTICES AND POLICIES

CORPORATE POLITICAL CONTRIBUTIONS

Pfizer complies fully with all federal, state and local laws and reporting requirements governing corporate political contributions. We also request that trade associations receiving total payments of $100,000 or more from Pfizer annually report the portion of Pfizer dues or payments used for expenditures or contributions that, if made directly by Pfizer, would not be deductible under section 162(e)(1)(B) of the Internal Revenue Code. All corporate political contributions are published semi-annually in the Political Action Committee (PAC) and Corporate Political Contributions report in compliance with Pfizer corporate policy. Bond Beebe, a certified public accounting and advisory firm, audits the report every two years, at the end of each federal election cycle.

We regularly discuss our political contributions reporting practices with investors and other stakeholders to ensure that our disclosures continue to meet their needs. Shareholder engagement has helped us expand our level of disclosure and create or modify corporate policies related to political expenditures in recent years.

INDEPENDENT EXPENDITURES

Our company does not make direct independent expenditures. An independent expenditure is the use of corporate treasury funds to pay for a television, print or social media communication that expressly advocates the election or defeat of a clearly identified candidate. We adopted a strict policy precluding Pfizer from making direct independent expenditures in connection with any federal or state election.

POLICIES AND PROCEDURES FOR APPROVAL/OVERSIGHT OF CORPORATE AND PAC POLITICAL EXPENDITURES

The PAC is a non-partisan employee-run organization that provides opportunities for employees to participate in the American political process. All corporate and PAC political spending decisions undergo a rigorous review process conducted by the PAC Steering Committee. The PAC Steering Committee is comprised of colleagues from various divisions throughout the company to ensure that each contribution we make is done to advance our business objectives and is not based on the political preferences or views of any individual colleague within Pfizer.

The PAC Steering Committee evaluates candidates to whom we contribute on the basis of their views on issues that impact not only Pfizer but our patients as well. The Committee also takes note of whether Pfizer facilities or colleagues reside in a candidate’s district or state. All PAC and corporate contribution requests are shared with the Pfizer Political Contributions Policy Committee (PCPC), which is chaired by the Executive Vice President, Corporate Affairs, and composed of senior leaders from different divisions in the organization.

The Corporate Governance Committee is responsible for maintaining an informed status on public policy and corporate political spending practices through periodic discussions and reviews of the company’s semi-annual PAC and Corporate Political Contributions report.

Federal and state lobbying activity

We file quarterly reports of our federal lobbying activity in compliance with the Honest Leadership and Open Government Act of 2007. In addition to Pfizer’s federal lobbying activity, the amount we report also includes the amount spent on federal lobbying activity by trade associations of which Pfizer is a member. These reports are available to the public at http://soprweb.senate.gov/index.cfm?event=selectfields.

With regard to Pfizer’s state lobbying activity, Pfizer complies with state registration and reporting requirements in all the states where Pfizer is currently active.

28	Pfizer 2016 Proxy Statement

Compensation of Non-Employee Directors

Our non-employee Directors receive cash compensation, as well as equity compensation in the form of Pfizer stock units, for their Board service. Each of these components is described below. The 2015 compensation of our non-employee Directors is shown in the “2015 Director Compensation Table” below. Mr. Read does not receive any compensation for his service as a Director or as Chairman.

NON-EMPLOYEE DIRECTOR COMPENSATION

In 2015, compensation for our non-employee Directors consisted of the following:

Position	Cash Retainers*		Pfizer Stock Units
Board Member	$137,500		$162,500
Chair of each Board Committee	$30,000
Lead Independent Director	$50,000	**

*	Each of Dr. Tessier-Lavigne, Ms. Horner and Messrs. Echevarria and Lorch were paid a prorated portion of their respective cash retainers for the period they served as Directors in 2015.
**	Dr. Ausiello was paid a prorated portion of the cash retainer for the period he served as Lead Independent Director in 2015.

Under the Pfizer Inc. Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors (Unit Award Plan), during 2015, each Director (other than Mr. Echevarria) received Pfizer stock units with a value of $162,500 as of the date of grant upon election at the 2015 Annual Meeting of Shareholders, provided the Director continued to serve as a Director following the Meeting. In 2016, each Director will receive Pfizer stock units with a value of $162,500 as of the date of grant upon election at the 2016 Annual Meeting of Shareholders, provided the Director continues to serve as a Director following the Meeting. A new Director also receives Pfizer stock units in a like amount when first elected to the Board. In 2015, Mr. Echevarria received Pfizer stock units with a value of $162,500 as of the date of grant upon his election to the Board.

DIRECTOR STOCK OWNERSHIP

Non-employee Directors are required to own shares of Pfizer common stock having a value of at least five times their annual base cash compensation, which is currently $687,500 worth of Pfizer stock. For purposes of satisfying this requirement, a Director’s holdings include, in addition to shares held outright, units granted to the Director as compensation for Board service and shares or units held under a deferral or similar plan. A Director has five years from the date of (a) his or her first election as a Director; or (b) if later, an increase in the amount of Pfizer stock required to be held, to satisfy this ownership requirement. We maintain policies that prohibit Directors from pledging Pfizer stock or engaging in activities considered hedging of our common stock, and none of our Directors have pledged Pfizer stock as collateral for personal loans or other obligations.

Pfizer 2016 Proxy Statement	29

COMPENSATION OF NON-EMPLOYEE DIRECTORS

2015 Non-Employee Director Stock Ownership

Shares held as a multiple of Annual Cash Retainer (dollar value of shares determined using Pfizer's closing stock price as of December 31, 2015)

(1)	Mr. Smith became a member of our Board in June 2014 and Mr. Echevarria became a member of our Board in June 2015. Directors have five years from the date of his or her first election as a Director or, if later, from an increase in the amount of Pfizer stock required to be held, to satisfy the stock ownership requirement.

DEFERRED COMPENSATION

Cash Compensation. Non-employee Directors may defer all or a part of their annual cash retainers under the Unit Award Plan until they cease to be members of the Board. At a Director’s election, the cash retainer fees held in the Director’s account can be credited with Pfizer stock units or deemed invested in the same investments available to Pfizer employees under certain deferred compensation plans. The number of Pfizer stock units is calculated by dividing the amount of the deferred fee by the closing price of Pfizer’s common stock on the last business day of the fiscal quarter in which the fee is earned. If fees are deferred as Pfizer stock units, the number of stock units in a Director’s account is increased by crediting additional stock units based on the value of any dividends on the common stock. When a Director ceases to be a member of the Board, the amount attributable to stock units held in his or her account is paid in cash or in shares of Pfizer stock, at the Director’s election. The amount of any cash payment is determined by multiplying the number of Pfizer stock units in the account by the closing price of our common stock on the last business day before the payment date.

Equity Compensation. Directors who have met the stock ownership requirements as of December 31st of the prior year are permitted each year to elect to defer units granted that year or to receive the units in shares. All units granted in 2016 will be deferred. The number of deferred stock units in a Director’s account is increased by crediting additional stock units based on the value of any dividends on the common stock. Units deferred are not payable until the Director ceases to be a member of the Board, at or after which time they are paid in cash or in shares of Pfizer stock at the Director’s election. The amount of any cash payment is determined by multiplying the number of Pfizer stock units in the account by the closing price of our common stock on the last business day before the payment date.

MATCHING GIFT PROGRAM

Our non-employee Directors may participate in Pfizer’s matching gift program, which is also available to all Pfizer employees. Under these programs, the Pfizer Foundation will match contributions to eligible nonprofit organizations, up to a maximum of $15,000 per year, per director; contributions to religious and certain other types of nonprofit organizations, as well as to individuals and others in need, are not eligible and are not matched. In addition, the Pfizer Foundation will match contributions made to the United Way Campaign, up to a maximum of $15,000 per year, per director. The matching contributions made by the Pfizer Foundation with respect to our non-employee Directors are included in the 2015 Director Compensation Table below.

30	Pfizer 2016 Proxy Statement

COMPENSATION OF NON-EMPLOYEE DIRECTORS 2015 DIRECTOR COMPENSATION TABLE

2015 Director Compensation Table

The following table shows 2015 compensation for our non-employee Directors.

	Fees Earned	Equity/Stock	All Other
	or Paid in Cash	Awards(1)	Compensation(2)	Total
Name	($)	($)	($)	($)
Dennis A. Ausiello, M.D.	200,833	162,500	13,650	376,983
W. Don Cornwell	167,500	162,500	15,000	345,000
Joseph J. Echevarria(3)	71,016	162,500	—	233,516
Frances D. Fergusson, Ph.D.	167,500	162,500	12,975	342,975
Helen H. Hobbs, M.D.	137,500	162,500	18,460(2)	318,460
Constance J. Horner(3)	45,833	—	7,000	52,833
James M. Kilts	167,500	162,500	15,000	345,000
George A. Lorch(3)	62,500	—	—	62,500
Shantanu Narayen	137,500	162,500	15,000	315,000
Suzanne Nora Johnson	137,500	162,500	15,000	315,000
Stephen W. Sanger	167,500	162,500	15,000	345,000
James C. Smith	137,500	162,500	—	300,000
Marc Tessier-Lavigne, Ph.D.(3)	51,563	162,500	—	214,063

(1)	For all Directors except Mr. Echevarria, represents stock units awarded in 2015 to Directors who were re-elected at the 2015 Annual Meeting of Shareholders. The number of units granted was determined by dividing the grant date value of the award, $162,500, by $35.36, the closing price of Pfizer’s common stock on April 23, 2015. In the case of Mr. Echevarria, represents stock units awarded on June 25, 2015, upon his election as a Director, determined by dividing the grant date value of the award, $162,500, by $34.02, the closing price of Pfizer’s common stock on June 25, 2015. At the end of 2015, the aggregate number of stock units (including dividend equivalents) held by each current non-employee Director was as follows: Dr. Ausiello, 30,887; Mr. Cornwell, 106,534; Mr. Echevarria, 7,078; Dr. Fergusson, 42,344; Dr. Hobbs, 37,320; Mr. Kilts, 114,785; Mr. Narayen, 25,579; Ms. Nora Johnson, 47,394; Mr. Sanger, 96,039; and Mr. Smith, 16,955.
(2)	The amounts in this column represent charitable contributions made in 2015 under our matching gift program (see “Matching Gift Program” above). Dr. Hobbs’ amount reflects matching contributions made in 2015 in respect of 2014 and 2015 contributions. Certain charitable contributions by our Directors are not eligible for matching contributions under the programs and, therefore, the amounts in the above table may not reflect all such contributions made by our Directors.
(3)	Ms. Horner and Mr. Lorch retired as Directors, effective at the 2015 Annual Meeting of Shareholders. Dr. Tessier-Lavigne resigned as a Director on May 14, 2015. Mr. Echevarria was elected as a Director, effective June 25, 2015.

Pfizer 2016 Proxy Statement	31

Securities Ownership

The table below shows the number of shares of our common stock beneficially owned (as of the close of business on January 29, 2016) by each of our Directors and each NEO listed in the 2015 Summary Compensation Table, as well as the number of shares beneficially owned by all of our current Directors and executive officers as a group. Together, these individuals beneficially own less than one percent (1%) of our common stock outstanding.

The table and footnotes also include information about stock options, TSRUs, stock units, restricted stock units (RSUs) and deferred performance-related share awards credited to the accounts of our Directors and executive officers under various compensation and benefit plans.

					Options
	Number of Shares or Units				Exercisable
Beneficial Owners	Common Stock		Stock Units		Within 60 Days
Dennis A. Ausiello, M.D.	2,362	(1)	30,887	(2)
W. Don Cornwell	1,759	(1)	106,534	(2)
Frank A. D’Amelio	342,003	(3)	112,066	(4)	292,000
Mikael Dolsten, M.D., Ph.D.	300,941	(3)	76,674	(4)
Joseph J. Echevarria	—		7,078	(2)
Frances D. Fergusson, Ph.D.	—		42,344	(2)
Geno J. Germano*	258,816	(1)(3)	72,475	(4)
Helen H. Hobbs, M.D.	—		37,320	(2)
James M. Kilts	2,259	(1)	114,785	(2)
Shantanu Narayen	—		25,579	(2)
Suzanne Nora Johnson	10,000		47,394	(2)
Ian C. Read	1,261,099	(3)(5)	426,108	(4)	275,000
Stephen W. Sanger	85	(1)	96,039	(2)
James C. Smith	2,000		16,955	(2)
John D. Young	85,734	(3)	57,487	(4)	41,700
All Directors and Executive Officers as a group (23)	2,897,482		1,676,740		728,700

*	On February 8, 2016, we announced that Mr. Germano will be leaving Pfizer. Mr. Germano ceased serving as an executive officer, including his role as Group President, Global Innovative Pharma (GIP) business effective with the announcement.
(1)	Includes the following shares held in the names of family members: Dr. Ausiello, 2,362 shares; Mr. Cornwell, 300 shares; Mr. Germano, 1,587 shares; Mr. Kilts, 2,259 shares; and Mr. Sanger, 85 shares. Dr. Ausiello and Messrs. Cornwell, Germano and Kilts disclaim beneficial ownership of such shares.
(2)	Represents units (each equivalent to a share of Pfizer common stock) under our Director compensation program (see “Compensation of Non-Employee Directors” above).
(3)	Includes shares credited under the Pfizer Savings Plan and/or deferred shares relating to previously vested awards under Pfizer’s share award programs. These plans are described later in this Proxy Statement. Also includes 1,339 shares in the Pfizer Share Ownership Plan for Mr. Young.
(4)	In the case of Messrs. D’Amelio, Germano, Read and Young and Dr. Dolsten, includes units (each equivalent to a share of Pfizer common stock) to be settled in cash following the officer’s separation from service, held under the Pfizer Inc. Supplemental Savings Plan (PSSP), and for Mr. Germano also includes 4,410 units held under the Wyeth Supplemental Employee Savings Plan. The PSSP is described later in this Proxy Statement. Also includes the following RSUs (each equivalent to a share of Pfizer common stock) as of January 29, 2016: Mr. D’Amelio, 74,036; Dr. Dolsten, 67,432; Mr. Germano, 60,478; Mr. Read, 226,603; and Mr. Young, 52,312. These units were unvested as of January 29, 2016, except that in the cases of Messrs. Read and Germano, in view of their respective ages and years of service with Pfizer, a prorated portion of the units granted prior to 2014 would vest upon retirement and units granted in 2014 would continue to vest into retirement in accordance with their vesting schedule. This column does not include the following stock appreciation rights in the form of TSRUs as of January 29, 2016: Mr. D’Amelio, 1,764,049, of which 210,280 settled on February 24, 2016; Dr. Dolsten, 1,701,526, of which 210,280 settled on February 24, 2016; Mr. Germano, 1,458,252, of which 163,551 settled on February 24, 2016; Mr. Read, 6,006,135, of which 584,112 settled on February 24, 2016; and Mr. Young, 956,143, of which 52,570 settled on February 24, 2016. See “Compensation Tables—2015 Outstanding Equity Awards at Fiscal Year-End Table” and “— Estimated Benefits upon Termination” for a discussion of the vesting of RSUs, PSAs and TSRUs and the settlement price for the TSRUs that settled on February 24, 2016. Information regarding PSAs is not included in the above table.
(5)	Includes 33,809 shares held in a Grantor Trust.

32	Pfizer 2016 Proxy Statement

SECURITIES OWNERSHIP

Beneficial Owners

Based on filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, as of December 31, 2015, the only persons or entities known by us to be a beneficial owner of more than 5% of our common stock were as follows:

	Shares of Pfizer
Name and Address of Beneficial Owner	Common Stock		Percent of Class
BlackRock, Inc.(1)
55 East 52nd Street
New York, NY 10055	407,526,542	(1)	6.6%
The Vanguard Group(2)
100 Vanguard Boulevard
Malvern, PA 19355	367,651,919	(2)	5.95%
State Street Corporation(3)
State Street Financial Center
One Lincoln Street
Boston, MA 02111	313,883,103	(3)	5.1%

(1)	The information regarding BlackRock, Inc. is based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 10, 2016 (the BlackRock 13G/A). According to the BlackRock 13G/A, includes sole voting power with respect to 351,707,145 shares, shared voting power with respect to 78,475 shares, sole dispositive power with respect to 407,448,067 shares, and shared dispositive power with respect to 78,475 shares.
(2)	The information regarding The Vanguard Group is based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 11, 2016 (the Vanguard 13G/A). According to the Vanguard 13G/A, includes sole voting power with respect to 11,412,618 shares, shared voting power with respect to 611,300 shares, sole dispositive power with respect to 355,708,515 shares, and shared dispositive power with respect to 11,943,404 shares.
(3)	The information regarding State Street Corporation is based solely on a Schedule 13G filed by State Street Corporation with the SEC on February 16, 2016 (the State Street 13G). According to the State Street 13G, includes shared voting power with respect to 251,765,627 shares and shared dispositive power with respect to 313,883,103 shares. According to the State Street 13G, 251,765,627 shares are held in various capacities and 62,117,476 shares are held as investment manager for the Pfizer Savings Plans, Wyeth Union Savings Plan and the Pfizer Savings Plan for Employees Resident in Puerto Rico.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and certain of our officers to file reports of holdings and transactions in Pfizer equity with the SEC and the NYSE. Based on our records and other information, we believe that in 2015 our Directors and our officers who were subject to Section 16(a) met all applicable filing requirements, except as follows: In February 2015, Anthony J. Maddaluna, Executive Vice President, filed a Form 4 with the SEC on a timely basis, reporting, among other things, the settlement in shares of performance share awards granted to him by the company. Due to an inadvertent administrative error by the company, the number of shares for the settlement included on the Form 4 (1,725) was not correct. Upon being informed of the error, Mr. Maddaluna filed an amendment to the Form 4 on the following business day reporting the correct number of shares (6,902). Also, in February 2016, 633 Pfizer stock units were credited to John Young, Group President, Global Established Pharma Business, under the Pfizer Inc. Supplemental Savings Plan representing amounts contributed by the company as a retirement savings contribution. Due to an administrative error by the company, the Form 4 reporting the transaction was filed late.

Pfizer 2016 Proxy Statement	33

Related Person Transactions and Indemnification

RELATED PERSON TRANSACTION APPROVAL POLICY

Pfizer has adopted a Related Person Transaction Approval Policy that is administered by the Corporate Governance Committee. The Policy applies to any transaction or series of transactions in which Pfizer or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person under the Policy has a direct or indirect material interest. Under the Policy, management determines whether a transaction requires review by the Corporate Governance Committee.

Transactions requiring review are referred to the Corporate Governance Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Corporate Governance Committee decides whether or not to approve such transactions and approves only those transactions that are deemed to be in the best interests of the company. If the company becomes aware of an existing transaction with a related person that has not been approved under this Policy, the matter is referred to the Corporate Governance Committee. The Corporate Governance Committee evaluates all options available, including ratification, revision or termination of such transaction. The Corporate Governance Committee then provides a summary of such transactions, including their terms, structure and business purpose, as well as the Corporate Governance Committee’s approval decision, to the Audit Committee for their information.

TRANSACTIONS WITH RELATED PERSONS

We have no related person transactions to report.

INDEMNIFICATION

We indemnify our Directors and our elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to Pfizer. Our By-laws require indemnification, and we have also entered into agreements with those individuals contractually obligating us to provide this indemnification to them.

34	Pfizer 2016 Proxy Statement

Item 2 – Ratification of Selection of Our Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of Pfizer’s independent registered public accounting firm. The Committee conducts a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence. The Committee considers whether the independent registered public accounting firm should be rotated and considers the advisability and potential impact of selecting a different independent registered public accounting firm.

The Audit Committee selected, and the Board of Directors ratified the selection of, KPMG LLP (KPMG) to serve as our independent registered public accounting firm for 2016. Pfizer’s auditors have been KPMG and its predecessor firm, Peat, Marwick, Mitchell & Co., since 1987. Prior to that, Pfizer’s auditors were Main Hurdman (until its acquisition by Peat, Marwick, Mitchell & Co. in 1987) and its predecessors.

In accordance with SEC rules and KPMG policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to our company. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the lead audit partner under this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Committee and with management.

The Audit Committee and the Board of Directors believe that the continued retention of KPMG as our independent registered public accounting firm is in the best interest of Pfizer and our shareholders, and we are asking our shareholders to ratify the selection of KPMG as our independent registered public accounting firm for 2016. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of KPMG to our shareholders for ratification because we value our shareholders’ views on Pfizer’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered a recommendation to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Pfizer and our shareholders.

See “Governance—Board and Committee Information—The Audit Committee” for additional information on the selection of the independent registered public accounting firm.

Representatives of KPMG will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

Pfizer 2016 Proxy Statement	35

ITEM 2 – RATIFICATION OF SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Non-Audit Fees

The following table shows the fees for professional services rendered by KPMG for the audit of the company’s annual financial statements for the years ended December 31, 2015 and December 31, 2014, and fees billed for other services rendered by KPMG during those periods.

	2015	2014
Audit fees:(1)	$42,408,000	$32,415,000
Audit-related fees:(2)	2,148,000	4,808,000
Tax fees:(3)	3,791,000	3,350,000
All other fees:(4)	0	0
Total	$48,347,000	$40,573,000

(1)	Audit fees were principally for audit work performed on the consolidated financial statements and internal control over financial reporting, as well as statutory audits. The increase in audit fees in 2015 versus 2014 is primarily due to fees related to the potential separation of our businesses and, to a lesser extent, our acquisition of Hospira, Inc. and the pending Allergan transaction.
(2)	Audit-related fees were principally for the audits of employee benefit plans and due diligence in connection with acquisition activities.
(3)	Tax fees were principally for services related to tax compliance and reporting and analysis services.
(4)	KPMG did not provide any “other services” during the period.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (PCAOB) regarding auditor independence, the Audit Committee has responsibility for appointing, setting the compensation of and overseeing the performance of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management submits for Audit Committee approval a list of services and related fees expected to be rendered during that year within each of four categories of services:

1.	Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.	Audit-related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; and tax compliance and reporting.

4.	All other services are those services not captured in the audit, audit-related or tax categories. Pfizer generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category, and the fees for each category are budgeted. The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The delegated member must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

36	Pfizer 2016 Proxy Statement

Audit Committee Report

The Audit Committee reviews Pfizer’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

The Committee met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of Pfizer’s results and the assessment of Pfizer’s internal control over financial reporting. We discussed significant accounting policies applied in Pfizer’s financial statements, as well as, when applicable, alternative accounting treatments. Management represented to the Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee discussed with the independent registered public accounting firm matters required to be discussed under applicable Public Company Accounting Oversight Board (PCAOB) standards.

In addition, the Committee reviewed and discussed with the independent registered public accounting firm the auditor’s independence from Pfizer and its management. As part of that review, we received the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Committee discussed the independent registered public accounting firm’s independence from Pfizer.

We also considered whether the independent registered public accounting firm’s provision of non-audit services to Pfizer is compatible with the auditor’s independence. The Committee concluded that the independent registered public accounting firm is independent from Pfizer and its management.

As part of our responsibilities for oversight of Pfizer’s Enterprise Risk Management process, we reviewed and discussed company policies with respect to risk assessment and risk management, including discussions of individual risk areas, as well as an annual summary of the overall process.

The Committee discussed with Pfizer’s Internal Audit Department and independent registered public accounting firm the overall scope of and plans for their respective audits. The Committee meets with the Chief Internal Auditor, Chief Compliance and Risk Officer, and representatives of the independent registered public accounting firm, in regular and executive sessions, to discuss the results of their examinations, the evaluations of Pfizer’s internal controls, and the overall quality of Pfizer’s financial reporting and compliance programs.

In reliance on the reviews and discussions referred to above, the Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in Pfizer’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the U.S. Securities and Exchange Commission. The Committee has selected, and the Board of Directors has ratified, the selection of Pfizer’s independent registered public accounting firm for 2016.

The Audit Committee

W. Don Cornwell, Chair	Joseph J. Echevarria

Shantanu Narayen	Suzanne Nora Johnson

Stephen W. Sanger

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

Pfizer 2016 Proxy Statement	37

Item 3 – Advisory Approval of Executive Compensation

The Compensation Committee believes that Pfizer’s executive compensation program is consistent with the goals of our executive compensation philosophy and that it drives performance, encourages an appropriate sensitivity to risk and increases shareholder value. That philosophy, which is set by the Compensation Committee, is intended to align each executive’s compensation with Pfizer’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain high-caliber executives who are crucial to Pfizer’s long-term success.

A significant portion of the total compensation opportunity for each of our executives is directly related to Pfizer’s total shareholder return and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as our pay levels compared with that of our pharmaceutical peer group and general industry comparators. In making such comparisons, we consider company market capitalization and complexity as indicated by revenues, range of products, international operations and other factors because we use such factors in setting target levels of compensation and determining the value or level of awards granted.

We implement our philosophy and achieve our program goals by following three key principles:

•	positioning total direct compensation and each compensation element at approximately the median of our peer and general industry comparator companies, with consideration of relative company market capitalization and complexity;
•	aligning annual incentive awards with annual operating, financial and strategic objectives; and
•	rewarding absolute and relative performance in total shareholder return through long-term equity incentive awards.

Results of 2015 Advisory Vote on Executive Compensation

Pfizer’s executive compensation program received substantial shareholder support and was approved, on an advisory basis, by 94.2% of the votes cast at the 2015 Annual Meeting. Our Compensation Committee and the other members of our Board believe that this level of approval of our executive compensation program is indicative of our shareholders’ strong support of our compensation philosophy and goals and the decisions made by the Compensation Committee in 2014 and early 2015. They also believe that the consistent high level of support from our shareholders for our executive compensation program over the past several years is a result of our Compensation Committee’s commitment to compensating our executives in a manner that provides a strong link between pay and performance and is reflective of our philosophy and goals, market best practices and strong shareholder engagement.

2015 Pay for Performance

2015 was very productive in terms of business momentum, business development activity and pipeline advancement. The Compensation Committee believes that the compensation of our named executive officers for 2015 is reasonable and appropriate, is justified by the performance of our company and is working to ensure management’s interests align with increasing shareholder value. In deciding how to cast your vote on this proposal, the Board requests that you consider the structure of Pfizer’s executive compensation program in connection with our 2015 performance, which is more fully discussed in the Compensation Discussion and Analysis (CD&A) section. The CD&A also contains more details about how we implement our philosophy and goals, and how we apply these principles to our compensation program. In particular, we discuss how we set compensation targets and other objectives and evaluate performance against those targets and objectives to ensure that performance is appropriately rewarded.

38	Pfizer 2016 Proxy Statement

ITEM 3 – ADVISORY APPROVAL OF EXECUTIVE COMPENSATION 2016 ADVISORY VOTE ON EXECUTIVE COMPENSATION

2016 Advisory Vote on Executive Compensation

The Board is presenting this proposal, which gives shareholders the opportunity to endorse or not endorse our executive pay program on an advisory basis by voting “FOR” or “AGAINST” the following resolution:

“RESOLVED, that the shareholders of Pfizer Inc. (the Company) approve, on an advisory basis, the compensation of the company’s Named Executive Officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures.”

Although the advisory vote is non-binding, the Board values shareholders’ opinions. The Compensation Committee will review the results of the vote. Consistent with Pfizer’s record of shareholder responsiveness, the Committee will consider shareholders’ concerns and take into account the outcome of the vote when considering future decisions concerning our executive compensation program.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

Pfizer 2016 Proxy Statement	39

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of Pfizer’s 2016 Proxy Statement. Based on our review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Pfizer’s 2016 Proxy Statement.

The Compensation Committee

James M. Kilts, Chair	W. Don Cornwell

James C. Smith	Suzanne Nora Johnson

40	Pfizer 2016 Proxy Statement

Executive Compensation

Key Terms

The following acronyms are used for certain terms that appear in the Compensation Discussion and Analysis section:

Adjusted diluted EPS:	Non-GAAP Adjusted diluted Earnings Per Share
CD&A:	Compensation Discussion and Analysis included in this Proxy Statement
DCP:	Pfizer Inc. Deferred Compensation Plan
DRG Pharmaceutical Index or DRG Index:	NYSE ARCA Pharmaceutical Index – A publicly traded index of pharmaceutical companies
ELT:	Executive Leadership Team – The CEO and his direct reports
GAAP:	Generally Accepted Accounting Principles in effect in the U.S.
GEP:	Global Established Pharmaceutical Segment – Focuses on legacy brands that have lost or will soon lose market exclusivity in both developed and emerging markets, branded generics, generic sterile injectable products, biosimilars, and infusion systems
GIP:	Global Innovative Pharmaceutical Segment – Focuses on developing and commercializing novel, value-creating medicines that significantly improve patients’ lives
GPP:	Global Performance Plan – Annual incentive award program (bonus)
IBT:	Income Before Taxes
IRC/Internal Revenue Code:	The Internal Revenue Code of 1986, as amended
LOE:	Loss of Exclusivity – Loss of patent rights
Named Executive Officers or NEOs:	Pfizer’s CEO and CFO, and the three most highly compensated Executive Officers during fiscal 2015
OI:	Non-GAAP Adjusted Operating Income
OTC:	Over-the-Counter
PCPP:	Pfizer Consolidated Pension Plan – A qualified defined benefit pension plan; closed to new entrants January 1, 2011 and will be frozen as of December 31, 2017
PRAP:	Pfizer Retirement Annuity Plan – A sub-plan of the PCPP
PSA:	Performance Share Award – Long-term incentive award tied to performance
PSP:	Pfizer Savings Plan – A qualified defined contribution plan which includes a 401(k) feature
PSSP:	Pfizer Inc. Supplemental Savings Plan – A non-qualified savings plan
RSC:	Retirement Savings Contribution – Annual employer retirement contribution to the PSP and PSSP, if applicable, for colleagues not participating in the PRAP
RSU:	Restricted Stock Unit – Long-term incentive award
Section 16:	Section 16 of the Securities Exchange Act of 1934, as amended
SEC:	U.S. Securities and Exchange Commission
SCT:	Summary Compensation Table – SEC-required table showing compensation, as defined by the SEC regulations, of the NEOs for the most recently completed and prior two years
TC:	Total Compensation reported in the Summary Compensation Table (salary, bonus and long-term incentive)
TDC:	Total Direct Compensation presented on a performance-year basis
TSR:	Total Shareholder Return
TSRU:	Total Shareholder Return Unit – Long-term incentive award tied to absolute TSR
VOC:	Global Vaccines, Oncology and Consumer Healthcare Segment – Focuses on the development and commercialization of vaccines and products for oncology and consumer healthcare

Pfizer 2016 Proxy Statement	41

EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or “CD&A,” describes Pfizer’s executive compensation program for 2015 and certain elements of our 2016 program. We use this program to attract, motivate and retain the executives who lead our business. In particular, this CD&A explains how the Compensation Committee (the Committee) of the Board of Directors (the Board) made 2015 compensation decisions for our executives, including the Named Executive Officers (NEOs) identified in this CD&A:

Ian C. Read
Chairman and Chief Executive Officer (CEO)

Frank A. D’Amelio
Executive Vice President, Business Operations and Chief Financial Officer (CFO)

Mikael Dolsten, M.D., Ph.D.
President, Worldwide Research and Development

Geno J. Germano*
Group President, Global Innovative Pharma Business through February 8, 2016

John D. Young
Group President, Global Established Pharma Business

*	On February 8, 2016, we announced that Mr. Germano will be leaving Pfizer. Mr. Germano ceased serving as an executive officer, including his role as Group President, Global Innovative Pharma (GIP) Business effective with the announcement. Mr. Albert Bourla has assumed the leadership of GIP. Through the closing of the pending Pfizer-Allergan transaction, GIP and the Vaccines, Oncology and Consumer Healthcare (VOC) businesses will operate separately under the leadership of Mr. Bourla.

43	Executive Summary
51	Section 1: Our Compensation Philosophy
51	Section 2: Elements of Our Executive Compensation Program
51	2015 Salaries
52	Annual Incentive Awards
55	Long-Term Incentive Awards
58	Section 3: How We Determine Executive Compensation
58	Roles of the Compensation Committee and the Independent Compensation Consultant
60	How We Establish Executive Pay Targets
61	Our 2015 Peer Groups – Competitive Pay Positioning
62	Section 4: How We Evaluate Performance: 2015 Compensation Decisions
63	2015 NEO Pay and Performance Summaries
66	Section 5: 2016 Compensation Actions
68	Section 6: Post-Employment Compensation and Benefits
69	Section 7: Other Compensation Programs and Policies
73	Compensation Tables
73	Summary Compensation Table
74	Grants of Plan-Based Awards Table
75	Outstanding Equity Awards at Fiscal Year-End Table
78	Option/TSRU Exercises and Stock Vested Table
79	Pension Benefits Table
81	Pension Plan Assumptions
82	Non-Qualified Deferred Compensation Table
84	Estimated Benefits Upon Termination
86	Equity Compensation Plan Information
87	Financial Measures

42	Pfizer 2016 Proxy Statement

EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

Executive Summary

About Pfizer

Pfizer Inc. is a research-based, global biopharmaceutical company. We apply science and our global resources to bring therapies to people that extend and significantly improve their lives through the discovery, development and manufacture of medicines, vaccines, medical devices and consumer healthcare products.

We manage our global commercial operations through two distinct businesses: Innovative Products and Established Products. The Innovative Products business has two operating segments – the Global Innovative Pharmaceutical segment (GIP) and the Global Vaccines, Oncology and Consumer Healthcare segment (VOC). The Established Products business consists of the Global Established Pharmaceutical segment (GEP).

Innovative Products Business		Established Products Business

Global Innovative Pharmaceutical segment: focuses on developing and commercializing novel, value-creating medicines that significantly improve patients’ lives.

Key therapeutic areas include inflammation/immunology, cardiovascular/metabolic, neuroscience/pain and rare diseases.

	Global Vaccines, Oncology and Consumer Healthcare segment: focuses on the development and commercialization of vaccines and products for oncology and consumer healthcare. Consumer Healthcare manufactures and markets several well-known, over-the-counter (OTC) products. Each of the three businesses in VOC operates as a separate, global business, with distinct specialization in terms of the science and market approach necessary to deliver value to consumers and patients.	Global Established Pharmaceutical segment: includes legacy brands that have lost or will soon lose market exclusivity in both developed and emerging markets, branded generics, generic sterile injectable products, biosimilars and infusion systems.
Leading brands, such as	Leading brands, such as	Leading brands, such as
• Xeljanz	• Prevenar/Prevnar 13	• Lipitor
• Eliquis	• Sutent	• Celebrex
• Lyrica (U.S. and Japan)	• Ibrance	• Zyvox
• Viagra (U.S. and Canada)	• Nexium 24HR	• Pristiq
• Enbrel (outside U.S. and Canada)	• Advil	• Norvasc

This structure allows each operating segment greater autonomy, focus, and responsibility for its commercial activities and for certain research and development projects and for new investigational products. Each business has a geographic footprint across developed and emerging markets.

Despite the challenging operating environment, the structure of our commercial business together with its solid execution against our strategy enabled us to deliver on our commitments to our shareholders, our consumers and our patients. We have made steady progress in support of our imperatives; improved shareholder value through capital allocation; and delivered important medicines to our consumers and patients to improve their lives.

2015 Performance Overview

2015 was very productive in terms of business momentum, business development activity and pipeline advancement. In 2015, we:

•	Recorded strong financial performance, generating operational revenue growth every quarter, which resulted in 6%* operational (excluding the impact of foreign exchange rates) revenue growth in 2015.

*	For additional information on the change in revenues, see the “Overview of our Performance, Operating Environment, Strategy and Outlook—Our 2015 Performance—Revenues—2015” in the company’s 2015 Financial Report.

Pfizer 2016 Proxy Statement	43

EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

•	Continued to gain considerable momentum with new, in-line and acquired assets, as well as operational revenue growth in emerging markets.
•	Achieved strong VOC revenue growth of 26% in 2015, compared to 2014, which resulted in operational revenue growth of 34% for the same period due in large part from Prevenar/Prevnar 13 and the launch of Ibrance.**
•	Recorded revenue growth for GIP of 1% for 2015, compared to 2014, which resulted in operational revenue growth of 9% for the same period.**
•	Announced a proposed combination with Allergan plc.
•	Progressed 39 programs in our R&D pipeline.
•	Acquired Hospira, Inc., which is an attractive potential growth driver with its portfolio of sterile injectables and biosimilar products.

SHAREHOLDER RETURNS

During 2015, progress against our strategic goals, managing losses of exclusivity (LOEs), continued operational revenue growth in emerging markets, strong business results and effective execution, resulted in shareholder returns of:

•	$13.1 billion to shareholders through dividends ($6.9 billion) and share repurchases ($6.2 billion) in 2015.
•	Increased quarterly dividend payments by approximately 8% from $0.26 to $0.28 as compared to 2014.
•	Stock price increased approximately 4% from $31.15 to $32.28 at closing on December 31, 2015.

As of February 2, 2016, we had a total of 90 programs in clinical development including 38 in late-stage development or registration. While we continue to experience a challenging macroeconomic environment and absorb the negative effect of product LOEs, we created value for our shareholders and achieved significant milestones across our strategic imperatives that are detailed below.

Pfizer’s Strategic Imperatives

IMPROVING THE PERFORMANCE OF OUR INNOVATIVE CORE by generating a portfolio of differentiated medicines and creating a culture of ownership and decisiveness in research.	MAXIMIZE VALUE by making the right capital allocation decisions across the business portfolio and achieve targeted growth on core assets.	EARNING GREATER RESPECT FROM SOCIETY by continuing to maintain and improve Pfizer’s reputation with our customers, the communities in which we operate, our shareholders and the investor community.	CREATING A CULTURE OF OWNERSHIP by instilling a culture of confidence and accountability and making Pfizer a great place to work.

Pfizer’s Pay-for-Performance Philosophy

The Committee believes that Pfizer’s executive compensation program drives performance and increases shareholder value. This philosophy, which is set by the Committee, is intended to align each executive’s compensation with Pfizer’s short- and long-term performance and provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to Pfizer’s long-term success.

Our three executive compensation pay-for-performance principles are:

•	positioning total direct compensation and each compensation element at approximately the median of our peer and general industry comparator companies, with consideration of relative company market capitalization and complexity;
•	aligning annual incentive awards with annual operating, financial and strategic objectives; and
•	rewarding absolute and relative performance in TSR through long-term equity incentive awards.

**	For additional information on the change in revenues, see the “Analysis of Operating Segment Information” in the company’s 2015 Financial Report.

44	Pfizer 2016 Proxy Statement

EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

Consistent with Pfizer’s pay-for-performance philosophy, the executive compensation program was designed to strengthen the link between pay and performance. It is our practice to deliver the majority of our NEOs’ compensation in the form of performance-based awards. A significant percentage of total target compensation is ‘at-risk’ through both our short- and long-term incentive awards. These awards are linked to actual performance and include a substantial percentage in equity.

2015 NEO Pay Mix

Our program consists of three key components: salary at year-end, target annual incentive award and target long-term incentive awards.

CEO - 2015 Target Direct Compensation	Other NEOs - Target Direct Compensation (Average)

2015 NEO Total Direct Compensation (TDC)

The Committee evaluates pay and performance using total direct compensation on a performance-year basis, rather than using the total compensation values shown in the Summary Compensation Table (SCT), which reflect an accounting basis approach for long-term incentives. The Committee believes its approach better reflects pay for performance during 2015.

PERFORMANCE YEAR TDC BASIS VERSUS SUMMARY COMPENSATION TABLE

Total direct compensation on a performance-year basis includes:

•	year-end base salary;
•	annual incentive award paid for the performance year even though it is paid in March of the following year; and
•	long-term incentive (LTI) award grant value made on a performance-year basis and granted in February of the following year.

It is important to note that the performance year compensation information in the table and graph below for Mr. Read and the other NEOs is a tool the Committee uses to assess compensation and is not intended as a substitute for the SCT. It illustrates the difference between annual direct pay and amounts reflected in the SCT. We also consider the grant value of the long-term incentive awards, without regard to the accounting and SCT treatment that requires spreading the PSA over multiple years due to its design. There is no guarantee the NEOs will actually receive the full value of the total direct compensation. The actual payout attributable to long-term incentive awards will be based on future performance, stock price and dividends.

2015 CEO COMPENSATION AT A GLANCE

The chart below shows the components of Mr. Read’s TDC for the 2014 and 2015 performance years.

The 2015 performance year TDC ($19.415 million) is comprised of year-end base salary ($1.870 million), 2015 performance year bonus paid in 2016 ($4.300 million), and the 2016 LTI award (accounting value of $13.245 million(1)). This results in a 16% increase year-over-year from the 2014 performance year TDC of $16.703 million (see “CEO Compensation” on page 46), reflecting the company’s strong performance against its financial goals and Mr. Read’s individual performance.

(1)	Full value of the 2016 LTI Award approved by the Committee was $13.000 million. Consistent with historical practice, long-term incentive values are converted into units using the closing stock price/value on the first trading day of the week of grant (February 22, 2016) and the accounting value is calculated based on the converted units valued using the closing stock price/value on the grant date (February 25, 2016) so these values usually differ.

Pfizer 2016 Proxy Statement	45

EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

The 2015 SCT total compensation (TC) ($14.013 million) is comprised of 2015 salary ($1.859 million), 2015 performance year bonus paid in 2016 ($4.300 million) and the 2015 LTI award (accounting value of $7.855 million) which includes one-third of the 2015 PSA grant value because accounting rules provide that only one-third of the award is included in each of the three performance years as a result of the use of three one-year goals. In addition, as the SCT includes grants made during the year, rather than on a performance-year basis, the 2015 LTI grant is included rather than the 2016 LTI grant.

If accounting rules did not provide that only one-third of the PSA grant should be disclosed, the 2015 SCT total compensation (TC) at full value would have been $18.037 million (salary $1.859 million, bonus paid in 2016 $4.300 million and 2015 LTI $11.878 million). This would have resulted in a 2.3% increase year-over-year from the 2014 SCT ($17.625 million), which is comprised of salary ($1.815 million), bonus paid in 2015 ($3.000 million) and 2014 LTI ($12.810 million).

CEO Compensation(1)

(1)	Consistent with historical practice, long-term incentive values are converted into units using the closing stock price/value on the first trading day of the week of grant, and the accounting value is calculated based on the converted units valued using the closing stock price/value on the grant date, so these values usually differ (subject to rounding).

(2)	The SCT total compensation includes equity awards made during the year and may differ significantly from the 2015 performance year TDC amounts shown above (subject to rounding). Consistent with the accounting rules, PSAs are accounted for one-third per year due to the use of three one-year goals, therefore, the 2015 SCT amounts include one-third of the 2015 PSA value. This is reflective of the grant date fair value of Mr. Read’s 2015 long-term incentive award granted on February 26, 2015, calculated in accordance with FASB ASC Topic 718. The 2015 full value grant was $11.878 million and consisted of $5.843 million of 5-and 7-year TSRUs and $6.035 million of PSAs.

NEO 2015 PERFORMANCE YEAR TDC AND SUMMARY COMPENSATION TABLE

The compensation decisions for the NEOs reflect their contributions to the company’s overall performance and that of their respective businesses or functions. The table below provides the 2015 performance year TDC versus the total compensation from the 2015 SCT for the NEOs.

			Performance Year Compensation			Summary Compensation Table(1)
			Annual	Equity Award(2)
		Year-End	Incentive Award	(granted in	Total Direct	Total
Name	Year	Salary	(paid in 2016)	February 2016)	Compensation	Compensation	Total
		(A) ($)	(B) ($)	(C) ($)	(D=A+B+C) ($)	(E) ($)	(F) ($)
I. Read	2015	1,870,000	4,300,000	13,245,212	19,415,212	14,013,368	17,987,962
F. D’Amelio	2015	1,300,000	2,341,000	3,667,900	7,308,900	5,991,138	6,670,174
M. Dolsten	2015	1,215,000	1,850,000	3,667,900	6,732,900	5,413,888	6,057,866
G. Germano	2015	1,175,000	1,850,000	—	3,025,000	5,375,138	6,782,720
J. Young	2015	1,100,000	2,100,000	3,667,900	6,867,900	5,541,388	5,918,925

(1)	The SCT “Total Compensation” (column E) includes salary, non-equity incentive compensation and equity awards valued on an accounting basis (which reflects PSAs at one-third) made during the year. The “Total” (column F) also includes Total Compensation (column E) and the increase in pension value and the All Other Compensation and, as such, differs from the 2015 performance year TDC amounts shown in column D.
(2)	The amounts represent the entire 2016 long-term incentive grant value, which includes the full PSA grant value. Consistent with historical practice, long-term incentive values are converted into units using the closing stock price/value on the first trading day of the week of grant and the accounting value is calculated based on the converted units valued using the closing stock price/value on the grant date, so these values usually differ.

46	Pfizer 2016 Proxy Statement

EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

Compensation Practices

COMPENSATION RISK ASSESSMENT

Pfizer continues to implement and maintain leading practices in its compensation program, shareholder outreach and related areas. We annually conduct a comprehensive assessment of potential risks related to our compensation program, policies and practices.

Executive Compensation Program. An assessment is conducted annually by Frederic W. Cook & Co., the Committee’s independent advisor. The assessment focuses on having (1) appropriate balance in our program structure to mitigate compensation-related risk with cash versus stock, short-term versus long-term measurement and financial versus non-financial goals, and (2) best-practice policies to mitigate compensation-related risk including clawbacks, stock ownership guidelines, equity administration rules, and insider-trading and hedging prohibitions.

Global Compensation Programs. The assessment process for our compensation programs around the world was designed with outside counsel and is conducted annually by management and reviewed by the Committee’s independent advisor. The assessment includes the evaluation of the global incentive plans and commission plans, and takes into consideration the plan metrics, plan participation rate, clawback/recovery provisions and other risk-mitigation factors, as well as the maximum potential payouts.

LEADING COMPENSATION PRACTICES

WHAT WE DO

✓	Risk Mitigation. Our executive compensation program includes a number of controls that mitigate risk, including executive stock ownership and holding requirements and our ability to recover compensation paid to executives in certain circumstances.
✓	Compensation Recovery. To the extent permitted by law, we can recover cash- or equity-based compensation paid to executives in various circumstances, including where the compensation is based upon the achievement of specified financial results that are the subject of a subsequent restatement.
✓	Stock Ownership Requirements. We require our executive officers and Directors to meet stock ownership requirements, and we prohibit them from selling any shares (except to meet tax withholding obligations) if doing so would cause them to fall below required levels.
✓	Minimum Vesting. Our annual equity awards provide for minimum three-year vesting, except in limited circumstances involving certain terminations of employment.
✓	Robust Investor Outreach. We maintain a robust investor outreach program that enables us to obtain ongoing feedback concerning our compensation program, as well as how we disclose that program.
✓	Independent Compensation Consultant. The Committee and the Corporate Governance Committee have engaged an independent compensation consultant that has no other ties to the company or its management and that meets stringent selection criteria.

WHAT WE DON’T DO

x	No Hedging or Pledging. We prohibit our executives and Directors from pledging, hedging, or engaging in any derivatives trading with respect to company shares.
x	No “Gross-Ups.” We do not provide tax “gross-ups” for perquisites or other benefits provided to our executive officers, other than in the case of certain relocation expenses, consistent with our relocation policy for all U.S.-based employees.
x	No Repricing. Our equity incentive plan prohibits the repricing or exchange of equity awards without shareholder approval.
x	No Employment Agreements. None of our executive officers has an employment agreement with the company.

2015 Advisory Vote on Executive Compensation and Shareholder Outreach Program

HISTORICAL ADVISORY VOTES

Pfizer’s executive compensation program received substantial and consistent shareholder support ranging from 94.2% to 96.8% over the past several years. Pfizer’s executive compensation program received support of 94.2% and 95.6% of the votes cast at the 2015 and 2014 Annual Meetings, respectively. Our Compensation Committee and the other members of our Board believe this consistent high level of support from our shareholders is a result of our commitment to ensuring that our

Pfizer 2016 Proxy Statement	47

EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

executives are compensated in a manner that provides a strong link between pay and performance. We also believe our shareholders’ votes reflect support for our compensation philosophy and goals, market best practices and focus on shareholders’ interests.

ROBUST 2015 OUTREACH PROGRAM

In 2015, we continued our longstanding robust investor outreach program to solicit valuable feedback which we then shared with the Committee and the Board. Our shareholder outreach resulted in discussions with both U.S.- and non-U.S.-based investors representing approximately 34% of our outstanding shares as of year-end 2015, and more than a majority of the votes cast at our 2015 Annual Meeting. Investor feedback was generally positive of our executive compensation program and its link between pay and performance. Shareholders voiced support for our compensation program and provided important feedback on program design and disclosure.

The Committee and Board value our shareholders’ insights and consider shareholder feedback, evolving business needs, and a desire to further link executive pay to performance, when evaluating our compensation program. The Committee has taken a number of actions, such as enhancing our proxy statement disclosure and changing the executive compensation program to align more closely with our performance and with shareholders’ interests.

2015 CHANGES TO THE EXECUTIVE COMPENSATION PROGRAM

Annually, the Committee’s independent compensation consultant provides the Committee with a review of executive compensation trends and best practices, as well as any relevant regulatory updates that may impact our short- and long-term executive compensation programs. The Committee uses this information to form decisions on executive compensation and to validate the link between pay and performance.

Based on this annual review and in response to changing business needs, market best practice and shareholder feedback, the Committee took the actions below to enhance our executive compensation program. We introduced key changes during 2014 and early 2015. We believe these changes create a stronger link between executive pay and total shareholder return, provide a more transparent alignment between pay and performance and continue our alignment with the market. The following actions were taken in 2015:

Topic	Action	Rationale
Long-Term Incentive (LTI) Awards Mix	Implemented a redesigned annual long-term incentive program for our Executive Leadership Team (ELT). Effective with the February 2015 long-term incentive grant, additional PSAs replaced the portion of the long- term incentive award value formerly allocated to RSUs.

Elimination of RSUs and transition to a fully performance-based long-term incentive structure strengthens the alignment between our ELT’s incentives, and the performance of our company and our shareholders.

Increased alignment between pay and performance and alignment with shareholders by having 100% performance-based long-term compensation for our ELT.

Long-Term Incentive (LTI) Awards Performance Metrics

Starting with the February 2015 long-term incentive grant, we changed the PSA performance measure from three-year relative total shareholder return (TSR) versus a peer group of pharmaceutical companies, to two measures:

1.  Operating income* over three one-year periods, and

2.  Relative TSR as compared to the NYSE ARCA Pharmaceutical Index (DRG Index) over the three- year performance period.

Consistent with market practice. We believe these metrics establish stronger alignment with shareholders’ interests as rewards are based on both financial performance of the company and relative TSR.
*	Operating income as the PSA performance measure is based on Pfizer’s Non-GAAP Adjusted Operating Income stated at budgeted foreign exchange rates and is further refined to exclude other unbudgeted or non-recurring items.

48	Pfizer 2016 Proxy Statement

EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

2015 Executive Compensation Program Summary

Element/Type	Performance Measure	Terms	Objectives
Salary (Cash)	—	The fixed amount of compensation for performing day- to-day responsibilities. Set based on market data, job scope, responsibilities and experience. Generally reviewed annually for potential increase based on a number of factors including market levels, performance and internal equity	Provides competitive level of fixed compensation
Annual Short-Term Incentive/Global Performance Plan (GPP) (Cash)	Company, Business Unit and Individual Performance Plan funded based on Pfizer performance and weighted as follows: - 40% Revenue, - 40% Adjusted diluted EPS, and - 20% Cash Flow from Operations	Aggregate pool is funded based on performance against Pfizer’s short-term financial goals (revenue, adjusted diluted earnings per share (EPS) and cash flow from operations). Individual awards based on business unit and individual performance measured over the current year	Provides short-term incentives tied to corporate performance against three operational metrics and links individual awards to both company and individual performance based on achievement of financial and strategic goals
Long-Term Incentive Compensation (100% Performance Based Equity) 5- and 7-Year Total Shareholder Return Units (TSRUs) Each represents 25% of total annual grant value (50%)	Absolute TSR

5- and 7-Year TSRUs generally vest three years from the grant date and are settled on the fifth or seventh anniversary of the grant date, respectively

The value earned for each TSRU is equal to the difference between the settlement price (the 20-day average of the closing prices of Pfizer common stock ending on the settlement date) and the grant price (the closing price of Pfizer common stock on the date of grant), plus the value of dividend equivalents accumulated over the term. This value, if any, is converted into shares by dividing it by the settlement price; no value is received if the TSR is negative

Provides direct alignment with shareholders as awards are tied to absolute TSR
Performance Share Awards (PSAs) Representing 50% of total annual grant value	Operating Income* and relative TSR

PSAs have a three-year performance period starting on January 1st of the year of grant and generally vest on the third anniversary of the grant based on performance

Beginning in 2015, PSAs are paid based on the company’s performance against a combination of operating income over three one-year periods and relative TSR over a three-year period as compared to the DRG Index

Dividend equivalents are applied to the number of shares actually earned under the award, if any, at the end of the performance period

Earned PSAs and dividend equivalents are paid in shares of Pfizer common stock

Aligns the interests of management/key executives with those of shareholders by aligning compensation to operational goals and relative TSR over a three-year performance period
*	Operating income as the PSA performance measure is based on Pfizer’s Non-GAAP Adjusted Operating Income stated at budgeted foreign exchange rates and is further refined to exclude other unbudgeted or non-recurring items.

Pfizer 2016 Proxy Statement	49

EXECUTIVE COMPENSATION EXECUTIVE SUMMARY

2015 Executive Compensation Program Summary (cont’d)

Element/Type		Terms	Objectives
Retirement	Pension Plan	Provides retirement income for eligible participants based on years of service and average earnings up to tax code limitations. (Plan ceased accepting new participants effective 1/1/11 and is being frozen 12/31/17)	Provides retirement income
	Supplemental Pension Plan	Provides retirement income relating to compensation in excess of tax code limitations under the same formula as the qualified pension plan noted above. (Plan ceased accepting new participants effective 1/1/11 and is being frozen 12/31/17)	Provides additional retirement income Attracts, retains and motivates key executives
	Savings Plan	A qualified 401(k) savings plan that provides participants with the opportunity to defer a portion of their eligible compensation, up to tax code limitations, and receive a company matching contribution (up to 4.5%)	Provides employees with a 401(k) plan savings feature
	Retirement Savings Contribution (RSC)	An age- and service-weighted company contribution (5%-9%) to the savings plans for those not participating in the Pension Plan	Provides retirement savings in a defined contribution format consistent with market trends
	Supplemental Savings Plan	Extends the Savings Plan for deferral of eligible compensation in excess of the tax code limitations under the same terms as the qualified savings plan	Allows for additional deferrals
Other	Perquisites	Certain other benefits provided to executives by the company consisting of limited reimbursement for personal financial planning services and certain personal travel benefits for the CEO and other NEOs	Provides CEO and other NEOs the ability to focus on company business

50	Pfizer 2016 Proxy Statement

EXECUTIVE COMPENSATION SECTION 1 – OUR COMPENSATION PHILOSOPHY

SECTION 1 – Our Compensation Philosophy

Pfizer’s Pay-for-Performance Philosophy and Principles of Our Executive Compensation Program

The Committee believes that Pfizer’s executive compensation program is consistent with the goals of our executive compensation philosophy to drive performance and increase shareholder value. That philosophy, which is set by the Committee, is to align each executive’s compensation with Pfizer’s short- and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to Pfizer’s long-term success.

Our executive compensation program objectives:

•	align interests of key executives with the long-term interests of our shareholders;
•	attract, retain and motivate key executives to drive our business and financial performance; and
•	link a significant amount of executive compensation to the achievement of pre-established performance metrics directly tied to our business goals and strategies.

Consistent with Pfizer’s pay-for-performance philosophy, the executive compensation program is designed to strengthen the link between pay and performance. It is our practice to deliver the majority of our NEOs’ compensation in the form of performance-based awards. A significant percentage of total target compensation is ‘at-risk’ through both our short- and long-term incentive awards. These awards are linked to actual performance and include a substantial percentage in equity.

A significant portion of the total compensation opportunity for each of our executives (including the NEOs) is directly related to Pfizer’s total shareholder return and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our pharmaceutical peer group and general industry comparators with consideration of company market capitalization and complexity as indicated by revenues, range of products, international operations and other factors. We use such factors in setting target levels of compensation and determining the value or level of awards granted.

Our three executive compensation pay-for-performance principles are:

•	positioning total direct compensation and each compensation element at approximately the median of our peer and general industry comparator companies, with consideration of relative company market capitalization and complexity;
•	aligning annual incentive awards with annual operating, financial and strategic objectives; and
•	rewarding absolute and relative performance in TSR through long-term equity incentive awards.

SECTION 2 – Elements of Our Executive Compensation Program

2015 Salaries

Salary is a fixed amount of compensation for performing day-to-day responsibilities. Salaries represented approximately 11% of total compensation (year-end salary, target bonus and target long-term incentive) for the CEO and 20% for the other NEOs in 2015. Base salaries for the NEOs are reviewed on an annual basis, and in connection with a promotion or other changes in responsibilities.

Pfizer 2016 Proxy Statement	51

EXECUTIVE COMPENSATION SECTION 2 – ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The table below shows the annual salaries for our NEOs set by the Committee, effective April 1, 2015.

	April 1, 2015	2015 Salary
	Salary	Grade Midpoint
Name	($)	($)(1)
I. Read	1,870,000	1,794,700
F. D’Amelio	1,300,000	1,170,500
M. Dolsten	1,215,000	1,170,500
G. Germano	1,175,000	1,170,500
J. Young	1,100,000	1,170,500

(1) See “Target Setting for Annual Incentive Awards” for an explanation of how we use salary grade midpoints to determine target annual incentive awards.

Annual Incentive Award Program/Global Performance Plan (GPP)

The Committee determines the bonus funding percentage based on performance against three financial metrics (within the funding ranges), and takes into consideration certain other factors influencing performance, including a qualitative assessment of Pfizer’s performance related to the pipeline.

ANNUAL INCENTIVE POOL FUNDING

The annual incentive program is funded based on the company’s achievement of pre-established financial goals determined by the company’s annual budget which includes our planned capital allocation activities (i.e., planned share repurchases and dividends), as well as certain other qualitative criteria. For annual incentive purposes, the weighted financial goals are:

Total Revenue	Adjusted Diluted EPS	Cash Flow from Operations

40%	40%	20%

(See “Financial Results for Annual Incentive Purposes” on page 54 for additional information.)

Key features include:

•	bonus pool funding is based on performance against pre-set financial goals based on annual budget;
•	achievement versus our pre-set financial goals is measured using the same key operating assumptions as those in our annual budget, which take into account planned capital allocation activities such as share repurchases and dividends paid, and budgeted foreign exchange rates (share repurchases in excess of budgeted amounts are removed from the calculation of the financial results for GPP purposes);
•	funding for the achievement of each financial goal is determined within a range based on performance and allows for limited consideration of other market factors that may have influenced performance; and
•	award opportunity is limited to a range from 0% for below threshold performance to 200% at maximum and the pool is not funded unless threshold performance is met.

QUALITATIVE CONSIDERATION/OTHER FACTORS

Pfizer’s financial performance is the primary factor for determining the GPP pool funding. The pool funding is based on the application of a matrix of varying performance levels for financial results subject to the Committee’s qualitative review. This qualitative review is an evaluation and consideration of other factors to determine the funding within an applicable range that is determined by performance. The Committee may exercise limited discretion within the range, as it deems appropriate. The Committee believes this approach provides the appropriate flexibility to determine the final GPP pool funding based upon a holistic view of Pfizer’s performance and not just solely on financial performance against the three metrics being measured.

52	Pfizer 2016 Proxy Statement

EXECUTIVE COMPENSATION SECTION 2 – ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The Committee may consider the following qualitative factors when assessing results for the final GPP pool funding:

•	a qualitative assessment of Pfizer’s performance with respect to the product pipeline;
•	business performance as compared to goals in other areas as well as the management of the impact of LOE’s; and
•	relative market data/peer performance.

FINAL FUNDING ALLOCATION

Once the GPP funding is approved by the Committee, the CEO, in collaboration with the ELT, uses a “top-down” approach to allocate the annual incentive pool to the various business units/functions based on relative performance, such as:

•	the relative financial performance of the business unit/function measured by revenue and income before adjustments; and
•	the achievement of selected strategic and operational goals for the business unit/function.

The business unit/function leaders have the ability to allocate the funding among their units/geographies, etc., based on each unit’s relative performance.

Target Setting for Annual Incentive Awards

The target annual incentive award opportunity for our NEOs represents a percentage of a salary grade midpoint which is set based on market data. Target annual incentive award levels are:

•	reviewed annually to ensure alignment with our compensation philosophy of targeting each compensation element and total direct compensation at approximately the market median; and
•	benchmarked using competitive market data and internal equity among our ELT members to ensure appropriateness.

For 2015, target annual incentive opportunities for the NEOs ranged from 100% to 150% of salary midpoint

Financial Performance Measures for Annual Incentive Awards

Each year, the Committee evaluates the continued use of the financial measures that fund the GPP pool, with the intent of ensuring that these measures:

•	support the achievement of Pfizer’s annual operating plan;
•	are appropriate to promote decisions and behaviors aligned with maximizing near-term business results while supporting the achievement of the company’s long-term goals;
•	exhibit a strong line of sight (i.e., are clearly understood and can be affected by the performance of our executives and employees); and
•	are consistent with best practices and are commonly used within our industry.

As in prior years, the Committee considered other metrics—such as return on equity, return on assets, return on invested capital and economic value added—as potential measures under our annual incentive plan. However, the Committee determined that the metrics (and weighting) selected—total revenue, adjusted diluted EPS and cash flow—continue to be better suited for our company, whose business is characterized by long lead times and significant uncertainties relating to product development. The Committee also believes that the alternative metrics lack a clear line of sight for employees and, therefore, are not appropriate measures for Pfizer’s annual incentive plan.

The following three financial metrics are used for annual incentive compensation purposes:

Financial Performance Metric*	Weighting	Supports Basic Principles
Total Revenue	40%	Revenue is a leading indicator of performance and value creation; provides a clear focus on growth; is an important measure in a sales industry; and is understandable with a clear line of sight and employee impact.
Adjusted diluted Earnings Per Share (EPS)	40%	EPS is a measure of income; provides focus on profitable growth; focuses managers on expense control; is viewed as a strong indicator of sustained performance over the long term; and is understandable with a clear line of sight and employee impact.
Cash Flow from Operations (Cash Flow)	20%	Cash Flow provides focus on generating cash in the short term to fund operations and research and to return funds to shareholders in the form of dividends and share repurchases; focuses managers on expense control and on improvement in working capital; and is a strong link to long-term shareholder value creation.

*	See “Financial Measures” on page 87 for a reconciliation of U.S. GAAP numbers to these objectives for annual incentive purposes and “Financial Results for Annual Incentive Purposes” on page 54 for additional information.

Pfizer 2016 Proxy Statement	53

EXECUTIVE COMPENSATION SECTION 2 – ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

Financial Results for Annual Incentive Purposes

Pfizer outperformed the 2015 target goal for both total revenue and adjusted diluted EPS, and was slightly above target for cash flow. These target goals for annual incentive purposes were set by the Committee in the first quarter of 2015 based on its evaluation of the budgeted amounts and its determination that there was a sufficient degree of stretch in the targets. These results are different from our results under Generally Accepted Accounting Principles (GAAP) in the U.S.

2015 Financial Objectives (For Annual Incentive Purposes)

The table below provides a comparison of 2014 results with 2015 Threshold, Target and Results (excludes the impact of Hospira, Inc.).

Financial Objectives (For Annual Incentive Purposes)	2014 Results ($)	2015 Threshold ($)	2015 Target ($)	2015 Results(1) ($)
Total Revenue(2)/(5)	50.1 billion	41.0 billion	45.5 billion	48.4 billion
Adjusted diluted EPS(3)	2.31	1.85	2.05	2.20
Cash Flow from Operations(4)	18.0 billion	10.7 billion	14.2 billion	14.6 billion
2015 revenue for annual incentive purposes ($48.4 billion) increased operationally (excluding fluctuations in foreign exchange rates) by approximately $1.6 billion compared to 2014 revenue when estimated at 2015 budgeted foreign exchange rates ($46.8 billion). (See Note below)

(1)	The 2015 amounts shown in the table exclude the results from legacy Hospira, Inc., which Pfizer acquired on September 3, 2015.
(2)	Total revenue for annual incentive purposes is based on budgeted foreign exchange rates assumed in each respective year and excludes certain non-recurring items. Therefore, 2015 and 2014 results differ from U.S. GAAP revenue of $48.9 billion and $49.6 billion, respectively. See “Financial Measures” for a reconciliation of U.S. GAAP revenue to total non-GAAP revenue for 2015 and 2014 for annual incentive purposes.
(3)	Adjusted diluted EPS for annual incentive purposes is based on budgeted foreign exchange rates assumed in each respective year and excludes certain non-recurring items. See “Financial Measures” for a reconciliation of U.S. GAAP diluted EPS to the non-GAAP adjusted diluted EPS for 2015 and 2014 for annual incentive purposes.
(4)	2014 and 2015 Targets and Results exclude certain tax and other discretionary timing items for compensation purposes (non-GAAP amounts).
(5)	2015 revenue reflected above at 2015 budgeted foreign exchange rates ($48.4 billion) increased operationally (excluding fluctuations in foreign exchange rates) by approximately $1.6 billion versus 2014 revenue when restated/estimated at 2015 budgeted foreign exchange rates ($46.8 billion).

Note:	See “Financial Measures” for reconciliations of 2015 and 2014 U.S. GAAP revenues and U.S. GAAP diluted EPS to non-GAAP total revenue and non-GAAP adjusted diluted EPS for annual incentive purposes, respectively, and for the impact of foreign exchange rates. Adjusted diluted EPS is defined as U.S. GAAP diluted EPS excluding purchase-accounting adjustments, acquisition-related costs, discontinued operations and certain significant items. Non-GAAP total revenue and non-GAAP adjusted diluted EPS for annual incentive purposes are not, and should not be viewed as substitutes for U.S. GAAP revenues and U.S. GAAP diluted EPS, respectively.

2015 Annual Incentive Awards

In February 2016, the Committee determined annual incentives earned for 2015:

•	The Committee reviewed Mr. Read’s performance for 2015 with input from the other members of the Board and with advice from the Committee’s independent consultant, and determined his 2015 annual incentive award.
•	Mr. Read submitted 2015 annual incentive award recommendations to the Committee for each of the other ELT members (including the other NEOs), based on his evaluation of their individual performance and the performance of their respective business unit/function.
•	The Committee, with input from the other members of the Board and the Committee’s independent consultant, reviewed these recommendations and considered the evaluation of each executive’s performance and his or her relative contribution to Pfizer’s overall performance, to determine the amounts awarded.
•	The independent members of the Board ratified the 2015 annual incentive awards for the CEO and other ELT members (including the other NEOs) as approved by the Committee.

Based on Pfizer’s financial performance against the pre-established goals for 2015 and the Committee’s assessment and consideration of other factors including the progress on the product pipeline and the business environment, the Committee approved funding the GPP Pool at 160% of target. Actual annual incentive awards were determined based on objective performance measures for the company and adjusted for individual and business unit/function performance. In addition, for Messrs. D’Amelio and Young, to recognize their role in the successful acquisition and integration of Hospira, Inc.

54	Pfizer 2016 Proxy Statement

EXECUTIVE COMPENSATION SECTION 2 – ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

Annual incentive award targets and payout ranges for 2015, as well as the actual annual incentive award payouts for each of the NEOs, are:

Name	Target Payout as a % of Salary Midpoint	Payout Range as a % of Salary Midpoint	Target Award ($)	Maximum Award ($)(1)	Actual Award ($)
I. Read	150%	0-300%	2,692,100	5,384,200	4,300,000
F. D’Amelio	100%	0-200%	1,170,500	2,341,000	2,341,000
M. Dolsten	100%	0-200%	1,170,500	2,341,000	1,850,000
G. Germano	100%	0-200%	1,170,500	2,341,000	1,850,000
J. Young	100%	0-200%	1,170,500	2,341,000	2,100,000
(1) Maximum award is 200% of target award.

Long-Term Incentive Awards Program (Equity)

Beginning in 2015, Long-Term Incentive Grant Value for ELT members is delivered as: 50% 5- and 7-Year TSRUs and 50% PSAs

Pfizer’s long-term incentive compensation for our ELT members (including the NEOs) is delivered entirely in the form of performance-based equity awards using two vehicles that incentivize long-term value creation:

Long-Term Performance Incentive Awards	% Allocation of Grant Value	Objective/Performance Measure
5- and 7-year Total Shareholder Return Units	50% in total (25% each)	To provide absolute long-term alignment with shareholders by linking rewards to absolute TSR over a five- and seven-year period
Performance Share Awards	50%	Aligns rewards to both strategic financial performance metrics (operating income) and relative TSR performance as compared to a publicly traded pharmaceutical index, over a three-year period

Change for 2015 Awards: 2015 PSA Program is tied to performance against a combination of operating income over three one-year periods and relative TSR over a three-year period as compared to the DRG Index

Starting with grants in 2015, time-vested Restricted Stock Units (RSUs) that were formerly granted and represented approximately 25% of the annual grant value for our ELT members, including our NEOs, were replaced by additional PSAs, which now represent approximately 50% of the annual grant value along with the remaining 50% in 5- and 7-Year TSRUs. The number of PSAs earned will be based on performance against three one-year operating income metrics and relative TSR performance over the three-year period. TSRUs continue to reward absolute total shareholder return over 5- and 7-year periods. These changes were approved by the Committee to better align pay delivery with long-term performance, and to reflect shareholder feedback.

2015 Grant Value of Long-Term Incentive Awards

The 2015 grant value of each NEO’s long-term incentive award was set by the Committee based on competitive market data (targeted to median), relative duties and responsibilities, the individual’s future advancement potential, and his impact on Pfizer’s results; the awards were also used for retention purposes. These grant values (differ significantly from the accounting values shown in the 2015 Summary Compensation Table) were as follows:

Performance Equity		NEOs 2015 LTI Grant Value (granted in February 2015) ($)
Awards Type(1)	Allocation %	I. Read	F. D’Amelio	M. Dolsten	G. Germano	J. Young
5-Year TSRUs	25%	3,000,000	900,000	900,000	900,000	900,000
7-Year TSRUs	25%	3,000,000	900,000	900,000	900,000	900,000
PSAs	50%	6,000,000	1,800,000	1,800,000	1,800,000	1,800,000
Total Grant Value of
LTI Awards(2)		12,000,000	3,600,000	3,600,000	3,600,000	3,600,000

(1)	Consistent with historical practice, the grant value is converted into TSRUs and PSAs using the closing stock price/value on the first trading day of the week of grant. The actual value of the grant may differ due to the change in the value of the TSRUs/PSAs between the conversion date and the date of grant. In addition, due to the accounting rules, only one-third of the PSA grant value is reported in the SCT for 2015.
(2)	The amounts shown represent the full value of the grant which is significantly different from the amount reported in the SCT which reports one-third of the 2015 PSA grant in accordance with applicable accounting rules. The Committee considers the full value in its determination of annual compensation.

Pfizer 2016 Proxy Statement	55

EXECUTIVE COMPENSATION SECTION 2 – ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

Our long-term incentive awards are structured to align our executives’ interests with the interests of our shareholders and to emphasize the Committee’s expectation that our executive officers focus their efforts on improving Pfizer’s TSR, both on an absolute basis (through TSRUs, as the value realized from the TSRUs is consistent with the value received by Pfizer’s shareholders) and based on financial performance, and on a relative basis (through PSAs, which are earned based on both operating income performance against an internal goal and Pfizer’s TSR compared with the DRG Index).

2015 long-term incentive grant values represent a significant percentage of the overall actual compensation for our NEOs - 66% for the CEO and approximately 53% (on average) for the other NEOs. The ultimate value realized by an executive is directly linked to company performance and is aligned with the interests of our shareholders - the value of PSAs over the three-year performance period is realized based on relative TSR and financial performance; the value of TSRUs over the 5- and 7-year performance periods is realized based on absolute TSR.

Total Shareholder Return Units (TSRUs)

TSRUs, which deliver value based on absolute total shareholder return, vest three years following the date of grant and settle on the fifth or seventh anniversary of the grant date. The settlement value equals the difference between the settlement price and the grant price (both as described below), plus dividend equivalents accumulated during the term. The grant price is the closing stock price on the date of grant ($34.59 for the TSRUs granted on February 26, 2015), and the settlement price is the 20-day average of the closing prices ending on the fifth or seventh anniversary of the grant. The settlement value is delivered in shares of Pfizer common stock.

Performance Share Awards (PSAs)

2015 Changes to Performance Share Awards

Effective with the 2015 annual grant, we modified the PSA performance measure from three-year relative TSR (compared to our pharmaceutical peer group) to two measures:

1)	operating income* over three one-year periods; and
2)	relative TSR as compared to the NYSE ARCA Pharmaceutical Index (commonly referred to as the DRG Index) over the three-year performance period.

Rationale Behind PSA Metric and Peer Group Selection

PSAs deliver value based on both a strategic financial measure OI (operating income) and relative TSR against the DRG Index. Effective with the 2015 Annual Long-Term Incentive Award, the Committee added operating income as a financial metric for PSAs because of its expected correlation with long-term company performance and the view that it serves as a key indicator of the company’s financial health. Given the nature of our business, we expect future shareholder value growth to be largely driven by: new drug approvals (which have unpredictable timing), losses of exclusivity on existing drugs, as well as the impact of foreign exchange fluctuations, acquisitions and divestitures. As a result, operating income will be measured annually for three years against annual targets rather than a three-year target.

Going forward, relative TSR will be based on a comparison of Pfizer’s performance to the DRG Index. The Committee made this change because it wanted to use an objectively determined group of major capital-market pharmaceutical companies, which are well-known and easily tracked by investors and employees for transparency. In addition, the use of a broader group of companies moderates the volatility in measuring three-year TSR. To further lessen the impact of volatility, the TSR calculations will be based on the average of 30 trading days immediately prior to the start and end of each three-year performance period.

The Committee believes that the combination of the internal financial metric over the three one-year periods and relative TSR over the three-year period provides balance that will drive performance and ensure that pay delivery and long-term growth in the value of Pfizer are now even more closely aligned.

*	Operating income for PSA performance measure is based on Pfizer’s Non-GAAP Adjusted Operating Income stated at budgeted foreign exchange rates and is further refined to exclude other unbudgeted or non-recurring items.

56	Pfizer 2016 Proxy Statement

EXECUTIVE COMPENSATION SECTION 2 – ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

How We Determine Performance Share Awards (PSAs) Earned

The number of PSAs earned at the end of the three-year performance period will be determined as follows:

•	First year of the award was based on performance against the 2015 OI target, which resulted in a performance factor of 150% (see table below);
•	Second year of the award will be based on performance against the OI target which was set in early 2016;
•	Third year of the award will be based on performance against the OI target to be established in early 2017;
•	At the beginning of 2018, both the average annual OI performance factor along with the relative TSR point differential between Pfizer’s TSR and DRG Index TSR will be calculated; and
•	The average of the performance factors will be adjusted by the relative TSR differential (as adjusted by the leveraging factors). The final result will be the percentage of the target awards earned which will be paid in early 2018.

For the 2015 PSAs, we will determine the amount earned as follows:

STEP 3
	STEP 2		Calculated Differential
STEP 1		Achievement Against	(against DRG Index)
	Performance Factors	OI Target
“Leveraging Factor”

2015-2017	Year 1*: 2015 Performance Factor =	150%	PSA Payout**
Target PSAs	(Goals set: February 2015)	Target: $16.30 billion	TBD
		Threshold: $15.55 billion	(Approved February 2018)
Actual: $17.50 billion
To determine this final payout, the 3-year average OI performance factor will be determined and adjusted by the relative TSR including the application of the 1.5x / 2.0x leveraging of the differential.

	Year 2: 2016 Performance Factor =	TBD
	(Goals set: February 2016)	(Determined February
2017)

	Year 3: 2017 Performance Factor =	TBD
	(Goals set: February 2017)	(Determined February
2018)
*	Excludes Hospira, Inc. results
**	Payout ranges from 0% to maximum of 200%

2015 PSA Formula: Average of the three annual OI % Performance Factors + ((1.5 x the first 20 percentage point differential between Pfizer’s TSR % - DRG Index TSR %) + (2.0 x the differential over 20 percentage points))

2013 PSAs (pre-2015 Awards)

In early 2016, the PSAs granted in 2013 vested. The vesting of the 2013 PSAs was linked to Pfizer’s cumulative relative TSR (including reinvested dividends) over a three-year period (2013-2015) as compared to that of our pharmaceutical peer group. For this award, our pharmaceutical peer group consisted of AbbVie, Amgen, AstraZeneca, Bristol-Myers Squibb, Eli Lilly, GlaxoSmithKline, Johnson & Johnson, Merck, Novartis, Roche and Sanofi. The potential payout ranged from 0% to 200% of target. However, the payout would be capped at target if TSR was negative in the absolute (i.e., the decrease in the value of the stock exceeded the total dividend equivalents), regardless of Pfizer’s relative ranking. Based on Pfizer’s relative TSR ranking, the payout range was determined. The actual payout, within the range, was then determined by the Committee, which considered (but did not need to do so) other factors influencing performance both positively and negatively including factors outside of management’s control. Notwithstanding the foregoing, the Committee cannot approve a payout outside of the range.

Pfizer 2016 Proxy Statement	57

EXECUTIVE COMPENSATION SECTION 2 – ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

2013-2015 Performance Share Award Payout Matrix

Tier	Ranking	Payout Range
1	1st or 2nd	166% – 200%
2	3rd or 4th	133% – 166%
3	5th or 6th	100% – 133%
4	7th or 8th	66% – 100%
5	9th or 10th	33% – 66%
6	11th or 12th	0%

Our 2013 long-term incentive grants to our executives, including the NEOs, included PSAs that were earned during the performance period ending in 2015 based on the above matrix. Pfizer’s performance over the three-year period (2013-2015) resulted in a relative performance ranking of 9th (Tier 5), resulting in a payout ranging from 33% to 66% of target. In February 2016, the Committee approved a payout at 50% of target as shown below due to relative performance compared to peers.

Performance Share Award Payout for the
2013-2015 Performance Award Cycle

	Target Award	Actual Award	Actual Award Value at
Name	at Grant (#)	Shares(1) (#)	$30.23 Per Share(2) ($)
I. Read	109,911	60,737	1,836,080
F. D’Amelio	35,395	19,559	591,269
M. Dolsten	33,532	18,530	560,162
G. Germano	27,943	15,441	466,781
J. Young	20,492	11,324	342,325

(1)	These amounts include accumulated dividends on 50% of the target award for the three-year period, converted into shares at $30.23 per share.
(2)	This column represents the actual award value based on a stock price of $30.23 on February 26, 2016 (the closing price on the last trading day prior to the vesting date of February 28, 2016).

SECTION 3 –	How We Determine Executive Compensation

Role of the Compensation Committee

The Compensation Committee, comprised solely of independent directors, is responsible for determining the compensation for our NEOs and designing Pfizer’s executive compensation program. Each year, the Committee reviews and considers a comprehensive assessment and analysis of the executive compensation program, including the elements of each NEO’s compensation, with input from the Committee’s independent compensation consultant. The independent members of the Board review all decisions by the Committee relating to the compensation of our executives.

We set our executives’ (including our CEO’s) total target direct compensation for 2015 at approximately the 50th percentile of the market as defined by our pharmaceutical peer and general industry comparators. A significant portion of the total compensation opportunity for each of our executives (including the NEOs) is directly related to Pfizer’s total shareholder return and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our pharmaceutical peer group and general industry comparators. In making such comparisons, we consider company market capitalization and complexity, as indicated by revenues, range of products, international operations and other factors, because we use such factors in setting target levels of compensation and determining the value or level of awards granted.

58	Pfizer 2016 Proxy Statement

EXECUTIVE COMPENSATION SECTION 3 – HOW WE DETERMINE EXECUTIVE COMPENSATION

Role of the Independent Compensation Consultant

In 2015, the Committee decided to continue to retain the firm of Frederic W. Cook & Co., represented by George Paulin, its Chairman and Chief Executive Officer, as the Committee’s independent compensation consultant, to advise the Committee on executive compensation matters in accordance with our policy on criteria and assessment of the firm’s independence. See Other Compensation Programs and Policies—Criteria for Selection of Committee Consultant and 2015 Independence Assessment of Committee Consultant. Generally, these services can include advising the Committee on our executive compensation program, philosophy and evolving industry practices, providing market information and analysis regarding the competitiveness of our program design, reviewing our peer group, evaluating management proposals and our specific awards and other compensation values for appropriateness and in relationship to company performance.

2015 Compensation Consultant Services

In 2015, as part of his ongoing services to the Committee, Mr. Paulin attended all six of the regularly scheduled Committee meetings plus the two special Committee meetings that related solely to the Allergan transaction held during the year. During 2015, Mr. Paulin:

•	reviewed agendas in advance of Committee meetings and meeting minutes afterwards;
•	performed a risk analysis of the company’s executive compensation policies and programs which concluded that there is no “potential material risk” to Pfizer in their design or administration;
•	conducted a review of executive pay relative to peers and corporate performance, including the use of tally sheets and an analysis of realizable pay;
•	advised the Committee on the executive compensation peer groups and competitive benchmarking of executive positions; and
•	reviewed the executive pay structure.

He also advised the Committee on:

•	the composition of the long-term incentive program, including changes to the design of the PSAs;
•	the appropriateness of the design of the Portfolio Performance Share Awards, for eligible employees working in research and development in support of the company’s long-term portfolio strategy;
•	legislative and regulatory developments related to compensation policies and programs and compensation-related disclosure, including voting policies of proxy advisory firms and the company’s major institutional investors;
•	market trends and developments;
•	severance benefits and matters related to changes to the company’s pension and savings plans; and
•	shareholder engagement.

The total amount of fees paid to Frederic W. Cook & Co. in 2015 for services provided to the Compensation Committee was $223,624. In addition, the Committee reimburses Frederic W. Cook & Co. for Mr. Paulin’s reasonable travel and business expenses. During 2015, Frederic W. Cook & Co. received no other fees or compensation from the company other than $2,000, related to work for the Corporate Governance Committee. The Corporate Governance Committee of the Board agreed in February 2015 to retain Mr. Paulin and Frederic W. Cook & Co. to act as its consultant on Board compensation matters.

Pfizer 2016 Proxy Statement	59

EXECUTIVE COMPENSATION SECTION 3 – HOW WE DETERMINE EXECUTIVE COMPENSATION

How We Establish Executive Pay Targets

On an annual basis, the Committee reviews the total compensation opportunity of each Executive Leadership Team member (including the NEOs). This includes cash compensation (salary and target annual incentive) and long-term incentive compensation (target long-term incentive value), as well as perquisites, retirement benefits, health and insurance benefits. The Committee, with the advice of its independent consultant, then sets each ELT member’s compensation target for the current year. This generally involves establishing an annual incentive opportunity and a long-term incentive award. Regular salary adjustments, if any, typically become effective on April 1 of each year. The Committee’s decisions are reviewed and ratified by the independent members of the Board.

This chart explains the Compensation Committee’s process for determining our executive pay targets.

Analysis/Tools	Data Source	How We Use This Information			Purpose

Peer and Comparator Group Pay Analysis	Publicly available financial and compensation information as reported by our Peer and Comparator Group companies	•	We target the median compensation values of our peer and comparator groups to help determine an appropriate total level and mix of pay for our executives.		Establishes a competitive pay framework using comparator groups’ median compensation values, to help determine base pay and annual and long-term incentive targets
	(Typically from surveys and Public filings)	•	We use median compensation data for similar positions in our peer groups as a guide to set compensation targets for each executive.

		•	Each compensation target is assigned a numbered salary grade to simplify our compensation administration process.

			–	Each salary grade has a range of salary levels: including minimum, midpoint and maximum salary levels.

			–	Minimum and maximum salary range levels for each grade are set 25% below and above the salary range midpoint to approximate the bottom and top pay quartiles for positions assigned to that grade.

We review this framework/salary grade as a guide to determine the preliminary salary recommendation, target annual incentive award opportunity, and target long-term incentive value for each executive position.

Note: The actual total compensation and/or amount of each compensation element for an individual executive may be more or less than this median.
Tally Sheets	Internal compensation and benefits data	We review a “tally sheet” for each ELT member that includes target and actual total compensation elements, as well as benefits information, accumulated deferred compensation, and outstanding equity awards. Tally sheets are a useful tool in evaluating total compensation and internal pay equity.			This information helps the Committee to evaluate total compensation in relation to competitive market practice and performance

60	Pfizer 2016 Proxy Statement

EXECUTIVE COMPENSATION SECTION 3 – HOW WE DETERMINE EXECUTIVE COMPENSATION

Our 2015 Peer Groups – Competitive Pay Positioning

We target the median compensation values of both a peer group of large multinational pharmaceutical companies and a general industry comparator group to determine an appropriate total level and mix of pay for our executives. We believe that the use of both groups is valuable as the general industry comparators are more similar to Pfizer in size, revenue, scope and market capitalization while the pharmaceutical peers are in our industry.

We recognize that while some information is available on the performance of our non-U.S.-based peer companies, the compensation data can be limited in terms of comparable benchmarks and other information compared to peers with U.S. pay models. Using the companies in both groups provides a good balance and increases the amount of comparable compensation data available for us to perform our annual benchmarking analysis. Both groups are used as they are also a source of talent for Pfizer, have complex businesses as well as the availability of comparative data. We review these groups annually to determine if any changes are necessary.

2015 PHARMACEUTICAL PEER AND GENERAL INDUSTRY COMPARATOR GROUPS

Our peer group for 2015 consisted of the companies listed in the charts below.

2015 Pharmaceutical Peer Group

	AbbVie	Bristol-Myers Squibb	Johnson & Johnson	Roche*
	Amgen	Eli Lilly	Merck	Sanofi*
	AstraZeneca	GlaxoSmithKline	Novartis*
*	The Committee recognizes that while data is available on the performance of our non-U.S.-based peer companies, the compensation data in some cases is limited in terms of comparable benchmarks and may use different pay models as compared to Pfizer’s pay model.

2015 General Industry Comparator Group

	AT&T	ConocoPhillips	Honeywell	United Technologies
	Boeing	Dow Chemical+	IBM	UnitedHealth Group
	Caterpillar	DuPont+	Mondelez	Verizon
	Chevron	Express Scripts	PepsiCo
	Coca-Cola	General Electric	Procter & Gamble
	Comcast	Hewlett-Packard	United Parcel Service
+	Announced merger on December 11, 2015.

PFIZER COMPARISON TO PEER GROUP MEDIANS

The chart below compares Pfizer’s 2015 revenue, net income and market capitalization to the median 2015 revenue, net income and market capitalization for our pharmaceutical peer group and general industry comparator group.

		Pharmaceutical Peer	General Industry
In Billions	Pfizer ($)	Group Median ($)	Comparator Group Median ($)
Revenue*	48.9	23.8	74.5
Reported Net Income*	7.0	4.8	5.5
Market Capitalization*	183.3	97.4	85.2

*	Revenue and Net Income based on published earnings releases. Market Capitalization as of February 24, 2016. Figures for Hewlett-Packard reflect total pre-split revenue and net income as of 10/31/15 (last reported quarter) and combined HP Inc. and HP Enterprise market capitalization values as of February 24, 2016.

Pfizer 2016 Proxy Statement	61

EXECUTIVE COMPENSATION SECTION 4 – HOW WE EVALUATE PERFORMANCE: 2015 COMPENSATION DECISIONS

SECTION 4 –	How We Evaluate Performance: 2015 Compensation Decisions

Linking Pay and Performance

This section highlights the Committee’s key compensation decisions for 2015, as reported in the 2015 Summary Compensation Table based on the Committee’s review of each NEO’s performance and annual assessment. These decisions were made with the advice of the Committee’s independent consultant, Frederic W. Cook & Co., and are discussed in greater detail elsewhere in this CD&A.

SETTING PERFORMANCE OBJECTIVES

The performance objectives for our NEOs reflect the goals on which the Committee believes our executives should focus during the year in order to achieve Pfizer’s business goals, including operating, financial and/or strategic plans. Progress against these objectives is monitored and reviewed during the year. The Committee recognizes that increasing total shareholder return should be emphasized; however, they also acknowledge that performance against this objective may not be reflected in a single 12-month period.

Summary of Financial, Operating and Strategic Factors Used in Determining NEO Total Direct Compensation

Achievement of key financial/non-financial objectives

•  Total Revenue

•  Adjusted diluted EPS

•  Cash Flow from Operations

•  Operating Income

•  Total Shareholder Return

•  Key business unit/function financial performance metrics such as Revenues and Income Before Taxes

•  Individual performance

DETERMINING 2015 AWARDS

For 2015, the Committee reviewed the annual incentive funding matrix, which sets funding ranges based on performance, and found that the relationship between the funding levels at the varying performance levels and the performance was appropriate. The Committee also concluded that the degree of difficulty of the targets (and other points on the matrix) was significant and reasonable given the business environment and related factors. The Committee also reviewed the target levels for the annual long-term incentive awards and concluded that they were appropriate and do not encourage unnecessary or excessive risk-taking.

PAYING FOR PERFORMANCE

The Committee made decisions about individual compensation elements and total compensation using its judgment, advice from its independent consultant, and input from the CEO (in the case of the other NEOs), focusing primarily on each NEO’s performance against his individual financial and strategic objectives, as well as Pfizer’s overall performance. The Committee also considered a variety of qualitative factors, including the business environment in which the results were achieved. Therefore, the Committee determined each NEO’s compensation based on multiple factors, including the competitive market, individual performance, internal equity and affordability. The Committee took into consideration the key individual accomplishments described below which were important factors in assessing the respective NEO’s performance for 2015.

62	Pfizer 2016 Proxy Statement

EXECUTIVE COMPENSATION SECTION 4 – HOW WE EVALUATE PERFORMANCE: 2015 COMPENSATION DECISIONS

2015 NEO Pay and Performance Summaries

The tables below provide the compensation actions relating to 2015 as follows: April 1, 2015 salary, 2015 performance year bonus and the 2015 LTI grant awarded in February 2015 for each NEO and a summary of his individual accomplishments for 2015.

Ian C. Read CHAIRMAN AND CEO	2015	Base Salary:	$1.87M
		Bonus/GPP:	$4.30M
		LTI Grant:	$11.88M
		(Full value)

KEY ACCOMPLISHMENTS

Imperative 1: Improving the Performance of Our Innovative Core

• Progressed 39 programs in the pipeline, including an accelerated approval for Ibrance in advanced ER+/HER2- breast cancer in the U.S. and approval of Xalkori in 1st line ALK+ advanced non-small cell lung cancer in the E.U.; received U.S. FDA Breakthrough Therapy Designations for three key oncology clinical development programs in areas of unmet patient need.

• Advanced key scientific collaborations in immuno-oncology to establish a potential for deep, competitive market position; Pfizer/Merck KGaA alliance for the co-development of avelumab successfully underway with 28 studies to date, seven with registrational intent.

Imperative 2: Making the Right Capital Allocation Decisions

• Ensured timely and effective close of Hospira, Inc. acquisition; on track to achieve stated synergy and EPS targets.

• Announced our proposed transaction with Allergan plc to accelerate the growth strategies of the Innovative and Established businesses and improve topline growth potential.

• Deployed capital in targeted transactions to advance our pipeline and accelerate growth potential across our businesses. Key transactions included Servier in immuno-oncology, Redvax and GlaxoSmithKline in vaccines, and AM Pharma in inflammation.

• Returned $13.1 billion to shareholders through dividends and share repurchases.

Imperative 3: Earning Greater Respect from Society

• Strengthened Pfizer’s reputation as an industry leader through robust engagement with our stakeholders and continued momentum in our public health initiatives:

- Engaged domestic policymakers and international government leaders in Europe and China on key legislative issues, including intellectual property protection, free market policies, and the value of medicines to encourage public policy supportive of innovation.

- Extended the reach of the Get Old platform to more than 98 million people, inspiring people of all ages to embrace healthy aging.

- The Chief Medical Officer program, Get Healthy, Stay Healthy reached tens of millions of people, with more than 90 million views of the program’s content in 2015 alone and drove a substantial year-over-year increase in consumers’ willingness to act on the information they learned.

Imperative 4: Creating a Culture of Ownership

• Advanced our ownership culture through colleague initiatives designed to support thoughtful risk taking and encourage the adoption of a growth mindset; demonstrated by improvements across key culture areas in our annual colleague engagement survey.

• Held 3rd annual OWNIT! day to emphasize importance of a strong culture in empowering colleagues and progressing Pfizer’s business objectives.

Pfizer 2016 Proxy Statement	63

EXECUTIVE COMPENSATION SECTION 4 – HOW WE EVALUATE PERFORMANCE: 2015 COMPENSATION DECISIONS

Frank A. D’Amelio EVP, BUSINESS OPERATIONS AND CFO	2015	Base Salary:	$1.30M
		Bonus/GPP:	$2.34M
		LTI Grant:	$3.56M
		(Full value)

KEY ACCOMPLISHMENTS

• Exceeded 2015 Reported Revenue guidance and achieved high-end of 2015 Adjusted Diluted EPS guidance.

• Reduced outstanding shares by approximately 182 million or 3.0% as a result of $6.2 billion in share repurchases.

• Generated $1.35 billion of operating cash flow and $350 million in savings incremental to the annual operating plan through various finance and business operations initiatives.

• Successfully closed the acquisition of Hospira, Inc. on September 3, 2015.

• Negotiated the proposed combination with Allergan.

• Returned $13.1 billion to shareholders through dividends and share repurchases.

• Drove clear and effective analysis of business development activity with focus on capital allocation, and delivered above benchmark results in procurement.

Mikael Dolsten, M.D., Ph.D. PRESIDENT, WORLDWIDE RESEARCH AND DEVELOPMENT	2015	Base Salary:	$1.22M
		Bonus/GPP:	$1.85M
		LTI Grant:	$3.56M
		(Full value)

KEY ACCOMPLISHMENTS

• Progressed 24 programs in the mid- to late-stage pipeline (phase 2 through in registration) with focus on six core therapeutic areas:

- Two approvals, including an accelerated approval for Ibrance in advanced ER+, HER2- breast cancer in the U.S. in combination with letrozole in the first line setting U.S.; Xalkori for ALK-positive non-small cell lung cancer (NSCLC) in the first line setting (EU).

•  In addition, achieved approval of label expansion for Prevenar 13 Adult Vaccine based on results of CAPiTA Trial (U.S./EU).

- 3 submissions, including Xeljanz QD-MR 11mg U.S.; Xalkori for ROS1 positive patients in NSCLC U.S.; Ibrance for recurrent advanced breast cancer U.S. and advanced and recurrent advanced breast cancer (EU).

- Six Phase III Starts, including avelumab in NSCLC 2nd line, potential biosimilar bevacizumab in lung cancer, potential biosimilar adalimumab for rheumatoid arthritis, rivipansel for sickle cell disease, tanezumab in osteoarthritis, and Ibrance for early breast cancer in the adjuvant setting.

- Six Proofs of Concept.

- 11 Proof of Concept Study Starts.

• Entered into over 20 external asset and technology deals, including access to novel approaches in cancer immuno-therapy and gene therapy:

- Six compound license deals;

- Eight major technology deals;

- Additionally:

• Equity based deals with early biotech; and

• Research collaborations with academic institutions.

• Actively engaged global regulatory agencies to help shape policy environment related to expedited drug pathways, disclosure of clinical trial data, and post-marketing commitment reporting reform.

64	Pfizer 2016 Proxy Statement

EXECUTIVE COMPENSATION SECTION 4 – HOW WE EVALUATE PERFORMANCE: 2015 COMPENSATION DECISIONS

Geno Germano GROUP PRESIDENT, GLOBAL INNOVATIVE PHARMA BUSINESS (GIP)	2015	Base Salary:	$1.18M
		Bonus/GPP:	$1.85M
		LTI Grant:	$3.56M
		(Full value)

KEY ACCOMPLISHMENTS

• Achieved $14 billion in revenue and income before taxes (IBT) of $7.8 billion for GIP:

- Grew net product revenues from Eliquis and Xeljanz by $871 million.

• Achieved the following targeted approvals:

- Rapamune: Approval in the U.S. for the treatment of Lymphangioleiomyomatosis;

- Somavert: Approval in the EU for the treatment of Acromegaly; and

- Eliquis: Approval in Japan for the treatment and prevention of recurrence of Venous Thromboembolism (deep vein thrombosis and pulmonary embolism).

• Advanced eight Phase III pipeline innovative medicines, including the following key drugs: bococizumab for the treatment of hyperlipidemia, ertugliflozin for the treatment of Type 2 Diabetes and rivipansel for the treatment of vaso-occlusive crisis in sickle cell disease.

• Initiated a strategic leadership plan designed to accelerate value creation through a focus on Category Leadership and achieve competitive, sustainable growth through innovation.

John D. Young GROUP PRESIDENT, GLOBAL ESTABLISHED PHARMA BUSINESS (GEP)	2015	Base Salary:	$1.10M
		Bonus/GPP:	$2.10M
		LTI Grant:	$3.56M
		(Full value)

KEY ACCOMPLISHMENTS

• Achieved $21.6 billion in revenue and IBT of $12.9 billion for GEP.

• Successfully led the acquisition and commercial integration of Hospira, Inc. including creation of a focused, dedicated GEP R&D organization as an engine of potential sustainable growth for GEP.

• Advanced five assets in Phase lll (potential biosimilars to trastuzumab, rituximab, infliximab, bevacizumab and adalimumab) with all meeting or exceeding development timelines.

• Contributed to improving Pfizer’s reputation by expanding the GEP initiatives and the collaborations with global health institutions that can contribute efforts to improve global public health by providing family planning and anti-infective products.

Pfizer 2016 Proxy Statement	65

EXECUTIVE COMPENSATION SECTION 5 – 2016 COMPENSATION ACTIONS

SECTION 5 – 2016 Compensation Actions

SALARY AND ANNUAL INCENTIVE TARGETS

In February 2016, the Committee approved salaries (effective April 1, 2016) and 2016 target annual incentive award levels for the NEOs as follows:

	April 1, 2016	2016 Salary	2016 Target Annual	2016 Target Annual
Name	Salary ($)	Midpoint ($)(1)	Incentive (%)	Incentive ($)(1)
I. Read	1,917,000	1,794,700	150%	2,692,100
F. D’Amelio	1,332,000	1,170,500	100%	1,170,500
M. Dolsten	1,245,000	1,170,500	100%	1,170,500
G. Germano(2)	1,175,000	1,170,500	100%	1,170,500
J. Young	1,140,000	1,170,500	100%	1,170,500
(1)	2016 salary midpoints are unchanged from 2014; 2016 target annual incentive amounts are based on a percentage of 2016 salary range midpoints.
(2)	Mr. Germano will not receive an April 1, 2016 merit increase and his salary is therefore unchanged from 2015.

2016 LONG-TERM INCENTIVE AWARDS

In February 2016, the Committee granted long-term equity incentive awards to the NEOs in consideration of their 2015 performance and their expected future performance. These awards included 5- and 7-Year TSRUs and PSAs.

			Estimated Future Payouts Under the
			Performance Share Program(1) PSA Grants			5-year TSRUs	7-year TSRUs
	Performance	Award Value	Threshold(2)	Target(3)	Maximum(2)	Grant(4)	Grant(5)
Name	Period	($)	(#)	(#)	(#)	(#)	(#)
I. Read	1/1/16 – 12/31/18	13,000,000	0	216,306	432,612	560,345	500,770
F. D’Amelio	1/1/16 – 12/31/18	3,600,000	0	59,900	119,800	155,172	138,675
M. Dolsten	1/1/16 – 12/31/18	3,600,000	0	59,900	119,800	155,172	138,675
G. Germano(6)	1/1/16 – 12/31/18	—	—	—	—	—	—
J. Young	1/1/16 – 12/31/18	3,600,000	0	59,900	119,800	155,172	138,675
(1)	The actual number of shares, if any, that will be paid out at the end of the performance period cannot be determined because the shares earned by the NEOs will be based upon our future performance compared with the three one-year annual operating income targets and with Pfizer’s relative three-year TSR performance as compared to the DRG Index. Dividend equivalents on any shares earned will be paid in shares of common stock at the end of the performance period. See more detail regarding this program under “Performance Share Award.”
(2)	Based on performance against the three one-year annual operating income targets and Pfizer’s relative three-year TSR performance as compared to the DRG Index, varying amounts of shares of common stock, from 0% to 200%, of target will be earned. In no event will the payout exceed the maximum payout of 200% of target.
(3)	The target amount represents 50% of the total award value of the long-term incentive grant; remaining 50% of the total award value is allocated to TSRUs.
(4)	5-Year TSRUs vest on the third anniversary of the grant date (February 25, 2019) and will be settled in shares on the fifth anniversary of the grant date (February 25, 2021). The number of shares delivered at settlement, if any, for each TSRU will equal the difference between the settlement price (the average of the closing prices of Pfizer common stock for the 20 trading days ending February 25, 2021) and the TSRU grant price ($30.59), plus dividend equivalents accrued during the life of the TSRU, divided by the settlement price, subject to the results being positive.
(5)	7-Year TSRUs vest on the third anniversary of the grant date (February 25, 2019) and will be settled in shares on the seventh anniversary of the grant date (February 25, 2023). The number of shares delivered at settlement, if any, for each TSRU will equal the difference between the settlement price (the average of the closing prices of Pfizer common stock for the 20 trading days ending February 25, 2023) and the TSRU grant price ($30.59), plus dividend equivalents accrued during the life of the TSRU, divided by the settlement price, subject to the results being positive.
(6)	Mr. Germano did not receive a 2016 annual LTI award.

NOTE: Consistent with historical practice, long-term incentive award values are converted into units using the closing stock price/value on the first trading day of the week of grant. The PSA values were converted to units using the closing stock price on February 22, 2016 of $30.05. The 5-Year TSRU values were converted to TSRUs using $5.80 and the 7-Year TSRU values were converted to TSRUs using $6.49, representing the estimated value at grant using the Monte Carlo Simulation model as of February 22, 2016.

66	Pfizer 2016 Proxy Statement

EXECUTIVE COMPENSATION SECTION 5 – 2016 COMPENSATION ACTIONS

EQUITY AWARD GRANT PRACTICES

The Committee customarily approves equity awards to eligible employees, including the NEOs, at its meeting held in late February of each year and which are granted the following day. Equity grants to certain newly hired employees, including executive officers, are effective on the last business day of the month of hire. Special equity grants to continuing employees are effective on the last business day of the month in which the award is approved. Stock option and TSRU grants have an exercise/grant price equal to the closing market price of Pfizer’s common stock on the grant date. Our equity incentive plan prohibits the repricing or exchange of equity awards without shareholder approval.

RETENTION AWARDS

In connection with our entering into a definitive merger agreement with Allergan plc, in November 2015 our Directors approved retention awards for each of Dr. Dolsten, and Messrs. Germano and Young, whom the Board believed would have an important role in consummating the combination with Allergan and successfully integrating the two businesses. Each retention award provides for a $1 million cash payment subject to the recipient’s continued employment for three months following the closing or the termination of the merger agreement. The retention award would be forfeited upon an earlier termination of employment, other than involuntary termination without cause or death.

Pfizer 2016 Proxy Statement	67

EXECUTIVE COMPENSATION SECTION 6 – POST-EMPLOYMENT COMPENSATION AND BENEFITS

SECTION 6 – Post-Employment Compensation and Benefits

The following table provides information on Pfizer’s post-employment compensation programs and benefits.

Plan/Eligibility	Description of Benefit

Pension and Savings Plans

Available to eligible U.S.- and Puerto Rico-based employees, including eligible NEOs

Plans include:

- defined benefit pension plans

- non-qualified supplemental pension plans

- defined contribution savings plans

- non-qualified supplemental savings plan

Benefits under the defined benefit pension plans will be frozen as of December 31, 2017 for all participants, although they may continue to grow into retirement plan milestones.

Effective January 1, 2018, all eligible U.S.- and Puerto Rico-based colleagues will earn retirement benefits through the RSC coincident with the freezing of the defined benefit pension plans.

Since 2011, newly hired colleagues, rehired colleagues and colleagues who transfer to the U.S. and Puerto Rico, earn retirement benefits through an age- and service-weighted annual company retirement savings contribution (RSC) to the defined contribution savings plans, which is in addition to the company matching contributions. Effective January 1, 2018, all eligible U.S.- and Puerto Rico-based colleagues will earn retirement benefits through the RSC.

The Pfizer defined contribution savings plans permit all eligible U.S.- and Puerto Rico-based employees, including the NEOs, to make pre-tax, after-tax and/or Roth contributions, from their eligible pay, up to certain limits and to receive company matching contributions. Pfizer also maintains a non-qualified supplemental savings plan that permits eligible participants to make pre-tax contributions in excess of tax law limitations on qualified plans and to receive matching contributions and RSC, if applicable.

Pfizer maintains related non-qualified supplemental benefit plans for U.S. employees (including NEOs) participating in the pension plan and earning in excess of the IRC limit ($265,000 for 2015).

The provisions and features of the qualified defined benefit pension plans and the related supplemental pension plans are described in the narrative accompanying the “2015 Pension Benefits Table” and the “2015 Non-Qualified Deferred Compensation Table”.

Insurance Plans

Provide health and family security benefits, such as medical insurance, dental insurance, life insurance and long-term disability insurance. Available to all eligible U.S.- and Puerto Rico-based employees, including the NEOs.

Programs are designed to provide certain basic quality of life benefits and protections to Pfizer employees, including the NEOs, and at the same time enhance Pfizer’s attractiveness as an employer of choice.

The cost of these plans is shared between the employee and the company. The company’s annual cost of the benefits for each NEO ranges from approximately $17,600 to $26,900.

Individual Supplemental Disability Insurance	Pfizer makes available additional supplemental individual disability insurance coverage, in excess of the limits available under the company’s group long-term disability plan and participants pay the full cost of this coverage.

Deferred Compensation

Executives are permitted to elect to defer receipt of their annual incentive awards and any shares earned under the Performance Share Awards (PSAs) into the Pfizer Inc. Deferred Compensation Plan.

Certain of our NEOs are required to defer the receipt of Restricted Stock Units (RSUs). See “Other Compensation Programs and Policies—Tax Policies”.

Annual incentive awards may be deferred under one of more of the following: Pfizer Savings Plan (PSP), the Pfizer Inc. Supplemental Savings Plan (Pfizer Supplemental Savings Plan or PSSP) and/or Pfizer Deferred Compensation Plan. Deferrals may be notionally invested in a selection of mutual funds, Pfizer stock and/or a cash fund earning interest at 120% of the applicable federal long-term rate (the return ranged between 2.61% and 3.34% in 2015).

The Pfizer stock unit funds are credited with dividends, which are reinvested into dividend equivalent units. Deferred PSAs (prior to 2014) and RSUs may only be deferred into the Pfizer stock fund.

Retiree Health Care Benefits Pfizer maintains post-retirement medical coverage for the benefit of its eligible U.S.- and Puerto Rico-based employees, including the NEOs.	Active employees who are at least age 55 and have at least 15 years of service after age 40 are eligible for post-retirement medical coverage. For U.S. employees, including the NEOs, the value of the post-retirement medical coverage currently ranges from $123,000 to $275,000 (based on service and coverage) over the course of retirement.

Executive Severance Plan

Provides severance benefits to ELT members in the event of involuntary termination of employment without cause.

Severance payments and benefits under the Executive Severance Plan are described in “Estimated Benefits Upon Termination Table”.

Benefits consist of cash severance equal to the greater of:

(a) one times pay (defined as base salary plus target annual incentive), or

(b) 13 weeks’ pay plus three weeks’ pay per year of service, subject to a maximum of 104 weeks’ pay.

Eligible participants in the GPP also receive a pro-rata annual incentive for the year of termination, provided certain performance targets are achieved, as well as certain health and insurance benefits.

68	Pfizer 2016 Proxy Statement

EXECUTIVE COMPENSATION SECTION 7– OTHER COMPENSATION PROGRAMS AND POLICIES

SECTION 7 – Other Compensation Programs and Policies

PERQUISITES

We provide a limited number of perquisites (personal benefits) to our NEOs, including limited use of company aircraft, reimbursement for certain financial counseling and home security services. For our CEO, we also include the use of a company car and driver and limited personal security where deemed necessary and advisable in connection with business travel to high-risk locations. The transportation benefits provide increased efficiencies and allow more productive use of our executives’ time and, in turn, greater focus on Pfizer-related activities.

We do not provide tax “gross-ups” for perquisites provided to ELT members, except in the case of certain relocation expenses (consistent with our relocation policy for U.S.-based employees generally); therefore, executives (including the NEOs) pay taxes due on perquisites (other than certain relocation expenses). The Compensation Committee reviews and carefully considers the reasonableness and rationale for providing these perquisites.

Company Aircraft

As a result of the recommendations contained in an independent, third-party security study, the Board has determined that the CEO must use company-provided aircraft for all air travel, including personal travel, to the maximum extent practicable. The security study also recommends that the CEO’s spouse and dependent children use company-provided aircraft when they accompany the CEO, to the maximum extent practicable. Travel by the CEO’s spouse or dependent children is generally considered personal use and is subject to taxation and disclosure.

Other ELT members (including the other NEOs) may use company aircraft for limited personal travel. Personal use by ELT members (including the other NEOs) is permitted only with the prior approval of the CEO or his designees and is subject to other limitations. Travel by Messrs. Read and D’Amelio to attend meetings of the boards of directors of Kimberly-Clark Corporation and Humana Inc., respectively, is treated as business travel in view of the significant benefits to Pfizer of their service on those boards.

The amounts disclosed in the “All Other Compensation” column in the 2015 Summary Compensation Table and in the table below have been valued based on the incremental costs to the company for the personal use of company-provided aircraft. Incremental costs for personal use consist of the variable costs incurred by Pfizer to operate the aircraft for such use, including fuel costs; crew expenses (including travel, hotels and meals); in-flight catering; landing, parking and handling fees; communications expenses; certain trip-related maintenance; and other trip-related variable costs, as well as certain costs of any “deadhead” flights. Such costs do not include fixed or non-variable costs that would be incurred whether or not there was any personal use of the aircraft, such as crew salaries and benefits, insurance costs, aircraft purchase costs, depreciation, and scheduled maintenance.

To the extent required by tax regulations, amounts associated with personal use of corporate aircraft are imputed as income to ELT members, including the CEO. These amounts are not grossed up for taxes.

Car and Driver

The company’s policy on the use of cars and drivers is as follows:

•	cars and drivers are available to ELT members (including the NEOs) for business reasons;
•	ELT members (other than the CEO, as discussed below) are required to reimburse the company for personal use of cars and drivers;
•	for security reasons, cars and drivers are available to the CEO for personal use (including commuting); and
•	spouse/partner travel is generally considered personal use, and the incremental cost of such travel must be reimbursed to the company.

Incremental cost to the company is calculated as a portion of the cost of the annual lease, a portion of the cost of the driver, and fuel used.

The company costs of personal use of a car and driver by the CEO need not be reimbursed, and the unreimbursed incremental cost to the company of personal use of a car and driver by Mr. Read in 2015 is reflected in the table below and in the “All Other Compensation” column in the 2015 Summary Compensation Table. For tax purposes, the cost of the use of the cars and fuel is imputed as income to the CEO. All taxes on this income are paid by the CEO and he is not provided a gross-up for these taxes by the company. Tax regulations provide that as a result of the recommendations contained in the independent, third-party security study referred to above, the cost of the driver is not reportable as income to the CEO.

Pfizer 2016 Proxy Statement	69

EXECUTIVE COMPENSATION SECTION 7 – OTHER COMPENSATION PROGRAMS AND POLICIES

Other Perquisites

Pfizer provides a taxable allowance of up to $10,000 per year to each of our executive officers for financial counseling services, which may include tax preparation and estate planning services. We value this benefit based on the actual charges for the services, and such value is imputed as income to the individual.

Reimbursement for appropriate home security systems and monitoring charges is provided to the ELT members. The cost of these items is imputed as income to the recipients, as required.

Pfizer purchases season and other tickets to sporting, cultural and other events for use in connection with our business. On occasion, these tickets are provided to employees, including ELT members, and non-employee Directors for personal use. There is no incremental cost associated with such tickets or other items. In addition, ELT members and/or non-employee Directors may from time to time receive tickets or other items from third parties (subject to our policies on conflicts of interest). Pfizer does not provide or reimburse for country club memberships for any executive officers.

The following table summarizes the incremental cost of perquisites for the NEOs in 2015.

2015 INCREMENTAL COST OF PERQUISITES PROVIDED TO NEOs

	Aircraft	Financial	Car	Home	Other	Total
Name	Usage ($)	Counseling ($)	Usage ($)	Security ($)	($)(1)	($)
I. Read	106,843	10,000	24,870	27,679	—	169,392
F. D’Amelio	41,474	10,000	—	939	—	52,413
M. Dolsten	60,560	10,000	—	2,415	—	72,975
G. Germano	63,318	8,938	—	472	1,324	74,052
J. Young	21,887	2,500	—	—	36,575	60,962

(1)	The amount shown for Mr. Germano represents the value of certain personal benefits provided in association with business travel. The amount shown for Mr. Young represents the cost of relocation benefits of $34,473 and a tax gross-up for a portion of the relocation benefits of $2,102, consistent with Pfizer’s relocation policy for U.S.-based employees.

Tax Policies

IRC Section 162(m) limits to $1.0 million the amount of non-performance-based remuneration that Pfizer may deduct in any calendar year for its CEO and each of the three other highest-paid NEOs, other than the CFO. We have structured our annual short-term and long-term incentive awards with the intention of meeting the exception to this limitation for “performance-based” compensation, as defined in IRC Section 162(m), so that these amounts may be fully deductible for income tax purposes. However, RSUs granted prior to 2014 do not qualify as “performance-based” compensation. Consequently, our NEOs are generally required to defer the receipt of these RSUs to avoid the loss of the deduction. Effective with the February 2015 Annual LTI Award, RSUs are no longer granted as part of the annual LTI award.

To maintain flexibility and the ability to pay competitive compensation, we do not require all compensation to be deductible. Since the non-performance-based compensation paid to our NEOs exceeds $1.0 million, a portion of their compensation (other than that paid to the CFO) is not deductible.

Derivatives Trading/Hedging Policy

Executive officers, including the NEOs, may not purchase or sell options on Pfizer common stock or engage in short sales of Pfizer common stock. Also, trading by executive officers in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to Pfizer common stock (sometimes referred to as “hedging”) is prohibited. These provisions also apply to our non-employee Directors.

70	Pfizer 2016 Proxy Statement

EXECUTIVE COMPENSATION SECTION 7 – OTHER COMPENSATION PROGRAMS AND POLICIES

Compensation Recovery/Clawback

The Compensation Committee may, if permitted by law, make retroactive adjustments to any cash- or equity-based incentive compensation paid to NEOs and other executives where a payment is predicated upon the achievement of specified financial results that are the subject of a subsequent restatement. Where applicable, we will seek to recover any amount the Committee determines to have been inappropriately received by the individual executive officer. In addition, our equity incentive awards contain compensation recovery provisions.

Stock Ownership and Holding Requirements

Our NEOs, are subject to stock ownership and holding requirements. The CEO is required to own Pfizer common stock equal in value to at least six times his annual salary. Each of the other NEOs is required to own Pfizer common stock equal in value to at least four times their annual salary. For purposes of these requirements, ownership includes not only shares owned directly by the NEO, but also shares and certain units held through various Pfizer plans and programs. We have also established milestone guidelines that we use to monitor progress toward meeting these targets over a five-year period, at the end of which the executive is expected to have reached the applicable ownership level.

Until an NEO reaches the applicable milestone, he must hold and may not sell any shares (except to meet tax withholding obligations). Once the ownership level is met, he must hold and may not sell shares if doing so would cause his ownership to fall below that level. As of December 31, 2015, Mr. Read owned Pfizer common stock and units equal in value to approximately 29 times his salary. Although Pfizer does not require its NEOs to hold Pfizer common stock for specified periods of time, we believe that the above holding requirements result in the ownership by our NEOs of significant amounts of common stock for substantial periods of time and align the interests of our NEOs with those of our shareholders. Additionally, certain long-term incentive awards continue to vest and settle in accordance with their stated terms following an NEO’s retirement rather than vesting upon retirement, maintaining the alignment with shareholders.

The following graph summarizes the shares held as a multiple of base salary for the NEOs as of December 31, 2015.

2015 STOCK OWNERSHIP

In addition, consistent with our policy prohibiting the pledging of Pfizer stock, none of our ELT members (including our NEOs) or other officers has pledged Pfizer stock as collateral for personal loans or other obligations.

Pfizer 2016 Proxy Statement	71

EXECUTIVE COMPENSATION SECTION 7 – OTHER COMPENSATION PROGRAMS AND POLICIES

CRITERIA FOR SELECTION OF COMMITTEE CONSULTANT

The Committee has established the following criteria used to select its consultant. For more information regarding the role of the independent compensation consultant, see “How We Determine Executive Compensation – Role of the Independent Compensation Consultant” on page 59.

Degree of Independence

-	Financial independence: measured by dollar volume of other business conducted with Pfizer
-	Independent thinking: subjectively assessed by their known work as well as information gathered in screening interviews

Familiarity with the business environment

-	Knowledge of the pharmaceutical industry and general industry comparator companies
-	Specific knowledge of Pfizer, its strategic objectives and its culture, its senior management and its Board of Directors
-	Broad knowledge of market trends, investor preferences, proxy advisor policies, compensation risk-management and any applicable regulations
-	Public and investor relations

Particular strengths and/or distinguishing characteristics including, but not limited to:

-	Creative thinking
-	Strong understanding of corporate governance
-	Special areas of expertise
-	Ability to establish rapport and dynamic presence with groups

References from current clients for whom the consultant acts in an advisory role similar to the role desired by the Committee

Potential issues such as:

-	Conflicts of interest with other clients or Committee members
-	Degree of availability/accessibility

2015 INDEPENDENCE ASSESSMENT OF COMMITTEE CONSULTANT

In 2015, as required by rules adopted by the Securities and Exchange Commission under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Committee decided to continue to retain the firm of Frederic W. Cook & Co. to serve as its independent compensation consultant after assessing the firm’s independence, including taking into consideration the following factors, among others:

•	the fact that neither the firm nor Mr. Paulin provides any other services to the company other than as a consultant to the Corporate Governance Committee on Board-related compensation matters;
•	the fees received by the firm as a percentage of its total revenues;
•	the firm’s policies and procedures designed to prevent conflicts of interest;
•	the absence of any significant business or personal relationships between the firm or Mr. Paulin and the members of the Committee;
•	the fact that neither the firm nor Mr. Paulin owns any company stock or equity derivatives; and
•	the absence of any business or personal relationships between the firm or Mr. Paulin and any executive officer of the company.

Based upon this assessment, the Committee determined that the engagement of Frederic W. Cook & Co. does not raise any conflicts of interest or similar concerns. The Corporate Governance Committee performed a similar assessment of Frederic W. Cook & Co. prior to retaining the firm’s services as consultant on Board-related compensation matters during February 2015.

72	Pfizer 2016 Proxy Statement

EXECUTIVE COMPENSATION COMPENSATION TABLES

Compensation Tables

2015 Summary Compensation Table

							Change In Pension
							Value and Non-
						Non-Equity	Qualified Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards(1)	Awards(2)	Compensation(3)	Earnings(4)	Compensation(5)	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
I. Read Chairman and Chief Executive Officer	2015	1,858,750	–	2,011,628	5,842,990	4,300,000	3,586,558	388,036	17,987,962
	2014	1,815,000	–	6,447,998	6,361,672	3,000,000	5,266,550	391,828	23,283,048
	2013	1,776,250	–	6,016,528	6,066,471	3,400,000	1,212,198	476,300	18,947,747
F. D’Amelio EVP, Business Operations and Chief Financial Officer	2015	1,293,750	–	603,492	1,752,896	2,341,000	509,904	169,132	6,670,174
	2014	1,268,750	–	2,140,974	2,112,274	1,300,000	1,443,327	217,488	8,482,813
	2013	1,243,750	–	1,937,522	1,953,612	1,650,000	103,791	235,655	7,124,330
M. Dolsten President, Worldwide Research and Development	2015	1,207,500	–	603,492	1,752,896	1,850,000	458,165	185,813	6,057,866
	2014	1,177,500	–	1,863,860	1,838,921	1,300,000	938,593	156,180	7,275,054
	2013	1,148,750	–	1,835,542	1,850,790	1,340,000	113,810	164,512	6,453,404
G. Germano Group President, Global Innovative Pharma Business(6)	2015	1,168,750	–	603,492	1,752,896	1,850,000	1,219,961	187,621	6,782,720
	2014	1,150,000	–	1,813,518	1,789,223	1,355,000	2,817,518	630,593	9,555,852
	2013	926,250	–	1,529,600	1,542,325	1,075,000	7,698	173,174	5,254,047
J. Young Group President, Global Established Pharma Business	2015	1,085,000	–	603,492	1,752,896	2,100,000	0	377,537	5,918,925
	2014	1,040,000	–	1,813,518	1,789,223	1,260,000	1,020,948	326,498	7,250,187
	2013	810,075	–	1,121,732	1,131,033	1,075,000	870,903	287,603	5,296,346
(1)	The amounts shown in this column represent for 2015 the grant values for the PSAs granted in 2015*, and for 2014 and 2013 the RSUs and PSAs granted in 2014 and 2013, respectively. Further information regarding the 2015 awards is included in the “2015 Grants of Plan-Based Awards” and “2015 Outstanding Equity Awards at Fiscal Year-End” tables elsewhere in this Proxy Statement. The grant date fair value using Pfizer’s closing stock price on the date of grant (February 26, 2015) is reflected in this column. The PSA values shown for 2015 represent a target payout based on the probable outcome of the performance conditions determined using the closing stock price on February 26, 2015. The maximum potential values of the PSAs granted in 2015 (assuming a closing stock price of $34.59) based on the units included here (one-third of the grant value) would be as follows (subject to rounding): Mr. Read—$4,023,267; Mr. D’Amelio—$1,206,983; Dr. Dolsten—$1,206,983; Mr. Germano—$1,206,983; and Mr. Young—$1,206,983. Information related to the performance-based award program is included in “Performance Share Awards (PSAs)” elsewhere in this Proxy Statement. The 2015, 2014 and 2013 PSA grant date fair values have been determined using Pfizer’s closing stock price on the respective grant date.

* For the 2015 PSAs, the amounts shown in the table above represent one-third of the value of the PSAs at grant, consistent with the applicable accounting rules, as only the first-year goal of the three-year performance period beginning in 2015 was set in 2015. The Committee considered the full value of the award when making the grant and the amounts shown below represent (subject to rounding) the grant date fair (full) accounting values using $34.59:

	I. Read	F. D’Amelio	M. Dolsten	G. Germano	J. Young
PSAs at Target ($)	6,034,883	1,810,475	1,810,475	1,810,475	1,810,475
TSRUs ($)	5,842,990	1,752,896	1,752,896	1,752,896	1,752,896
PSAs at Maximum ($)	12,069,765	3,620,950	3,620,950	3,620,950	3,620,950
(2)	The amounts shown in this column represent the grant date fair values of the TSRUs awarded in 2015, 2014 and 2013. The grant date fair values have been determined using the Monte Carlo Simulation model, based on the assumptions and methodologies set forth in the Company’s 2015 Financial Report (Note 13, Share-Based Payments).
(3)	The amounts shown in this column represent annual incentive awards made to the NEOs. Further information regarding the 2015 awards is included in “Elements of Our Executive Compensation Program—2015 Annual Incentive Awards” table elsewhere in this Proxy Statement.
(4)	The amounts shown in this column represent the change in pension value for 2015, 2014 and 2013. The 2015 pension amounts represent the difference between the December 31, 2015 and December 31, 2014 present values of age 65 accrued pensions, or the current benefit if the NEO is eligible for an unreduced pension under the Pension Plan and Supplemental Plans, based on the pension plan assumptions for each year, as shown in the footnotes to the “Pension Plan Assumptions” table later in this Proxy Statement. Further information regarding pension plans is included in the “2015 Pension Benefits Table” later in this Proxy Statement consistent with SEC rules. The amount reported in the SCT for Mr. Young is zero as the change in value is negative. The present value of Mr. Young’s pension benefit declined by $972,470 and represents the net impact of several factors on his U.K. Plan benefit: (i) a decrease in his accrued benefits due to the net effect of the application of the statutory limited price inflation applicable to deferred benefits under the U.K. Plans, (ii) the impact of the GBP to USD exchange rate, which resulted in a decrease in the dollar value of his U.K. benefit and (iii) the impact of lower interest rates (used in calculating the equivalent lump sum value) on the pension value which resulted in an increase.

Pfizer 2016 Proxy Statement	73

EXECUTIVE COMPENSATION COMPENSATION TABLES

(5)	The amounts shown in this column represent the matching contributions made by the Company under the Savings Plan and Supplemental Savings Plan and, for Mr. Young, a RSC contribution, plus the incremental cost to the Company of perquisites received by each of the NEOs. The column also includes relocation benefits provided to Mr. Young which are consistent with Pfizer’s relocation policy for U.S.-based employees. This amount for Mr. Young includes the cost of relocation benefits of $34,473, and a tax gross-up for a portion of such relocation benefits of $2,102. Additional information regarding 2015 perquisites is provided under “Perquisites” elsewhere in this Proxy Statement. The Supplemental Savings Plan is a non-qualified retirement savings plan that is discussed in more detail in the “2015 Non-Qualified Deferred Compensation Table” later in this Proxy Statement.
(6)	Effective February 8, 2016, Mr. Germano ceased being a member of the ELT and serving as Group President, Global Innovative Pharma Business.

2015 Grants of Plan-Based Awards Table

The following Grants of Plan-Based Awards Table provides additional information about non-equity incentive awards and long-term equity incentive awards granted to our NEOs during 2015. The long-term incentive awards were made under the 2014 Stock Plan, and are described in the CD&A section “Elements of our Executive Compensation Program.”

									All Other
								All Other	TSRU
								Stock	Awards:
								Awards:	Number of	Exercise Or	Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts Under			Number	Securities	Base Price	Fair Value
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			of Shares	Underlying	of TSRU	of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target(3)	Maximum	or Units	TSRUs(3)	Awards	and TSRUs(4)
Name (A)	Date (B)	($)(C)	($)(D)	($)(E)	(#)(F)	(#)(G)	(#)(H)	(#)(I)	(#)(J)	($/Sh)(K)	($)(L)
I. Read	2/26/2015								483,092	34.59	2,879,228
									402,685	34.59	2,963,762
		0	2,692,100	5,384,200	0	58,156	116,313				2,011,628
F. D’Amelio	2/26/2015								144,928	34.59	863,771
									120,805	34.59	889,125
		0	1,170,500	2,341,000	0	17,447	34,894				603,492
M. Dolsten	2/26/2015								144,928	34.59	863,771
									120,805	34.59	889,125
		0	1,170,500	2,341,000	0	17,447	34,894				603,492
G. Germano	2/26/2015								144,928	34.59	863,771
									120,805	34.59	889,125
		0	1,170,500	2,341,000	0	17,447	34,894				603,492
J. Young	2/26/2015								144,928	34.59	863,771
									120,805	34.59	889,125
		0	1,170,500	2,341,000	0	17,447	34,894				603,492

(1)	The amounts represent the threshold, target and maximum annual incentive award payout for the January 1, 2015–December 31, 2015 performance period. The actual 2015 payout is reported in the “2015 Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column.
(2)	The amounts represent the threshold, target and maximum share payouts under our Performance Share Awards for the January 1, 2015–December 31, 2017 performance period. The PSAs are designed to reward the achievement of three one-year operating income goals and relative TSR over the three-year performance period. The “target” amount shown represents one-third of the 2015 grant. The payment for below threshold performance is 0%. See SCT footnote 1 for further information on the full value of the PSA grant.
(3)	Consistent with historical practice, long-term incentive grant values are converted into units using the closing stock price/value on the first trading day of the week of grant. The PSA values were converted into units using the closing stock price of $34.39 on February 23, 2015; the 5-Year and 7-Year TSRU award values were converted using $6.21 and $7.45, respectively, the estimated values using the Monte Carlo Simulation model as of February 23, 2015. PSAs generally vest three years from the grant date. The 5-Year and 7-Year TSRUs also generally vest three years from the grant date and are settled five and seven years from the grant date, respectively. Effective with the February 2015 long-term incentive grant, additional PSAs were granted in lieu of RSUs. As such, no RSUs were granted to the NEOs in 2015.
(4)	The amounts shown in this column represent the award values as of the grant date (subject to rounding). The values for the PSAs, 5-Year and 7-Year TSRUs are shown at the respective fair values of $34.59, $5.96 and $7.36, as of February 26, 2015.

74	Pfizer 2016 Proxy Statement

EXECUTIVE COMPENSATION COMPENSATION TABLES

2015 Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the equity awards we have made to our NEOs that were outstanding as of December 31, 2015.

		Option/TSRU Awards(2)							Stock Awards(2)
						Equity						Equity
						Incentive					Equity	Incentive
						Plan					Incentive	Plan Awards:
						Awards:					Plan Awards:	Market or
		Number of	Number of		Number of	Number of			Number	Market	Number of	Payout Value
		Securities	Securities	Number of	Securities	Securities			of Shares	Value of	Unearned	of Unearned
		Underlying	Underlying	Securities	Underlying	Under-	Option/		or Units	Shares or	Shares, Units	Shares, Units
	Grant Date/	Unexercised	Unexercised	Underlying	Unexercised	lying Un-	TSRU	Option/	of Stock	Units of	or Other	or Other
	Performance	Options	Options	Unexercised	TSRUs	exercised	Exercise	TSRU	That Have	Stock That	Rights That	Rights That
	Share	Exercisable	Unexercisable	TSRUs	Unvested	Unearned	Price	Expiration	Not Vested	Have Not	Have Not	Have Not
Name (A)	Period(1)	(#)(B)	(#)(C)	Vested (#)(B)	(#)(C)	Options (#)(D)	($)(E)	Date (F)	(#)(G)	Vested ($)(H)	Vested (#)(I)	Vested ($)(J)
I. Read	2/22/2007	250,000					25.87	2/21/2017
	9/28/2007	25,000					24.43	9/27/2017
	2/24/2011			584,112			18.90	2/24/2016
	2/24/2011			483,559			18.90	2/24/2018
	2/24/2011(3)			420,000			20.90	2/24/2018
	2/23/2012			788,835			21.03	2/23/2017
	2/23/2012			668,724			21.03	2/23/2019
	2/28/2013				649,780		27.37	2/28/2018	120,463	3,888,543
	2/28/2013				539,305		27.37	2/28/2020
	2/27/2014				548,885		32.23	2/27/2019	106,141	3,426,216
	2/27/2014				437,158		32.23	2/27/2021
	2/26/2015				483,092		34.59	2/26/2020
	2/26/2015				402,685		34.59	2/26/2022
	1/1/2013-
	12/31/2015										109,911	3,547,927
	1/1/2014-
	12/31/2016										100,031	3,229,001
	1/1/2015-
	12/31/2017										174,469	5,631,859

Pfizer 2016 Proxy Statement	75

EXECUTIVE COMPENSATION COMPENSATION TABLES

		Option/TSRU Awards(2)							Stock Awards(2)
						Equity						Equity
						Incentive					Equity	Incentive
						Plan					Incentive	Plan Awards:
						Awards:					Plan Awards:	Market or
		Number of	Number of		Number of	Number of			Number	Market	Number of	Payout Value
		Securities	Securities	Number of	Securities	Securities			of Shares	Value of	Unearned	of Unearned
		Underlying	Underlying	Securities	Underlying	Under-	Option/		or Units	Shares or	Shares, Units	Shares, Units
	Grant Date/	Unexercised	Unexercised	Underlying	Unexercised	lying Un-	TSRU	Option/	of Stock	Units of	or Other	or Other
	Performance	Options	Options	Unexercised	TSRUs	exercised	Exercise	TSRU	That Have	Stock That	Rights That	Rights That
	Share	Exercisable	Unexercisable	TSRUs	Unvested	Unearned	Price	Expiration	Not Vested	Have Not	Have Not	Have Not
Name (A)	Period(1)	(#)(B)	(#)(C)	Vested (#)(B)	(#)(C)	Options (#)(D)	($)(E)	Date (F)	(#)(G)	Vested ($)(H)	Vested (#)(I)	Vested ($)(J)
F. D’Amelio	9/28/2007	292,000					24.43	9/27/2017
	2/24/2011			210,280			18.90	2/24/2016
	2/24/2011			174,081			18.90	2/24/2018
	2/23/2012			218,447			21.03	2/23/2017
	2/23/2012			185,185			21.03	2/23/2019
	2/28/2013				209,251		27.37	2/28/2018	38,793	1,252,240
	2/28/2013				173,675		27.37	2/28/2020
	2/27/2014				182,247		32.23	2/27/2019	35,243	1,137,631
	2/27/2014				145,150		32.23	2/27/2021
	2/26/2015				144,928		34.59	2/26/2020
	2/26/2015				120,805		34.59	2/26/2022
	1/1/2013-
	12/31/2015										35,395	1,142,551
	1/1/2014-
	12/31/2016										33,214	1,072,148
	1/1/2015-
	12/31/2017										52,341	1,689,567
M. Dolsten	2/24/2011			210,280			18.90	2/24/2016
	2/24/2011			174,081			18.90	2/24/2018
	2/23/2012			218,447			21.03	2/23/2017
	2/23/2012			185,185			21.03	2/23/2019
	2/28/2013				198,238		27.37	2/28/2018	36,751	1,186,329
	2/28/2013				164,534		27.37	2/28/2020
	2/27/2014				158,662		32.23	2/27/2019	30,681	990,383
	2/27/2014				126,366		32.23	2/27/2021
	2/26/2015				144,928		34.59	2/26/2020
	2/26/2015				120,805		34.59	2/26/2022
	1/1/2013-
	12/31/2015										33,532	1,082,413
	1/1/2014-
	12/31/2016										28,915	933,376
	1/1/2015-
	12/31/2017										52,341	1,689,567

76	Pfizer 2016 Proxy Statement

EXECUTIVE COMPENSATION COMPENSATION TABLES

		Option/TSRU Awards(2)							Stock Awards(2)
						Equity						Equity
						Incentive					Equity	Incentive
						Plan					Incentive	Plan Awards:
						Awards:					Plan Awards:	Market or
		Number of	Number of		Number of	Number of			Number	Market	Number of	Payout Value
		Securities	Securities	Number of	Securities	Securities			of Shares	Value of	Unearned	of Unearned
		Underlying	Underlying	Securities	Underlying	Under-	Option/		or Units	Shares or	Shares, Units	Shares, Units
	Grant Date/	Unexercised	Unexercised	Underlying	Unexercised	lying Un-	TSRU	Option/	of Stock	Units of	or Other	or Other
	Performance	Options	Options	Unexercised	TSRUs	exercised	Exercise	TSRU	That Have	Stock That	Rights That	Rights That
	Share	Exercisable	Unexercisable	TSRUs	Unvested	Unearned	Price	Expiration	Not Vested	Have Not	Have Not	Have Not
Name (A)	Period(1)	(#)(B)	(#)(C)	Vested (#)(B)	(#)(C)	Options (#)(D)	($)(E)	Date (F)	(#)(G)	Vested ($)(H)	Vested (#)(I)	Vested ($)(J)
G. Germano	2/24/2011			163,551			18.90	2/24/2016
	2/24/2011			135,397			18.90	2/24/2018
	2/23/2012			169,903			21.03	2/23/2017
	2/23/2012			144,033			21.03	2/23/2019
	2/28/2013				165,198		27.37	2/28/2018	30,626	988,596
	2/28/2013				137,112		27.37	2/28/2020
	2/27/2014				154,374		32.23	2/27/2019	29,852	963,633
	2/27/2014				122,951		32.23	2/27/2021
	2/26/2015				144,928		34.59	2/26/2020
	2/26/2015				120,805		34.59	2/26/2022
	1/1/2013-
	12/31/2015										27,943	902,000
	1/1/2014-
	12/31/2016										28,134	908,166
	1/1/2015-
	12/31/2017										52,341	1,689,567
J. Young	2/22/2007	41,700					25.87	2/21/2017
	2/24/2011			52,570			18.90	2/24/2016
	2/24/2011			43,520			18.90	2/24/2018
	2/23/2012			51,578			21.03	2/23/2017
	2/23/2012			43,724			21.03	2/23/2019
	2/28/2013				121,145		27.37	2/28/2018	22,459	724,987
	2/28/2013				100,548		27.37	2/28/2020
	2/27/2014				154,374		32.23	2/27/2019	29,852	963,633
	2/27/2014				122,951		32.23	2/27/2021
	2/26/2015				144,928		34.59	2/26/2020
	2/26/2015				120,805		34.59	2/26/2022
	1/1/2013-
	12/31/2015										20,492	661,482
	1/1/2014-
	12/31/2016										28,134	908,166
	1/1/2015-
	12/31/2017										52,341	1,689,567

(1)	For better understanding of this table, we have included an additional column showing the grant dates of stock options, TSRUs and RSUs and the associated performance periods for the PSAs.
(2)	Vesting Provisions:

Stock options become exercisable in accordance with the vesting schedule below:

Grant Date	Vesting
2/22/2007	Full vesting after 3 years
9/28/2007	1/3 per year in years 1, 2 and 3—Mr. D’Amelio
9/28/2007	Full vesting after 3 years—Mr. Read

Pfizer 2016 Proxy Statement	77

EXECUTIVE COMPENSATION COMPENSATION TABLES

TSRUs vest and are settled in accordance with the schedule below:

Grant Date	Vesting
2/24/2011	Full vesting after 3 years and payable after 5 years or 7 years
2/23/2012	Full vesting after 3 years and payable after 5 years or 7 years
2/28/2013	Full vesting after 3 years and payable after 5 years or 7 years
2/27/2014	Full vesting after 3 years and payable after 5 years or 7 years
2/26/2015	Full vesting after 3 years and payable after 5 years or 7 years

RSUs vest in accordance with the schedule below:

Grant Date	Vesting
2/28/2013	Full vesting after 3 years
2/27/2014	Full vesting after 3 years

(3)	Mr. Read received Premium-Priced 7-Year TSRUs at a grant price of $20.90, a 25% premium over the market price of our common stock on the last trading day prior to being named CEO (December 3, 2010). The other terms of this grant are identical to those described in the “Elements of our Executive Compensation Program” above.

2015 Option/TSRU Exercises and Stock Vested Table

The following Option/TSRU Exercises and Stock Vested Table provides additional information about the value realized by the NEOs on option/TSRU award exercises/settlements and stock/unit award vestings during 2015.

	TSRU			Option		Restricted Stock/Restricted				Performance Shares 2012-2014
	Awards			Awards		Stock Units				Paid February 2015(1)
	Number	Number		Number		Number	Number			Number	Number
	of Shares	of Shares	Value	of Shares	Value	of Shares	of Shares		Value	of Shares	of Shares	Value
	Acquired	Withheld	Realized	Acquired	Realized	Acquired	Withheld		Realized	Acquired	Withheld	Realized
	on Exercise	to Cover	on Exercise	on Exercise	on Exercise	on Vesting	to Cover		on Vesting	on Vesting	to Cover	on Vesting
Name	(#)	Taxes (#)	($)(2)	(#)	($)(2)	(#)	Taxes (#)		($)(4)	(#)	Taxes (#)	($)(4)
I. Read	119,410	60,360	4,138,746	–	–	169,897	0	(3)	5,842,745	83,074	37,813	2,879,345
F. D’Amelio	119,410	61,580	4,138,746	–	–	47,049	20,016		1,618,002	23,006	11,865	797,388
M. Dolsten	88,704	44,915	3,074,490	–	–	47,049	0	(3)	1,618,002	23,006	8,497	797,388
G. Germano	50,493	24,856	1,750,092	–	–	36,593	0	(3)	1,258,450	17,893	6,474	620,171
J. Young	29,911	12,970	1,036,703	31,500	180,338	11,109	0	(3)	382,021	5,432	2,341	188,273

(1)	The PSAs earned were determined based on relative TSR performance over the 2012-2014 performance period and were paid on February 25, 2015.
(2)	Includes TSRUs which were granted on February 25, 2010, vested on February 25, 2013 and settled on February 25, 2015 at $34.66. Mr. Young exercised 31,500 stock options from his February 23, 2006 stock option grant (grant price of $26.20) on December 14, 2015 at a market price of $31.925.
(3)	Due to IRC Section 162(m), which applies to our CEO and the NEOs (excluding the CFO), when the RSUs vest, the payment of shares was automatically deferred until the earlier of January of the year when it can be reasonably expected that the individual is no longer subject to IRC Section 162(m) or January following termination of employment (but paid no earlier than the first day following the six-month anniversary of such termination of employment).
(4)	The RSUs vested on February 23, 2015 at $34.39 for all NEOs. Performance Shares were paid on February 25, 2015 at $34.66.

Retirement Benefits

The following 2015 Pension Benefits Table shows the present value of accumulated benefits payable to each of our NEOs (other than Mr. Young) under the Pfizer Consolidated Pension Plan (the Pension Plan or the PCPP), which retains both the Pfizer and legacy company pension formulas, including: the Wyeth Retirement Plan U.S. (the Wyeth Sub-Plan) and the Pfizer Retirement Annuity Plan (PRAP Sub-Plan) formulas. Included are benefits earned under the related Pfizer Inc. Non-funded Supplemental Retirement Plan (the Supplemental Pension Plan) and the Wyeth Supplemental Executive Retirement Plan (collectively, the Supplemental Plans). Except for Mr. Young, pension benefits earned in 2015 for all eligible U.S.- and Puerto Rico-based employees, including the eligible NEOs, were provided under the Pfizer pension formula. The amounts reported for Mr. Young represent the benefits earned under the Pfizer Group Pension Scheme (the U.K. Pension Plan) and the related Unfunded Unapproved Retirement Benefits Scheme (the U.K. Supplemental Plan, together the U.K. Plans) in which he participated until August 2012, when he transferred to the U.S. Under the terms of the U.K. Plans, upon his departure from the U.K., Mr. Young ceased accruing service credits and his compensation taken into account under the U.K. Plans was frozen. The present value (in U.S. dollars) of Mr. Young’s total benefit declined by $972,470 due to the net effect of (i) the application of the statutory limited price inflation applicable to deferred benefits in the U.K., which resulted in a decline in the benefit, (ii) the GBP to USD exchange rate, which resulted in a decrease in the dollar value of his U.K. benefit, and (iii) the impact of lower interest rates (used to calculate the equivalent lump sum) on the pension value, which resulted in an increase in his benefit.

78	Pfizer 2016 Proxy Statement

EXECUTIVE COMPENSATION COMPENSATION TABLES

2015 Pension Benefits Table

		Number of	Age 65	Present		Immediate
		Years of	Single-Life	Value of	Payments	Annuity
		Credited	Annuity	Accumulated	During Last	Payable on	Lump Sum
Name	Plan Name	Service (#)	Payment ($)	Benefit ($)(1)	Fiscal Year ($)	12/31/2015 ($)	Value ($)(2)
I. Read(3)	Pension Plan	35	140,400	1,936,826	–	140,400	1,954,887
	Supplemental Plan		3,088,531	42,670,320	–	3,088,531	43,003,860
F. D’Amelio	Pension Plan	8	33,505	293,100	–	19,433	300,908
	Supplemental Plan(4)		671,675	5,789,527	–	389,571	6,032,314
M. Dolsten(5)	Pension Plan	7	32,252	295,384	–	16,264	299,309
	Supplemental Plan		313,618	2,818,496	–	158,310	2,856,095
G. Germano(6)	Pension Plan	28	127,525	1,118,464	–	87,986	1,872,891
	Supplemental Plan		1,099,894	9,261,941	–	758,297	14,306,358
J. Young(7)	U.K. Pension Plan	23	635,951	6,476,338	–	–	–
	U.K. Supplemental Plan	1	23,635	266,760	–	–	–

(1)	The present value of these benefits is based on the December 31, 2015 assumptions as shown below, used in determining our annual pension expense for fiscal 2016.
(2)	These amounts reflect the values of annuities, if paid as a lump sum benefit as of January 1, 2016, and are shown for illustrative purposes only for NEOs who are not eligible to receive a lump sum from the Pension Plan as of December 31, 2015.
(3)	The amount for Mr. Read reflects his attainment of the “Rule of 90” (age plus service greater than or equal to 90) in November 2010. This provides him with an unreduced pension benefit upon his retirement.
(4)	Mr. D’Amelio’s supplemental plan benefits reflect the inclusion of an additional six years of benefit accrual service for pension purposes that were provided under the terms of his offer letter in 2007. The amounts shown include $295,192 in the Supplemental Pension Plan Age 65 Single-Life Annuity Payment and $2,544,415 in the Supplemental Pension Plan Present Value of Accumulated Benefits, both of which are attributable to the additional six years of service.
(5)	Prior to 2012, the retirement benefits for Dr. Dolsten were based on the provisions of the Wyeth Sub-Plan formula and the Wyeth Supplemental Executive Retirement Plan.
(6)	Prior to 2012, the retirement benefits for Mr. Germano were based on the provisions of the Wyeth Sub-Plan formula and the Wyeth Supplemental Executive Retirement Plan. Under the terms of Mr. Germano’s offer letter (which incorporated the pension obligation from Wyeth), Pfizer would provide an annual pension make-up equal to the difference, if any, between $547,000 and the respective straight-life pension plan annuity payable from the plans at the time of his separation. As his benefit accrual has exceeded $547,000, no additional payment is expected.
(7)	Mr. Young transferred from the U.K. to the U.S. in August 2012 and the table reflects benefits accrued during his participation in the U.K. Plans. The amount reported represents the present value of the accrued benefit, payable at age 65. Due to changes in the U.K. pension laws, Mr. Young ceased participation in the U.K Pension Plan and commenced participation in the U.K. Supplemental Plan on April 1, 2011. He does not currently participate in the Pension Plans or any of the Supplemental plans. The benefits were converted from GBP to USD using exchange rates (£ per $1) of 0.641560 and 0.674764 as of 12/31/14 and 12/31/15, respectively.

Pfizer 2016 Proxy Statement	79

EXECUTIVE COMPENSATION COMPENSATION TABLES

The Pension Plan and Supplemental Pension Plan Summary

The Pension Plan is a funded, tax-qualified, non-contributory defined benefit pension plan that covers certain employees, including several of the NEOs. The following table summarizes the pension plan including the legacy plan benefits for our NEOs.

Pfizer’s Pension Plan(1)

Name	Time Frame	Plans	Pension Earnings	Formula	Form of Payment
All NEOs (excluding J. Young)	Current	Pension Plan/ Supplemental Pension Plan

Highest five-calendar year average of salary and
bonus(3) earned for the year

Earnings up to the tax limit are accrued under the Pension Plan; excess earnings are accrued under the Supplemental Pension Plan

				Pfizer formula: Greater of (1.4% of Pension Earnings) x years of service; and (1.75% of Pension Earnings –1.5% primary social security benefit) x years of service(1) (capped at 35)	Annuity or Lump sum (if retirement eligible)

Legacy Plans
Name	Time Frame	Plans	Pension Earnings	Formula	Form of Payment
M. Dolsten and G. Germano	Pension benefits earned prior to January 2012	Pension Plan /Wyeth Sub-Plan/ Supplemental Plans	Highest five-year average salary of the last 10 years and bonus paid during the year	(2% of Pension Earnings -1/60th of annual primary social security benefit) x years of service (capped at 30)	Annuity or Lump sum
J. Young(2)	Pension benefits earned prior to August 2012	U.K. Pension Plan/ U.K. Supplemental Plan	Basic salary	After 2010-1.75% of Pension Earnings x years of service Prior to 2011-2.22% of Pension Earnings x years of service	Annuity

(1)	Compensation covered by the Pension Plan and the related Supplemental Pension Plan for 2015 equals the sum of the amounts set forth for 2015 in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the “2015 Summary Compensation Table” except a portion of the 2015 “Non-Equity Incentive Plan Compensation” for Messrs. D’Amelio and Young is not included in covered compensation for pension purposes.
(2)	A different formula applied to benefits earned prior to 2011. The total amount is shown in the “2015 Pension Benefits Table”.
(3)	Certain bonuses are not included in pension earnings.

GENERAL

Contributions to the Pension Plan are made entirely by Pfizer and are paid into a trust fund from which benefits are paid. Under the Pension Plan, the amount of annual earnings that may be considered in calculating benefits is limited by law. For 2015, the annual limitation was $265,000. The Pension Plan also currently limits pensions paid to an annual maximum benefit in 2015 of $210,000, payable at age 65 in accordance with IRC requirements. Under the Supplemental Plans, Pfizer provides, out of its general assets, amounts substantially equal to the difference between the amount that would have been paid in the absence of these IRC limits and the amount that may be paid under the Pension Plan. The Supplemental Plans are non-funded; however, in certain circumstances Pfizer has established and will fund trusts to secure obligations to make payments under the Supplemental Plans. In 2015, for eligible active participants, an offer was made to allow a one-time election of a notional transfer of the post-2004 Supplemental Pension Plan benefit to the Pfizer Supplemental Savings Plan (PSSP) effective January 2016. Mr. Read was eligible for the offer and chose to elect the transfer which was in the amount of $30,992,370. It represents a transfer amount of $26,964,478 in January 2016, with the remaining amount of $4,027,892 transferred in March 2016. As a result, a reduction in the Supplemental Plan figures will be noted in 2016 with a corresponding increase to his PSSP account. By electing the notional transfer, Mr. Read ceased participating in the Pension Plans effective December 31, 2015. The Board policy on Pension Benefits for Executives will be applied as if the notional transfer was not made.

80	Pfizer 2016 Proxy Statement

EXECUTIVE COMPENSATION COMPENSATION TABLES

The present value of accumulated benefits has been computed based on the assumptions as of December 31, 2015 in the following table, which was used in developing our financial statement disclosures:

PENSION PLAN ASSUMPTIONS(1)

Assumptions as of	12/31/2013	12/31/2014	12/31/2015
Discount Rate	5.20% for qualified pension plans, 4.80% for non-qualified pension plans	4.20% for qualified pension plans, 4.00% for non-qualified pension plans	4.59% for qualified pension plans, 4.46% for non-qualified pension plans
Lump Sum Interest Rate	For PRAP Sub-Plan, rates based on implied forward rates developed from the December 2013 full yield curve published by the IRS in January 2014. For Wyeth Sub-Plan, 125% of the conversion factors used for PRAP Sub-Plan	For PRAP Sub-Plan, rates based on implied forward rates developed from the November 2014 full yield curve published by the IRS in December 2014 adjusted for movements in the Mercer Yield Curve spot rates during December 2014. For Wyeth Sub-Plan, 125% of the conversion factors used for PRAP Sub-Plan	For PRAP Sub-Plan, rates based on implied forward rates developed from the November 2015 full yield curve published by the IRS in December 2015 adjusted for movements in the Mercer Yield Curve spot rates during December 2015. For Wyeth Sub-Plan, 125% of the conversion factors used for PRAP Sub-Plan
Percent Electing Lump Sum	80%/70%(2)—PRAP 65%(3)—Wyeth	80%/70%(2)—PRAP 65%(3)—Wyeth	80%/70%(2)—PRAP 65%(3)—Wyeth
Mortality Table for Lump Sums	Unisex mortality table specified by IRS Revenue Ruling 2007-67, based on RP 2000 table, with projected mortality improvements (7-15 years)	Unisex mortality table specified by IRS Revenue Ruling 2007-67, based on RP 2000 table, with projected mortality improvements (7-15 years)	Unisex mortality table specified by IRS Revenue Ruling 2007-67, based on RP 2000 table, with projected mortality improvements (7-15 years)
Mortality Table for Annuities	Separate annuitant and non-annuitant rates for the 2014 plan year, as set forth in regulation 1.412(l)(7)-1	RP-2014 annuitant mortality table, adjusted to remove post-2007 improvement projections	RP-2014 annuitant mortality table, adjusted to remove post-2007 improvement projections
Mortality Improvement Scale for Annuities	N/A	MP-2014 projection scale, adjusted to use a 10-year grade down period and a 0.75% ultimate annual improvement rate	MP-2014 projection scale, adjusted to use a 10-year grade down period and a 0.75% ultimate annual improvement rate

(1)	These assumptions are also used to determine the change in pension value in the “2015 Summary Compensation Table”.
(2)	80% relates to the PRAP Sub-Plan and 70% relates to the Supplemental Pension Plan. Only applies to the extent the executive is eligible to receive a lump sum.
(3)	65% relates to the Wyeth Sub-Plan and the Wyeth Supplemental Executive Retirement Plan.

We have included an additional column titled “Age 65 Single-Life Annuity Payment” in the 2015 Pension Benefits Table (on page 79). The amounts listed in this column represent the amount payable to the executive upon attaining age 65, assuming termination of employment on December 31, 2015. We have also added a column showing the immediately payable pension benefit as well as a column showing the lump sum value of that benefit for those NEOs who meet the criteria for benefit commencement under the pension plan. Lump sum interest rates as of January 1, 2016 are 1.69% for annuity payments expected to be made during the first 5 years, 4.11% for payments after 5 and up to 20 years, and 5.07% for payments made after 20 years.

EARLY RETIREMENT PROVISIONS

Under the Pension Plan and Supplemental Plans, the normal retirement age is 65. Under the Pension Plan PRAP Sub-Plan, if a participant terminates employment with an age and years of service combination equal to or greater than 90, the employee is entitled to receive either an annuity or an equivalent lump sum that is unreduced under the terms of the Pension Plan or the Supplemental Pension Plan for early payment. Mr. Read attained this milestone during 2010. With respect to the PRAP Sub-Plan, if an employee retires on or after age 55 with 10 or more years of service, that participant may elect to receive either an early retirement annuity or lump sum payment, reduced by 4% per year (prorated for partial years) for each year between benefit commencement and age 65. If an employee does not satisfy any of the above criteria and has three years of vesting service under the Pension Plan, that participant may elect to receive an annuity starting on or after age 55, reduced by 6% per year for each year (prorated for partial years) prior to age 65; a lump sum payment is not available from the qualified PRAP Sub-Plan benefit under these circumstances.

BOARD POLICY ON PENSION BENEFITS FOR EXECUTIVES

The Board has a policy providing that it will seek shareholder approval prior to the payment of amounts to any senior executive from the Company’s defined benefit pension plans if his or her benefit, computed as a single life annuity, will exceed 100% of the senior executive’s final average salary, as calculated at the discretion of the Committee. This policy applies to all benefit accruals after January 1, 2006. For purposes of this policy, “final average salary” means the average of the highest five calendar years’ earnings (as defined by the Committee and not based on the legacy pension plan definition), where earnings include salary earned during the year and annual cash incentives (or bonus) earned for the year. This policy will be applied as if the notional transfer of certain supplemental benefits was not made.

Pfizer 2016 Proxy Statement	81

EXECUTIVE COMPENSATION COMPENSATION TABLES

2015 Non-Qualified Deferred Compensation Table(1)

The following Non-Qualified Deferred Compensation Table summarizes activity during 2015 and account balances in our various non-qualified savings and deferral plans for our NEOs. The following plans permit the executives to defer amounts previously earned on a pre-tax basis: Pfizer Supplemental Savings Plan (PSSP), DCP, and, prior to 2012, the Wyeth Deferred Compensation Plan (Wyeth DCP). Other than employer contributions to the PSSP, the account balances in these plans are generally attributable to deferrals of previously earned compensation and the earnings on those amounts. In addition to employee deferrals, the PSSP has two types of company contributions—a Company matching contribution and the RSC described in more detail below. The PSSP is a non-qualified supplemental savings plan that provides for the deferral of compensation that otherwise could have been deferred under the related tax-qualified 401(k) plan (PSP) but for the application of certain IRC limitations, plus company matching contributions based on the executive’s contributions and the RSC. Of the NEOs, only Mr. Young is currently eligible for the RSC.

		Executive	Pfizer	Aggregate	Aggregate	Aggregate
		Contributions In	Contributions in	Earnings in	Withdrawals/	Balance at
Name	Plan(2)	2015 ($)	2015 ($)(4)	2015 ($)	Distributions ($)	12/31/15 ($)(5)
I. Read	PSSP	275,625	206,719	378,730	—	6,415,602
	Deferred GPP	—	—	—	—	—
	Deferred PSA	—	—	435,068	—	6,543,485
	Deferred RSU(3)	5,842,745	—	1,021,597	—	24,283,715
	Total:	6,118,370	206,719	1,835,395	—	37,242,802
F. D’Amelio	PSSP	139,725	104,794	38,009	—	2,845,008
	Deferred GPP	—	—	—	—	—
	Total:	139,725	104,794	38,009	—	2,845,008
M. Dolsten	PSSP	134,550	100,913	13,024	—	1,103,946
	Deferred GPP	—	—	—	—	—
	Deferred RSU(3)	1,618,002	—	478,574	—	9,667,648
	Total:	1,752,552	100,913	491,598	—	10,771,594
G. Germano	PSSP	135,913	101,935	16,015	—	1,213,317
	Deferred GPP	—	—	—	—	—
	Deferred RSU(3)	1,258,450	—	339,597	—	7,028,563
	Wyeth DCP	—	—	1,396	(277,762)	213,670
	Total:	1,394,363	101,935	357,008	(277,762)	8,455,550
J. Young	PSSP	124,800	280,800	(13,767)	—	851,772
	Deferred GPP	—	—	—	—	—
	Deferred RSU(3)	382,021	—	48,321	—	1,309,896
	Total:	506,821	280,800	34,554	—	2,161,668

(1)	Contribution amounts in this table have been reflected in the “2015 Summary Compensation Table” and prior years’ summary compensation tables, as applicable. Aggregate earnings are not reflected in the “2015 Summary Compensation Table” and were not reflected in prior years’ summary compensation tables.
(2)	The PSSP contributions were based on the executive’s deferral election and the salary shown in the “2015 Summary Compensation Table,” as well as annual incentive awards paid in 2015, previously reported in 2014. The reported PSSP values include legacy Wyeth Supplemental Employee Savings Plan (Wyeth SESP) earnings and balances for Dr. Dolsten and Mr. Germano.
(3)	The amount in the contributions column represents RSU awards that vested during 2015 and were mandatorily deferred into the DCP to avoid the loss of a tax deduction due to IRC Section 162(m). Further information regarding the RSU vesting is reported in the “2015 Option/TSRU Exercises and Stock Vested Table” earlier in this Proxy Statement.
(4)	Represents Company matching contributions and RSC earned in 2015 and reported in the “2015 Summary Compensation Table” under the “All Other Compensation” column.
(5)	Amounts reported in the Aggregate Balance column reflect the cumulative value of the NEOs’ deferral activities, including employee contributions, Company matching contributions/RSC, withdrawals and investment earnings thereon as of December 31, 2015. The amounts reported do not include the fourth quarter 2015 matching contributions or the RSC earned in 2015 because they were credited in early 2016; such amounts are included in this table under the “Pfizer Contributions in 2015” column and in the “2015 Summary Compensation Table” under the “All Other Compensation” column in 2015 (based on the year contributions were earned).

82	Pfizer 2016 Proxy Statement

EXECUTIVE COMPENSATION COMPENSATION TABLES

Pfizer Savings Plans

GENERAL

The Company provides the Pfizer Savings Plan to U.S.- and Puerto Rico-based employees and the PSSP to employees who meet the eligibility requirements. Contribution amounts are reflected in the 2015 Summary Compensation Table or prior years’ summary compensation tables, as applicable. Note that investment earnings have not been included. These plans are described in more detail below.

For 2015, the tax law limits:

•	the “additions” that can be made to a participating employee’s account to $53,000 per year (or $59,000 per year for eligible participants age 50 and over). “Additions” include matching contributions, RSC, before-tax contributions, Roth 401(k) contributions and after-tax contributions.
•	the amounts that may be allocated to tax-qualified savings plans and the amount of compensation that can be taken into account in computing benefits under the Savings Plan. The 2015 maximum before-tax and Roth 401(k) contribution limit was $18,000 per year (or $24,000 per year for eligible participants age 50 and over).
•	no more than $265,000 of regular earnings may be taken into account in computing benefits under the Savings Plan.

SAVINGS PLAN

The Savings Plan is a tax-qualified retirement savings plan. Participating employees may contribute up to 30% of “regular earnings” on a before-tax basis, Roth 401(k) basis and after-tax basis, into their Savings Plan accounts, subject to tax law limitations. “Regular earnings” for the Savings Plan includes both salary and bonus. In addition, under the Savings Plan, we generally match an amount equal to one dollar for each dollar contributed by participating employees on the first 3% of their regular earnings, and 50 cents for each additional dollar contributed on the next 3% of their regular earnings. Matching contributions are paid at the end of each quarter provided the employee is employed at the end of each quarter, and are immediately vested and are generally invested in Pfizer common stock for matching contributions earned in 2015 and earlier. Plan participants have the ability to immediately diversify the matching contributions. Beginning in 2015, the investment of matching contributions is participant-directed.

In addition to the matching contributions, since 2011 the Company provides newly hired colleagues, rehires and transfers to the U.S. and Puerto Rico, the RSC which is an age- and service-weighted annual Company contribution that varies from 5% to 9% of eligible earnings. The RSC is invested in the same fund options selected for each employee’s contributions. The RSC vests upon three years of service and is only made if the employee is employed on December 31st of the respective year unless the employee terminated employment due to retirement, death or disability. As Mr. Young transferred to the U.S. in 2012, he is eligible for the RSC under the PSP and the PSSP.

SUPPLEMENTAL SAVINGS PLAN

The PSSP is intended to provide crediting of Company contributions equal to the difference between the amount actually allocated under the Savings Plan and the amount that would have been allocated to an employee’s account, if the limits described in the preceding paragraphs under “Pfizer Savings Plans—General” did not exist. Under the PSSP, participants can elect to defer up to 30% of eligible wages on a before-tax basis. Generally, under the PSSP, contributions plus earnings are paid out of general assets of the Company. Participants can elect to receive payments as a lump sum or in 2 to 20 annual installments following termination from service. Participants who do not make an election receive a lump sum payment. In certain circumstances, we have established and funded rabbi trusts to meet our obligations under the PSSP.

In addition, prior to 2012, Dr. Dolsten and Mr. Germano participated in the Wyeth Supplemental Employee Savings Plan (Wyeth SESP), a non-funded, non-qualified supplemental savings plan. In certain circumstances, we have established and funded rabbi trusts to meet our obligations under the Wyeth SESP.

Amounts deferred, if any, under the PSSP by the NEOs for 2015 are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the 2015 Summary Compensation Table. In the Non-Qualified Deferred Compensation table, PSSP values (including the legacy Wyeth SESP values for Dr. Dolsten and Mr. Germano) are shown for each NEO. Executive contributions reflect the percent of salary and bonus the executive has elected to defer under the PSSP. Matching contributions and RSC (if applicable) are shown in the “Pfizer Contributions” column of the table. For the NEOs, the Company’s matching contributions and RSC, if applicable, under the Savings Plan and the PSSP are also shown in the “All

Pfizer 2016 Proxy Statement	83

EXECUTIVE COMPENSATION COMPENSATION TABLES

Other Compensation” column of the 2015 Summary Compensation Table. The “Aggregate Earnings” column for the PSSP in the above table (on page 82) represents the amount by which the PSSP (including the legacy Wyeth SESP for Dr. Dolsten and Mr. Germano) balances changed in the past fiscal year, net of employee and employer contributions.

Estimated Benefits Upon Termination

The following table shows the estimated benefits payable upon a hypothetical termination of employment under the Executive Severance Plan and under various termination scenarios as of December 31, 2015.

Estimated Benefits Upon Various Termination Scenarios

					Termination on		Death or
			Termination Without Cause		Change in Control		Disability
			Long-Term		Long-Term		Long-Term
			Award		Award		Award
	Severance(1)	Other(2)	Payouts(3)(6)	Total	Payouts(4)(6)	Total	Payouts(5)(6)
Name	(A)($)	(B)($)	(C)($)	(A+B+C)($)	(D)($)	(A+B+D)($)	($)
I. Read	9,124,200	17,174	26,459,442	35,600,816	30,909,303	40,050,677	30,909,303
F. D’Amelio	2,470,500	24,545	7,309,198	9,804,243	9,915,555	12,410,600	9,915,555
M. Dolsten	2,385,500	24,545	6,815,357	9,225,402	9,263,868	11,673,913	9,263,868
G. Germano	4,375,260	22,574	7,031,083	11,428,917	8,347,741	12,745,575	8,347,741
J. Young	4,235,356	23,589	4,899,765	9,158,710	7,215,607	11,474,552	7,215,607

(1)	These amounts represent severance equal to the greater of: (a) one year’s pay (defined as base salary and target bonus) or (b) 13 weeks’ pay plus 3 weeks’ pay per year of service, subject to a maximum of 104 weeks. These amounts do not include payments, if any, under the GPP. Under the GPP, the individual would receive, in addition to the severance payment, a pro-rata portion of his target award provided certain performance targets are achieved.
(2)	These amounts represent the Company cost of 12 months of active employee medical, dental and life insurance coverage.
(3)	These amounts represent the value of long-term incentive awards that settle for TSRUs or vest for RSUs and PSAs, upon termination of employment without cause using our closing stock price of $32.28 on December 31, 2015.
(4)	These amounts represent the value of long-term incentive awards that settle for TSRUs or vest for RSUs and PSAs, upon termination of employment following a change in control using our closing stock price of $32.28 on December 31, 2015.
(5)	These amounts represent the value of long-term incentive awards that settle for TSRUs or vest for RSUs and PSAs, upon termination of employment due to death or disability using our closing stock price of $32.28 on December 31, 2015.
(6)	These amounts do not include the value of the vested equity awards as of December 31, 2015.

84	Pfizer 2016 Proxy Statement

EXECUTIVE COMPENSATION COMPENSATION TABLES

Potential Payments Upon Disability, Death, Retirement or Change in Control

The NEOs are eligible for the following potential payments upon disability, death, retirement and a change in control (subject to the plan provisions):

Disability	Pfizer Benefits Program	Long-Term Incentive Program
Benefits for eligible employees, including the NEOs

•   Company-paid long-term disability coverage of 50% of pay (salary and bonus) and employees may buy an increased level of coverage of up to 70% of pay (maximum $500,000), subject to a $350,000 annual benefit limit.

•   Health and life insurance benefits are provided for 24 months for those who begin to receive long-term disability benefits due to an injury or illness incurred on or after January 1, 2012.

•   Pension Plan and Supplemental Pension Plan benefit accruals will cease for those who begin to receive long-term disability benefits due to an injury or illness incurred on or after January 1, 2012.

•   RSUs immediately vest and are paid in full;

•   TSRUs immediately vest and are settled on the fifth or seventh anniversary of the date of grant;

•   PSAs immediately vest and are paid out at target; and

•   Outstanding stock options continue to vest and become exercisable for the full option term, provided the participant remains totally and permanently disabled.

Death	Pfizer Benefits Program	Long-Term Incentive Program
Benefits for eligible employees, including the NEOs

•   Pfizer provides coverage equal to one times pay (salary plus bonus) with a maximum cap of $2.0 million at no cost to the employee.

•   May purchase life insurance benefits of up to eight times pay (salary plus bonus), (subject to evidence of insurability requirements) to a maximum benefit of $4.0 million.

•   Upon death of an employee, pension benefits and deferred compensation are payable in accordance with the plans and the executive’s election (if any).

•   RSUs immediately vest and are paid in full;

•   TSRUs immediately vest and are immediately settled;

•   PSAs immediately vest and are paid out at target; and

•   Outstanding stock options are exercisable for the full term of the option if the participant was eligible for retirement (55 years of age with 10 years of service); if not, the stock options remain exercisable for up to two years.

Retirement	Long-Term Incentive Program, if a participant retires (after attaining age 55 with at least 10 years of service) after the first anniversary of the grant date:
See “Pension and Savings Plans” and “Retiree Health Care Benefits” for further information on health care, pension and savings plan benefits under Pfizer’s plans

•   RSUs granted in 2014 and later will continue to vest and be paid at the end of the original vesting period. RSUs granted prior to 2014 are prorated based on service subsequent to the grant date and paid at separation subject to any required IRC 409A payment delay;

•   TSRUs continue to vest and are settled on the fifth or seventh anniversary of the grant date;

•   Outstanding stock options are exercisable for the full term of the option; and

•   PSAs granted in 2014 and later will continue to vest and PSAs granted prior to 2014 are prorated based on service subsequent to the grant date. All PSAs are paid at the end of the performance period based on Pfizer’s performance against the metrics for the grant.

If the retirement occurs prior to the first anniversary of the grant date, the unvested portion of these long-term incentive awards is forfeited. Vested TSRUs will be settled on the fifth or seventh anniversary of the grant date, and vested stock options are exercisable for the full term of the option.

Based on age and years of service, Messrs. Read and Germano are active NEOs currently eligible for retirement treatment and would have received $24,876,754 and $6,556,276, respectively, under their long-term incentive awards as of December 31, 2015 had they retired on that date. These amounts do not include $47,815,436 for Mr. Read or $10,093,543 for Mr. Germano representing the current value of their vested TSRUs. The actual amount received from Messrs. Read and Germano’s long-term incentive awards will be determined on the settlement date (TSRUs and PSAs) and vesting date (RSUs) based on the values at the respective time and is not tied to retirement or other separation from service.

Change in Control	Long-Term Incentive Program, if a participant’s employment is terminated within 24 months following a change in control:

•   RSUs immediately vest and are paid in full;

•   Vested TSRUs are distributed immediately;

•   Unvested TSRUs immediately vest and are settled;

•   PSAs immediately vest and are paid out at target; and

•   Outstanding stock options are exercisable for the remainder of the option term.

Additionally, if the participant is retirement eligible, awards will continue to vest and are paid on schedule.

Pfizer 2016 Proxy Statement	85

EXECUTIVE COMPENSATION COMPENSATION TABLES

This table provides certain information as of December 31, 2015 with respect to our equity compensation plans:

Equity Compensation Plan Information

				Number of Securities Remaining
	Number of Securities to be			Available for Future Issuance
	Issued Upon Exercise of		Weighted-Average Exercise Price	Under Equity Compensation Plans
	Outstanding Options,		of Outstanding Options,	(Excluding Securities Reflected
	Warrants and Rights		Warrants and Rights	in Column (A))
Plan Category	(A)		(B)	(C)
Equity compensation plans approved by security holders	327,213,735	(1)	$26.33	493,774,826	(2)
Equity compensation plans not approved by security holders	0		N/A	0
Total	327,213,735		$26.33	493,774,826

(1)	This amount includes the following:

•	232,553,902 shares issuable upon the exercise of outstanding stock options, of which 188,362,216 were granted from the Pfizer Inc. 2004 Stock Plan, as amended and restated (the 2004 Stock Plan) with a weighted average exercise price of $24.49, and 44,191,686 were granted from the Pfizer Inc. 2014 Stock Plan (the 2014 Stock Plan) with a weighted average exercise price of $34.59.
•	2,290,918 shares issuable pursuant to outstanding share awards that have been granted under the 2004 Stock Plan, but not yet earned as of December 31, 2015. The number of shares, if any, to be issued pursuant to such outstanding awards will be determined by a formula that measures our performance, in terms of total shareholder return, over the applicable performance period relative to the performance of the pharmaceutical peer group, as discussed above. Since these awards have no exercise price, they are not included in the weighted-average exercise price calculation in column (B).
•	1,580,224 shares issuable pursuant to outstanding share awards that have been granted under the 2014 Stock Plan, but not yet earned as of December 31, 2015. The number of shares, if any, to be issued pursuant to such outstanding awards will be determined by a formula that measures our performance over the average of three one-year operating income performance results versus annual targets with a leveraged adjustment for the relative three-year total shareholder return as compared to the NYSE ARCA Pharmaceutical Index (DRG Index). Since these awards have no exercise price, they are not included in the weighted average exercise price calculation in column (B).
•	25,895,314 shares, of which 17,880,354 shares issuable granted under the 2004 Stock Plan and 8,014,960 shares issuable under the 2014 Stock Plan, but not yet earned as of December 31, 2015. The number of shares, if any, to be issued pursuant to such outstanding awards will be determined on the achievement of predetermined goals related to Pfizer’s long-term product portfolio during a five-year performance period from the year of the grant date. Since these awards have no exercise price, they are not included in the weighted-average exercise price calculation in column (B).
•	29,135,910 shares subject to restricted stock units, of which 18,642,261 were granted under the 2004 Stock Plan and 10,493,649 were granted under the 2014 Stock Plan. Since these awards have no exercise price, they are not included in the weighted-average exercise price calculation in column (B).
•	12,136,770 non-vested shares and 17,670,582 vested shares pursuant to TSRUs granted under the 2004 Stock Plan with a weighted-average exercise price of $24.08 and 5,930,054 non-vested shares and 20,061 vested shares pursuant to TSRUs granted under the 2014 Stock Plan with a weighted-average exercise price of $34.54. The number of shares, if any, to be issued pursuant to outstanding TSRUs will be determined by the difference between the settlement price and the grant price, plus the dividends accumulated during a 5- and 7-year term. The settlement price is the 20-day average closing stock price ending on the fifth or seventh anniversary of the grant.

(2)	This amount represents the number of shares available (493,774,826) for issuance pursuant to stock options and awards that could be granted in the future under the 2014 Stock Plan. Under the 2014 Stock Plan, any option or TSRU granted reduces the available number of shares on a one-to-one basis and any whole share award granted reduces the available number of shares on a three-to-one basis.

In 2000, Pfizer acquired Warner-Lambert Company and assumed the obligation to use 26,852 shares of Pfizer common stock pursuant to the Warner-Lambert 1996 Stock Plan in settlement of Warner-Lambert directors’ compensation that had been deferred by certain former Warner-Lambert directors prior to Pfizer’s acquisition of Warner-Lambert. Information regarding these shares is not included in the above table.

On October 15, 2009, Pfizer acquired Wyeth and assumed the Wyeth Management Incentive Plan (the MIP Plan), pursuant to which no subsequent awards have been or will be made. As of December 31, 2015, 14,632 Pfizer shares were issuable in settlement of the participants’ accounts, which will be delivered upon separation from Pfizer, subject to meeting the requirements of the MIP Plan. Information regarding these shares is not included in the above table.

86	Pfizer 2016 Proxy Statement

EXECUTIVE COMPENSATION FINANCIAL MEASURES

Financial Measures

The following table contains reconciliations of 2015 and 2014 U.S. GAAP to non-GAAP revenues and U.S. GAAP diluted EPS to non-GAAP adjusted diluted EPS for annual incentive purposes relating to “Financial Results for Annual Incentive Purposes” within this Proxy Statement (Unaudited). These financial measures for annual incentive purposes utilize budget exchange rates and therefore are different from those utilized in our press releases and Management’s Discussion and Analysis of Financial Condition and Results of Operations in our 2015 Financial Report.

Financial Measures
(Billions, except per common share data)	2015	2014
GAAP Revenues	$48.9	$49.6
Foreign exchange impact relative to rates in effect for budget purposes	1.1	0.2
Exclusion of legacy Hospira	(1.5)	—
Exclusion of non-recurring items	—	0.3
Non-GAAP Revenues for Annual Incentive Purposes	$48.4	$50.1
GAAP Diluted EPS*	$1.11	$1.42
Purchase accounting adjustments-net of tax	0.45	0.40
Acquisition-related costs-net of tax	0.09	0.02
Discontinued operations-net of tax	—	(0.01)
Certain significant items-net of tax	0.54	0.43
Non-GAAP Adjusted diluted EPS*	$2.20	$2.26
Foreign exchange impact relative to rates in effect for budget purposes	0.03	0.01
Exclusion of legacy Hospira	(0.03)	—
Exclusion of non-recurring items	0.01	0.04
Non-GAAP Adjusted diluted EPS for Annual Incentive Purposes	$2.20	$2.31

*	For a full reconciliation of adjusted diluted EPS, see the 2015 Financial Report. Amounts may not add due to rounding.

The following table provides the reconciliation of the foreign exchange (FX) impact for 2015 and 2014.

Reconciliation Table

(Billions)
2014 Revenues at 2014 Budget FX Rates	$50.1
Impact of 2015 Budget FX Rates versus 2014 Budget FX Rates	(3.3)
2014 Revenues at 2015 Budget FX Rates	$46.8
2015 Revenues at 2015 Budget FX Rates	$48.4
2015 Operational Revenue versus 2014	$ 1.6

Pfizer 2016 Proxy Statement	87

SHAREHOLDER PROPOSALS ITEM 4 – REPORT ON LOBBYING ACTIVITIES

Shareholder Proposals

We expect the following proposals (Items 4 –7 on the proxy card) to be presented by shareholders at the Annual Meeting. The proposals may contain assertions about Pfizer or other statements that we believe are incorrect. We have not attempted to refute all of these inaccuracies. However, the Board of Directors has recommended a vote AGAINST these proposals for broader policy reasons described in the “Your Company’s Response” following each proposal.

The names, addresses and share holdings of any co-filers of these proposals will be supplied promptly upon request.

ITEM 4 – Report on Lobbying Activities

The Christopher Reynolds Foundation, 135 East 83rd Street, 15A, New York, New York 10028, which represents that it owns 258 shares of Pfizer common stock, and other co-filers have notified Pfizer that the following proposal is to be presented at the Annual Meeting:

The Shareholder’s Resolution

Whereas, we believe in full disclosure of Pfizer’s direct and indirect lobbying activities and expenditures to assess whether Pfizer’s lobbying is consistent with Pfizer’s expressed goals and in the best interests of shareholders.

Resolved, the shareholders of Pfizer request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2.	Payments by Pfizer used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.	Pfizer’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.
4.	Description of the decision making process and oversight by management and the Board for making payments described in section 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Pfizer is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Pfizer’s website.

Supporting Statement

We encourage transparency in the use of corporate funds to influence legislation and regulation, both directly and indirectly. Pfizer has spent over $99 million since 2008 on federal lobbying (opensecrets.org) ranking among the top 25 lobbying spenders. This figure does not include lobbying expenditures to influence legislation in states, where Pfizer also lobbies but disclosure is uneven or absent.

Pfizer sits on the board of the Chamber of Commerce, which has spent over $1 billion on lobbying since 1998. While Pfizer discloses trade association payments used for political contributions, it does not disclose payments to trade associations, or the amounts used for lobbying. This leaves a serious disclosure gap, as trade associations generally spend far more on lobbying than on political contributions.

Transparent reporting would reveal whether company assets are being used for objectives contrary to Pfizer’s long-term interests. For example, Pfizer markets smoking cessation drugs, yet the Chamber works to block global smoking laws (“U.S. Chamber Fights Smoking Laws While Hospitals and Insurers Sit on Its Board,” New York Times, July 1, 2015).

And Pfizer does not disclose its membership in tax-exempt organizations that write and endorse model legislation, such as sitting on the Private Enterprise Council of the American Legislative Exchange Council (ALEC). ALEC also actively works against state regulations addressing climate change. Pfizer’s ALEC membership has drawn media scrutiny (“Pfizer Should Follow the Tech Industry Out of ALEC,” Huffington Post, February 2, 2015). More than 100 companies have publicly left ALEC, including Amgen, AstraZeneca, GlaxoSmithKline, Johnson & Johnson and Merck.

88	Pfizer 2016 Proxy Statement

SHAREHOLDER PROPOSALS ITEM 4 – REPORT ON LOBBYING ACTIVITIES

Your Company’s Response

The Board of Directors believes that the actions requested by the proponent are unnecessary and not in the best interests of shareholders and recommends a vote AGAINST this proposal. Resolutions on similar topics appeared on the 2014 and 2015 ballots and received support from only 6.2% and 5.6% of the votes cast, respectively.

LOBBYING PRIORITIES AND DISCLOSURE

In 2015, Pfizer’s federal lobbying priorities focused on trade, healthcare, patient access to prescription drugs, supply chain and corporate tax issues as well as patent protection, all of which directly impact our business and shareholder value. Pfizer’s disclosures, detailing these priorities, are fully compliant with the Honest Leadership and Open Government Act of 2007. These reports, filed quarterly, include the amount spent on federal lobbying activity, including a percentage of our dues to trade associations of which Pfizer is a member. Shareholders and other interested parties may view Pfizer’s disclosures on federal lobbying activities at http://www.pfizer.com/about/corporate_governance/corporate_governance. We are also fully compliant with state registration and reporting requirements in all the states where we are active.

OUR ENGAGEMENT WITH LAWMAKERS AND TRADE AND INDUSTRY ORGANIZATIONS

We operate in a highly regulated and competitive industry and face significant legislative and regulatory challenges. It is essential that we engage with lawmakers and trade and industry organizations regularly to help build constructive discourse in the political and regulatory environment in support of our business priorities and to create shareholder value.

To broaden and enhance these efforts, we are also a member of several industry and trade groups. In addition to their positions on healthcare policy issues, these organizations may engage in activities that extend beyond the scope of key issues important to Pfizer. Our participation as a member of these various groups comes with the understanding that we may not always agree with the positions of the organization and/or its members on every issue. If concerns arise about a particular issue, we voice our concerns, as appropriate, through our colleagues who serve on the boards and committees of these groups.

ANNUAL EVALUATION OF OUR SUPPORT FOR TRADE AND INDUSTRY GROUPS

Our support of trade and industry groups is evaluated annually by Pfizer’s Government Affairs Leaders, who are experts in public policy and the political environment, and members of the Executive Leadership Team and Pfizer’s Chief Executive Officer, when necessary. These efforts are overseen by an independent committee of the Board, as described below. Decisions to provide funding are based on an organization’s support of issues that impact our industry, including advancing biomedical research, healthcare innovation, advocating for protecting intellectual property rights, access to medicines and tax policy. During the process our leaders:

1.	Examine the philosophy, major objectives and actions taken by the organization supported;
2.	Assess the consistency between Pfizer’s stated policies, principles, and Code of Conduct with those of the organization supported;
3.	Determine if the relationship carries reputational or business risk with a negative impact on the company, its shareholders, or other stakeholders; and
4.	Evaluate management’s rationale for the company’s direct involvement in or financial support of the organization, to determine if this support is in the long-term best interests of the company and its stakeholders.

Criteria used to determine third-party funding is available at http://www.pfizer.com/files/responsibility/third_party_funding_criteria.pdf.

BOARD OVERSIGHT OF OUR LOBBYING ACTIVITIES

Pfizer’s Board of Directors and its Committees also play an important role in our public policy engagement and have oversight responsibilities for these activities. The Corporate Governance Committee is responsible for maintaining an informed status on company issues related to public policy and corporate social responsibility as well as for monitoring emerging issues that may affect the reputation of Pfizer and the pharmaceutical industry. The Board and Corporate Governance Committee are kept informed of Pfizer’s corporate political spending practices, through periodic discussions and reviews of the company’s semi-annual “Political Action Committee and Corporate Political Contributions Report”, and through regular briefings concerning shareholder and public sentiment.

Pfizer 2016 Proxy Statement	89

SHAREHOLDER PROPOSALS ITEM 4 – REPORT ON LOBBYING ACTIVITIES

SUMMARY

In response to an increasing public interest in corporate political spending and lobbying activities in general, we regularly re-evaluate our reporting practices and seek shareholder input to ensure our disclosures meet their needs and instill confidence in our policies and practices. Dialogue with shareholders has led to expanded corporate political contribution disclosures and to Pfizer’s decision to prohibit the use of corporate funds for direct “independent expenditures” in connection with any federal or state election.

We believe our current practices and disclosures sufficiently address the concerns raised by the proponent. A report further summarizing Pfizer’s lobbying policies and practices would not be a productive use of Pfizer’s funds and would provide only minimal value to the vast majority of Pfizer’s shareholders.

ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

90	Pfizer 2016 Proxy Statement

SHAREHOLDER PROPOSALS ITEM 5 – POLICY ON DIRECTOR ELECTIONS

ITEM 5 – Policy on Director Elections

Mr. Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, who represents that he owns no less than 500 shares of Pfizer common stock, has notified Pfizer that the following proposal is to be presented at the Annual Meeting:

The Shareholder’s Resolution

Proposal 5 – Give Shareholders Final Say on Election of Directors

Shareholders request our Board of Directors to adopt as policy, and amend other governing documents if necessary, so that a director who fails to obtain a majority vote (with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats) be removed immediately from our board based on such negative vote of shareholders. Our board would have the flexibility to temporarily retain such director if the board determined that a holder-over tenure is critical to the functioning of the board. This includes that if the board determines that such a holdover period is necessary, the board insert a notice of this in its EDGAR filing of the voting results of the annual meeting.

Under our company’s current bylaws, incumbent director nominees are expected to tender their resignation if they fail to receive the required votes for re-election. A director resignation would then be considered by the Corporate Governance Committee, which would recommend to the board whether to accept or reject the resignation. This is not an effective policy as shareholders do not have the final say in the election decision.

Please vote to enhance shareholder value:

Give Shareholders Final Say on Election of Directors – Proposal 5

Your Company’s Response

The Board of Directors believes that the actions requested by the proponent are currently substantially implemented and unnecessary. Therefore, it recommends a vote AGAINST this proposal.

PFIZER HAS STRONG DIRECTOR ELECTION GOVERNANCE PRACTICES

Our Directors are elected annually, using a majority vote standard for uncontested elections, and our Corporate Governance Principles require that all Director candidates agree to tender their resignations if they fail to receive the required number of votes for re-election. Our Corporate Governance Principles also state that in the event a Director tenders his or her resignation, the Corporate Governance Committee and the Board of Directors may consider any factors they deem relevant when deciding whether to accept a Director’s resignation, including whether accepting the Director’s resignation would be in the best interests of the company and its shareholders. Our goal is to provide shareholders with a meaningful and significant role in the Director election process and provide the Corporate Governance Committee and the Board of Directors with the flexibility to exercise their judgment on a case-by-case basis. For more information on our strong Director election governance practices, please see page 6 of this Proxy Statement.

STRONG SHAREHOLDER SUPPORT FOR OUR DIRECTORS

Our current Director election practices, consisting of a majority vote standard and supplemented by a mandatory resignation policy, has produced highly qualified independent Directors from diverse backgrounds who serve in the best interests of the company.

Our Directors have historically received very high levels of support. Over the last five years, every Director has been elected with no less than 93% of the votes cast.

SUMMARY

The Board of Directors believes that the company’s existing Director election governance practices promote effective accountability to shareholders and that a change to our existing Director election governance practices is unnecessary.

ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Pfizer 2016 Proxy Statement	91

SHAREHOLDER PROPOSALS ITEM 6 – RIGHT TO ACT BY WRITTEN CONSENT

ITEM 6 – Right to Act by Written Consent

Mr. William Steiner, 112 Abbottsford Gate, Piermont, NY 10968, who represents that he owns no less than 100 shares of Pfizer common stock, has notified Pfizer that the following proposal is to be presented at the Annual Meeting:

The Shareholder’s Resolution

Proposal 6 – Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

This proposal topic also won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A shareholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle.

A shareholder right to act by written consent is one method to equalize our limited provisions for shareholders to call a special meeting. Delaware law allows 10% of shareholders to call a special meeting. However 20% of our shareholders are required to call a special meeting.

This proposal topic received 44% to 49% support at 4 of our annual meetings since 2011. The 49% support was all the more remarkable because our management funded a special solicitation against the proposal that the proponent could not afford to match.

Please vote to enhance shareholder value:

Right to Act by Written Consent – Proposal 6

Your Company’s Response

The Board of Directors believes that the actions requested by the proponent are not in the best interests of all of Pfizer’s shareholders and recommends a vote AGAINST this proposal. A shareholder proposal regarding written consent has appeared on Pfizer’s ballot four times over the past five years, and each time a majority of shares voted did not approve the measure.

Pfizer takes pride in its responsiveness to shareholders and its status as a leader in good corporate governance, and the Pfizer board believes in maintaining policies and practices that serve the interests of all shareholders.

YOUR BOARD IS DEDICATED TO ENGAGING WITH SHAREHOLDERS AND LISTENING TO THEIR PERSPECTIVES

Pfizer regards its relationships with shareholders and other stakeholders as fundamental to its good corporate governance practices. Pfizer has regularly engaged in discussions with investors representing approximately 30% of its outstanding shares as well as investor advocates and key opinion leaders, on a broad variety of governance issues, including the desirability of permitting shareholders to act by written consent.

The Board understands that some shareholders view the ability to act by written consent to be an important right. However, the Board believes that Pfizer’s By-law provisions governing the ability to call special meetings afford shareholders a formal and more equitable opportunity, including notice and disclosure to all shareholders, to conduct matters rather than enabling a limited group of shareholders to act by written consent.

92	Pfizer 2016 Proxy Statement

SHAREHOLDER PROPOSALS ITEM 6 – RIGHT TO ACT BY WRITTEN CONSENT

COMMITMENT TO MAINTAINING BEST-IN-CLASS CORPORATE GOVERNANCE, INCLUDING ADOPTION OF PROXY ACCESS

The Board has regularly demonstrated its responsiveness to shareholders’ concerns and emerging best practices to maintain its industry-leading corporate governance practices. For example, in late 2015, following discussions with various institutional shareholders and during our annual review of corporate governance practices, Pfizer adopted an amendment to the company’s By-laws allowing “proxy access” for director nominations. Under the By-law provision, a shareholder or group of up to and including 20 shareholders who own at least 3% of the company’s outstanding common stock continuously for three years may nominate candidates representing 20% of the Board, and include those nominees in Pfizer’s proxy materials, provided that the shareholders and the nominees satisfy the requirements specified in the By-laws.

PFIZER SHAREHOLDERS VALUE THE OPPORTUNITY TO VOTE ON IMPORTANT MATTERS AT SHAREHOLDER MEETINGS

The Board strongly believes that important matters requiring a shareholder vote should be the subject of shareholder meetings, which provide the opportunity for discussion and interaction among the company’s shareholders so that all points of view may be considered prior to a vote. The Board also believes that shareholders should have an opportunity for fair discussion and to exchange views with the Board before shareholder action is taken.

Because shareholder action by written consent does not require advance notice or communication to all shareholders, it would deprive many shareholders of the opportunity to assess, discuss, deliberate and vote on pending shareholder actions. In addition, it may prevent shareholders from receiving accurate and complete information on important pending actions. It would also deny the Board the opportunity to consider the merits of the proposed action and to suggest alternatives for shareholder evaluation.

PFIZER SHAREHOLDERS HAVE THE RIGHT TO CALL A SPECIAL MEETING

As part of the Board’s commitment to being held accountable to our shareholders, the Pfizer By-laws permit holders of 20% of the outstanding shares to call special shareholder meetings. The 20% threshold required to call a special meeting of shareholders protects against the exertion of undue influence by individual shareholders with special interests that may be inconsistent with the long-term best interests of Pfizer’s shareholders.

PFIZER’S EXISTING GOVERNANCE STRUCTURE PROVIDES STRONG BOARD ACCOUNTABILITY AND SUPPORTS SHAREHOLDER RIGHTS

The Board believes that Pfizer’s existing corporate governance structure and practices provide for a high level of Board accountability and active engagement with its shareholders. In addition to our shareholders’ right to call a special meeting and our newly-adopted shareholder right of proxy access, each member of the Board is held accountable to our shareholders through an annual election determined by majority vote. Furthermore, the independence of our Board is enhanced by the robust role played by our Lead Independent Director.

SUMMARY

We believe that Pfizer’s existing corporate governance structure is highly supportive of shareholder rights and that the company’s adoption of written consent is not in the best interest of Pfizer or all its shareholders.

ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Pfizer 2016 Proxy Statement	93

SHAREHOLDER PROPOSALS ITEM 7 – CERTAIN TAXABLE EVENTS

ITEM 7– Certain Taxable Events

Mr. Dennis Breuel, 1161 Ridgefield Ave. Point Pleasant, NJ 08742, who represents that he owns 3,000 shares of Pfizer common stock, has notified Pfizer that the following proposal is to be presented at the Annual Meeting:

The Shareholder’s Resolution

Be it resolved at the annual meeting that any taxable event for the shareholders shall be an event for the management and the Board of Directors.

Reason

In other companies, the Board of Directors had the company pay the taxes on an inversion. If the deal was good for the company, all shareholders should share in the tax cost, including management and the Board of Directors.

Your Company’s Response

The Board of Directors believes that the proposal is entirely unnecessary and inappropriate and recommends that shareholders vote AGAINST this proposal.

In the event that our recently announced transaction with Allergan plc is completed, Pfizer shares directly held by members of management and the Board of Directors will be subject to U.S. federal income tax to the same extent as shares held by other U.S. shareholders. Accordingly, members of management and the Board of Directors will generally recognize gain, but not loss, equal to the difference, if any, between (i) the sum of (1) the fair market value of the shares of the combined company received in the transaction, and (2) the amount of any cash received in the transaction, including any cash received in lieu of fractional shares of the combined company, and (ii) the adjusted tax basis in the Pfizer shares surrendered in the exchange. In addition, members of management and the Board of Directors who have been awarded shares subject to vesting as part of deferred compensation plans will be subject to U.S. federal income tax with respect to those shares at the time such awards are settled.

More generally, Board and management decisions on whether to pursue business development transactions are focused on shareholder value and typically involve an assessment of strategic, business and financial factors, including, among other things, marketed products, pipeline products in development, operational fit and potential synergies. While management and the Board also consider tax efficiency when evaluating a transaction, this consideration is viewed through the lens of maximizing value for all shareholders. The taxable impact of a transaction on members of management and the Board of Directors, as distinct from shareholders generally, is not a factor.

ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

94	Pfizer 2016 Proxy Statement

Annual Meeting Information

WHY DID I RECEIVE THESE PROXY MATERIALS?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Pfizer Inc., a Delaware corporation, of proxies to be voted at our 2016 Annual Meeting of Shareholders and at any adjournment or postponement of the Meeting.

This Notice of 2016 Annual Meeting and Proxy Statement and a proxy or voting instruction card are being mailed or made available to shareholders starting on or about March 15, 2016.

WHEN AND WHERE WILL THE ANNUAL MEETING BE HELD?

The Meeting will take place on April 28, 2016, beginning at 8:30 a.m., Eastern Daylight Time, at the Hilton Short Hills Hotel, 41 John F. Kennedy Parkway, Short Hills, New Jersey 07078.

Shareholders will be admitted to the Annual Meeting beginning at 8:00 a.m., Eastern Daylight Time. Seating will be limited.

The Hilton Short Hills Hotel is accessible to disabled persons, and upon request we will provide wireless headsets for hearing amplification. Sign interpretation also will be provided upon request. Please mail your request to the address noted below under the question “What do I need to do to attend the Annual Meeting?” For directions, contact the Hilton Short Hills Hotel at +1-973-379-0100.

HOW CAN I OBTAIN A COPY OF PFIZER’S 2015 ANNUAL REVIEW?

The company’s Annual Review is available on our website at www.pfizer.com/annual. Pfizer is working hard to be a green company; therefore, hard copies of the report are no longer produced.

WHAT DO I NEED TO DO TO ATTEND THE ANNUAL MEETING?

Admission to the Annual Meeting is limited to shareholders as of the close of business on March 1, 2016, and one immediate family member; one individual designated as a shareholder’s authorized proxy holder; or one representative designated in writing to present a shareholder proposal properly brought before the Meeting. In each case, the individual must have an admission ticket or proof of ownership of Pfizer stock, as well as a valid government-issued photo identification, such as a valid driver’s license or passport, to be admitted to the Meeting.

ADMISSION TICKET OR PROOF OF OWNERSHIP

If you hold your shares in your name as a shareholder of record, you will need an admission ticket or proof of ownership of Pfizer stock. An admission ticket is attached to your proxy card or to the Notice of Internet Availability of Proxy Materials. If you plan to attend the Meeting, please vote your shares but keep the admission ticket and bring it with you to the Meeting.

If you misplace your admission ticket, we will verify your ownership onsite at the Annual Meeting venue.

If your shares are held in the name of a broker, bank or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership of Pfizer stock, such as a bank or brokerage account statement, to be admitted to the Meeting.

A shareholder may appoint a representative to attend the Annual Meeting and/or vote on his/her behalf. An admission ticket must be requested by the shareholder but will be issued in the name of the authorized representative. Any individual holding an admission ticket that is not issued in his/her name will not be admitted to the Annual Meeting. To request an admission ticket, contact Pfizer Shareholder Services, 235 East 42nd Street, New York, New York 10017-5755.

PROPONENT OF SHAREHOLDER PROPOSAL

The proponent of a shareholder proposal included in this Proxy Statement should notify the company in writing of the individual authorized to present the proposal at the Annual Meeting; this notice should be received at least two weeks before the Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting. The use of mobile devices, photography or recording of the event is strictly prohibited.

WILL THE ANNUAL MEETING BE WEBCAST?

Our Annual Meeting will be audio webcast live on April 28, 2016. You are invited to visit www.pfizer.com at 8:30 a.m., Eastern Daylight Time, on April 28, 2016, to access the webcast. Registration for the webcast is required and will be available beginning on April 21, 2016. A replay will be available on our website through the first week of May 2016.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Holders of Pfizer common stock at the close of business on March 1, 2016, are entitled to receive the Notice of 2016 Annual Meeting and Proxy Statement and to vote their shares

Pfizer 2016 Proxy Statement	95

ANNUAL MEETING INFORMATION

at the Meeting. As of that date, there were 6,191,878,719 shares of the company’s common stock outstanding and entitled to vote. In addition, shares of the company’s preferred stock having votes equivalent to 1,658,378 shares of common stock are held by two of the company’s employee benefit plan trusts. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting. Shares of common stock and shares of preferred stock vote together as a single class on the matters covered in this Proxy Statement.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered in your name with Pfizer’s transfer agent, Computershare, you are the “shareholder of record” of those shares. This Notice of 2016 Annual Meeting and Proxy Statement and any accompanying materials have been provided directly to you by Pfizer.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and this Notice of 2016 Annual Meeting and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

HOW DO I VOTE?

You may vote using any of the following methods:

BY MAIL

Complete, sign and date the accompanying proxy or voting instruction card and return it in the prepaid envelope. If you are a shareholder of record and return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors.

If you are a shareholder of record and you do not have the prepaid envelope, please mail your completed proxy card to Pfizer Inc., c/o Proxy Services, Computershare, P.O. Box 43101, Providence, RI 02940.

BY TELEPHONE OR ELECTRONICALLY VIA THE INTERNET

Pfizer has established telephone and Internet voting procedures for shareholders of record. These procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

If you are located outside the United States, Puerto Rico and Canada, see your proxy card for additional instructions.

The website for Internet voting is www.investorvote.com/pfe. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day until 7:30 a.m., Eastern Daylight Time, on April 28, 2016.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not have to return your proxy or voting instruction card.

IN PERSON AT THE ANNUAL MEETING

Shareholders who attend the Annual Meeting may vote in person at the Meeting. You may also be represented by another person at the Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Meeting.

Your vote is important. You can save us the expense of an additional mailing by voting promptly.

WHAT CAN I DO IF I CHANGE MY MIND AFTER I VOTE?

If you are a shareholder of record, you can revoke your proxy before it is exercised by:

•	giving written notice to our Corporate Secretary;
•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or
•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record and following their instructions for how to do so.

All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

96	Pfizer 2016 Proxy Statement

ANNUAL MEETING INFORMATION

WHAT SHARES ARE INCLUDED ON THE PROXY CARD?

If you are a shareholder of record, you will receive only one proxy card for all the shares you hold of record:

•	in certificate form;
•	in book-entry form; and
•	in book-entry form in the Computershare Investment Plan.

If you are a Pfizer employee, you will receive a proxy or voting instruction card for all the Pfizer shares you hold:

•	in a Pfizer, Wyeth and/or Hospira savings plan; and/or
•	in Grantor Trusts for deferred stock received by certain Pfizer and legacy Wyeth employees.

Your proxy card will serve as a voting instruction card for the applicable savings plan and/or Grantor Trust.

If you do not vote your shares or specify your voting instructions on your proxy or voting instruction card, the administrator of the applicable savings plan, and/or the trustee of a Grantor Trust, as the case may be, will vote your shares in accordance with the terms of your plan and/or Grantor Trust. To allow sufficient time for voting by the administrator of the applicable savings plan and/or the trustee of a Grantor Trust, your voting instructions must be received by 10:00 a.m., Eastern Daylight Time, on April 25, 2016.

If you hold Pfizer shares through any other company plan, you will receive voting instructions from that plan’s administrator, as applicable.

If you are a beneficial owner, you will receive voting instructions from your broker, bank or other holder of record.

WHAT IS “HOUSEHOLDING” AND HOW DOES IT AFFECT ME?

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and receive hard copies of the Annual Meeting materials will receive only one copy of this Notice of 2016 Annual Meeting and Proxy Statement and the 2015 Financial Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. If you and other Pfizer shareholders living in your household do not have the same last name, you may also request to receive only one copy of future proxy statements and financial reports.

Householding conserves natural resources and reduces our printing and mailing costs. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Notice of 2016 Annual Meeting and Proxy Statement and any accompanying documents, or if you hold Pfizer stock in more than one account, and in either case you wish to receive only a single copy of each document for your household, please contact our transfer agent, Computershare, in writing: P.O. Box 30170, College Station, TX 77842-3170; or by telephone: in the U.S., Puerto Rico and Canada, +1-800-733-9393, and outside the U.S., Puerto Rico and Canada, +1-781-575-4591.

Alternatively, if you participate in householding and wish to receive a separate copy of this Notice of 2016 Annual Meeting and Proxy Statement and any accompanying documents or prefer to discontinue your participation in householding, please contact Computershare as indicated above, and a separate copy will be sent to you promptly.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

WHY DID I RECEIVE A “NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS” BUT NO PROXY MATERIALS?

We distribute our proxy materials to certain shareholders via the Internet under the “Notice and Access” approach permitted by rules of the SEC. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On March 15, 2016, we mailed a “Notice of Internet Availability of Proxy Materials” to participating shareholders, containing instructions on how to access the proxy materials on the Internet.

CAN I ACCESS THE PROXY MATERIALS AND THE 2015 FINANCIAL REPORT ON THE INTERNET?

This Notice of 2016 Annual Meeting and Proxy Statement and the 2015 Financial Report are available on our website at www.pfizer.com/annualmeeting. Instead of receiving future proxy statements and accompanying materials by mail, most shareholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you, and will also give you an electronic link to the proxy voting site.

Shareholders of Record: If you vote on the Internet at www.investorvote.com/pfe, simply follow the prompts to enroll in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.computershare-na.com/green and following the enrollment instructions.

Pfizer 2016 Proxy Statement	97

ANNUAL MEETING INFORMATION

Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.

IS THERE A LIST OF SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The names of shareholders of record entitled to vote at the Meeting will be available at the Meeting and for 10 days prior to the Meeting for any purpose germane to the Meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at 235 East 42nd Street, New York, NY 10017 by contacting our Corporate Secretary.

WHAT IS A BROKER NON-VOTE?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under NYSE rules.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of KPMG LLP as our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of Directors, the advisory approval of executive compensation or the shareholder proposals without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

WHAT IS A QUORUM FOR THE ANNUAL MEETING?

The presence of the holders of stock representing a majority of the voting power of all shares of Pfizer stock issued and outstanding and entitled to vote at the Pfizer Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

WHAT ARE THE VOTING REQUIREMENTS TO ELECT THE DIRECTORS AND TO APPROVE EACH OF THE PROPOSALS DISCUSSED IN THIS PROXY STATEMENT?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Election of Directors	Majority of
	Votes Cast	No
Ratification of KPMG LLP	Majority of
	Votes Cast	Yes
Advisory Approval of	Majority of
Executive Compensation	Votes Cast	No
Shareholder Proposals	Majority of
	Votes Cast	No

If you abstain from voting or there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered to be votes cast under our By-laws.

ELECTION OF DIRECTORS; MAJORITY VOTE POLICY

Under our By-laws and our Corporate Governance Principles, Directors must be elected by a majority of the votes cast in uncontested elections, such as the election of Directors at the Annual Meeting. This means that the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” a Director nominee. Any nominee who does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. Within 90 days of the certification of the shareholder vote, the Corporate Governance Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and to disclose its decision-making process. In a contested election, the required vote would be a plurality of votes cast. Full details of this Policy are set forth in our Corporate Governance Principles (see “Annex 1” to this Proxy Statement).

RATIFICATION OF THE SELECTION OF KPMG LLP

Under our By-laws, the votes cast “for” must exceed the votes cast “against” to approve the ratification of the selection of KPMG LLP as our independent registered public accounting firm. Abstentions are not counted as votes “for” or “against” this proposal.

98	Pfizer 2016 Proxy Statement

ANNUAL MEETING INFORMATION

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

Under our By-laws, the votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the compensation of our Named Executive Officers. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.

SHAREHOLDER PROPOSALS

Under our By-laws, the votes cast “for” must exceed the votes cast “against” to approve a shareholder proposal. Abstentions and broker non-votes are not counted as votes “for” or “against” the shareholder proposal.

HOW WILL MY SHARES BE VOTED AT THE ANNUAL MEETING?

At the Meeting, the Proxy Committee appointed by the Board of Directors will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:

•	FOR the election of each of the Director nominees named in this Proxy Statement;
•	FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year;
•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers; and
•	AGAINST the shareholder proposals.

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

The Board is not aware of any matters that are expected to come before the 2016 Annual Meeting other than those referred to in this Proxy Statement (see “Other Business” below).

If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the Proxy Committee appointed by the Board of Directors will have the discretion to vote for you on such matters and intends to vote the proxies in accordance with its best judgment.

WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?

Pfizer will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our Directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. We have hired Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, to distribute and solicit proxies. We will pay Morrow a fee of $35,000, plus reasonable expenses, for these services.

WHO WILL COUNT THE VOTES?

Representatives of our transfer agent, Computershare, will tabulate the votes and act as inspectors of election.

Pfizer 2016 Proxy Statement	99

ANNUAL MEETING INFORMATION OTHER BUSINESS

Other Business

The Board is not aware of any matters that are expected to come before the 2016 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should properly come before the Annual Meeting, the Proxy Committee intends to vote the proxies in accordance with its best judgment.

The Chairman of the Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with our By-laws and the procedures described below under “Submitting Proxy Proposals and Director Nominations for the 2017 Annual Meeting.”

Submitting Proxy Proposals and Director Nominations for the 2017 Annual Meeting

Proposals for Inclusion in our 2017 Proxy Materials

Under SEC rules, if a shareholder wants us to include a proposal in our 2017 proxy materials for presentation at our 2017 Annual Meeting of Shareholders, then the proposal must be received at our principal executive offices at 235 East 42nd Street, New York, New York 10017-5755, Attention: Corporate Secretary, by November 15, 2016. All proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act).

Director Nominations for Inclusion in our 2017 Proxy Materials (Proxy Access)

Under our new proxy access by-law, if a shareholder (or a group of up to 20 shareholders) who has owned at least 3% of our shares for at least three years and has complied with the other requirements set forth in our By-laws wants us to include director nominees (up to the greater of two nominees or 20% of the Board) in our 2017 proxy materials for election at our 2017 Annual Meeting of Shareholders, the nominations must be received by us at our principal executive offices at 235 East 42nd Street, New York, New York 10017-5755, Attention: Corporate Secretary, not earlier than October 16, 2016 and not later than November 15, 2016.

Any shareholder considering a proxy access nomination should carefully review our By-laws, which are available at http://www.pfizer.com/about/corporate_governance/corporate_governance.

Other Proposals or Nominations to be brought before our 2017 Annual Meeting

Under our By-laws, a shareholder must follow certain procedures to nominate a person for election as a Director or to introduce an item of business at an Annual Meeting of Shareholders (other than a shareholder proposal submitted for inclusion in our proxy materials under SEC rules or a Director nominee for inclusion in our proxy materials under our new proxy access by-law). These procedures provide that a nomination or the introduction of an item of business at an Annual Meeting of Shareholders must be submitted in writing to our Corporate Secretary at our principal executive offices at 235 East 42nd Street, New York, New York 10017-5755.

Any shareholder considering introducing a nomination or other item of business should carefully review our By-laws, which are available at http://www.pfizer.com/about/corporate_governance/corporate_governance.

We must receive written notice of your intention to nominate a Director or to propose an item of business at our 2017 Annual Meeting according to this schedule:

If the 2017 Annual Meeting is to be held within 25 days before or after the anniversary of the date of this year’s Annual Meeting (April 28, 2016), then Pfizer must receive it not less than 90 days nor more than 120 days in advance of the anniversary of the 2016 Annual Meeting.

If the 2017 Annual Meeting is to be held on a date not within 25 days before or after such anniversary, then Pfizer must receive it no later than 10 days following the first to occur:

•	the date on which notice of the date of the 2017 Annual Meeting is mailed; or
•	the date public disclosure of the date of the 2017 Annual Meeting is made.

100	Pfizer 2016 Proxy Statement

ANNUAL MEETING INFORMATION 2017 ANNUAL MEETING

Our Annual Meeting of Shareholders is generally held on the fourth Thursday of April. Assuming that our 2017 Annual Meeting is held on schedule, to be “timely” within the meaning of Rule 14a-4(c) under the Securities Exchange Act of 1934, we must receive written notice of your intention to introduce a nomination or other item of business at that Meeting between December 29, 2016 and January 28, 2017.

For any other meeting, the nomination or item of business must be received by the tenth day following the date that public disclosure of the date of the meeting is made.

Upon written request, we will provide, without charge, a copy of our By-laws. Requests should be directed to our principal executive offices at 235 East 42nd Street, New York, New York 10017-5755, Attention: Corporate Secretary.

Pfizer 2016 Proxy Statement	101

Annex 1

Pfizer Inc. Corporate Governance Principles

Role and Composition of the Board of Directors

1. General. The Board of Directors (the Board), which is elected by the shareholders, is the ultimate decision-making body of Pfizer Inc. (the Company), except with respect to those matters reserved to the shareholders. It selects the Chief Executive Officer and other members of the senior management team, which is charged with the conduct of the Company’s business. Having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance. The function of the Board to monitor the performance of senior management is facilitated by the presence of non-employee Directors of stature who have substantive knowledge of the Company’s business.

2. Succession Planning. The Board is responsible for planning for succession to the position of Chief Executive Officer as well as certain other senior management positions. To assist the Board, the Chief Executive Officer shall annually provide the Board with an assessment of other senior managers and their potential to succeed him or her. He or she shall also provide the Board with an assessment of persons considered potential successors to certain senior management positions.

3. Board Leadership. The independent Directors will annually elect a Chairman of the Board, who may or may not be the Chief Executive Officer of the Company, based on the recommendation of the Corporate Governance Committee as a result of its annual review of the Company’s Board leadership structure. If the individual elected as Chairman of the Board is the Chief Executive Officer, the independent Directors shall also elect a Lead Independent Director. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board as a whole, as well as over executive sessions of the independent Directors, and shall perform such other duties, and exercise such powers, as from time to time shall be prescribed in the Company’s By-laws or by the Board; provided that the Lead Independent Director, if any, shall preside over executive sessions of the Company’s independent Directors. In addition, the Lead Independent Director, if any, shall facilitate information flow and communication among the Directors and perform such other duties as may be specified by the Board and outlined in the Charter of the Lead Independent Director. The Board shall consider the rotation of the Lead Independent Director, if any, at such intervals as the Board determines on the recommendation of the Corporate Governance Committee.

4. Director Independence. It is the policy of the Company that the Board consist of a majority of independent Directors. The Corporate Governance Committee of the Board has established Director Qualification Standards to assist it in determining Director independence, which either meet or exceed the independence requirements of the New York Stock Exchange (NYSE) corporate governance listing standards. The Board will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the Director, but also from that of persons or organizations with which the Director has an affiliation.

5. Board Size. It is the policy of the Company that the number of Directors not exceed a number that can function efficiently as a body. The Corporate Governance Committee shall periodically consider and make recommendations to the Board concerning the appropriate size and needs of the Board. The Corporate Governance Committee considers candidates to fill new positions created by increases in the size of the Board and vacancies that occur by resignation, by retirement or for any other reason.

6. Selection Criteria. To be considered for membership on the Board, candidates should be individuals of proven integrity with a record of substantial achievement in an area of relevance to the Company. In selecting Directors, the Board will generally seek leaders of major complex organizations, including within the scientific, government service, educational, finance, marketing, technology and the not-for-profit sectors. In addition, the Board also will seek some Directors who are widely recognized as leaders in the fields of medicine or the biological sciences. Candidates must have demonstrated ability and sound judgment. A candidate must also possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs. Each Director is expected to serve the best interests of all shareholders and must be committed to enhancing long-term Company growth. Directors should be selected so that the Board of Directors is a diverse body, with diversity reflecting gender, ethnic background and professional experience. Candidates considered by the Corporate Governance Committee shall also be considered by other Directors, based on the recommendation of the Corporate Governance Committee, and final approval of a candidate shall be determined by the full Board. Recommendations for Directors received from shareholders will be evaluated in accordance with the criteria set forth above.

Pfizer 2016 Proxy Statement	i

ANNEX 1 PFIZER INC. CORPORATE GOVERNANCE PRINCIPLES

7. Voting for Directors. In accordance with the Company’s By-laws, unless the Secretary of the Company determines that the number of nominees exceeds the number of Directors to be elected as of the record date for any meeting of the shareholders, a nominee must receive more votes cast for than against his or her election or re-election in order to be elected or re-elected to the Board. The Board expects a Director to tender his or her resignation if he or she fails to receive the required number of votes for re-election. The Board shall nominate for election or re-election as Director only candidates who agree to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next shareholder meeting at which such person would face election or re-election, an irrevocable resignation that will be effective upon Board acceptance of such resignation. In addition, the Board shall fill Director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other Directors in accordance with this Corporate Governance Principle.

If an incumbent Director fails to receive the required vote for re-election, then, within 90 days following certification of the shareholder vote, the Corporate Governance Committee will act to determine whether to accept the Director’s resignation and will submit such recommendation for prompt consideration by the Board, and the Board will act on the Committee’s recommendation. The Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a Director’s resignation.

Any Director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K (or any successor report) furnished to the Securities and Exchange Commission.

If each member of the Corporate Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent Directors who did receive the required vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them.

However, if the only Directors who receive the required vote in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.

8. Director Service on Other Public Boards. Ordinarily, Directors should not serve on more than four other boards of public companies in addition to the Company’s Board.

9. Former Chief Executive Officer as Director. Upon retirement from the Company, the former Chief Executive Officer will not retain Board membership.

10. Change in Director Occupation. When a Director’s principal occupation or business association changes substantially during his or her tenure as a Director, that Director shall tender his or her resignation for consideration by the Corporate Governance Committee. The Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation.

11. Director Compensation. The Corporate Governance Committee shall periodically review the compensation of non-employee Directors.

12. Ownership Requirement. Each non-employee Director is required to hold shares of the Company’s common stock having a value of at least five (5) times the Director’s annual base cash compensation while serving as a Director of the Company. For purposes of satisfying these requirements, (a) a Director’s holdings of the Company’s common stock shall include, in addition to shares held outright, units granted to the Director as compensation for Board service and shares or units held under a deferral or similar plan and (b) each such unit shall have the same value as a share of the Company’s common stock. A Director will have five years from the date of (a) his or her first election as a Director or (b) if later, an increase in the amount of the Company’s common stock required to be held, to satisfy this ownership requirement.

13. Director Retirement. Directors are required to retire from the Board when they reach the age of 73; a Director elected to the Board prior to his or her 73rd birthday may continue to serve until the annual shareholders meeting coincident with or next following his or her 73rd birthday. On the recommendation of the Corporate Governance Committee, the Board may waive this requirement as to any Director if it deems such waiver to be in the best interests of the Company.

14. Annual Board and Committee Self-Evaluation. The Board (under the supervision of the Corporate Governance Committee) and each Committee will conduct a self-evaluation of their performance at least annually.

ii	Pfizer 2016 Proxy Statement

ANNEX 1 PFIZER INC. CORPORATE GOVERNANCE PRINCIPLES

15. Term Limits. The Board does not endorse arbitrary term limits on Directors’ service, nor does it believe in automatic annual re-nomination until Directors reach the mandatory retirement age. The Board self-evaluation process is an important determinant for continuing service.

16. Committees. It is the general policy of the Company that all major decisions be considered by the Board as a whole. As a consequence, the Committee structure of the Board is limited to those Committees considered to be basic to, or required or appropriate for, the operation of the Company. Currently these Committees are the Executive Committee, Audit Committee, Compensation Committee, Corporate Governance Committee, Regulatory and Compliance Committee and Science and Technology Committee.

The members and chairs of these Committees are recommended to the Board by the Corporate Governance Committee. The Audit Committee, Compensation Committee and Corporate Governance Committee are made up of only independent Directors, as defined under the NYSE listing standards and all applicable laws and regulations. In addition to the requirement that a majority of the Board satisfy the independence standards noted above in Paragraph 4, Director Independence, members of the Audit Committee also must satisfy an additional NYSE independence standard. Specifically, they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their Director compensation. As a matter of policy, the Board also will apply a separate and heightened independence standard to members of both the Compensation and Corporate Governance Committees. No member of either Committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from the Company or any of its subsidiaries. The Board also will apply any heightened independence standards applicable to members of those Committees pursuant to NYSE requirements.

The Board shall consider the rotation of committee assignments and of committee Chairs at such intervals as the Board determines on the recommendation of the Corporate Governance Committee. Consideration of rotation shall seek to balance the benefits derived from continuity and experience, on the one hand, and the benefits derived from gaining fresh perspectives and enhancing Directors’ understanding of different aspects of the Company’s business and enabling functions.

17. Director Orientation and Continuing Education. In furtherance of its policy of having major decisions made by the Board as a whole, the Company has a full orientation and continuing education process for Board members that includes extensive materials, meetings with key management and visits to Company facilities.

18. Chief Executive Officer Performance Goals and Annual Evaluation. The Compensation Committee is responsible for setting annual and long-term performance goals for the Chief Executive Officer and for evaluating his or her performance against such goals. The Committee meets annually with the Chief Executive Officer to receive his or her recommendations concerning such goals. Both the goals and the evaluation are then submitted for consideration by the independent Directors at a meeting or executive session of that group. The Committee then meets with the Chief Executive Officer to evaluate his or her performance against such goals.

19. Senior Management Performance Goals. The Compensation Committee also is responsible for setting annual and long-term performance goals and compensation for the direct reports to the Chief Executive Officer. These decisions are approved or ratified by action of the independent Directors at a meeting or executive session of that group.

20. Communication with Stakeholders. The Chief Executive Officer is responsible for establishing effective communications with the Company’s stakeholder groups, i.e., shareholders, customers, Company associates, communities, suppliers, creditors, governments and corporate partners.

It is the policy of the Company that management speaks for the Company. This policy does not preclude non-employee Directors, including the Chairman of the Board (if the Chairman is a non-employee Director) or the Lead Independent Director, from meeting with shareholders, but it is suggested that in most circumstances any such meetings be held with management present.

21. Annual Meeting Attendance. All Board members are expected to attend our Annual Meeting of Shareholders unless an emergency prevents them from doing so.

Pfizer 2016 Proxy Statement	iii

ANNEX 1 PFIZER INC. CORPORATE GOVERNANCE PRINCIPLES

Board Functions

22. Agenda. The Chief Executive Officer, with approval from the Chairman of the Board (if the Chairman is a non-employee Director) or the Lead Independent Director, shall set the agenda for Board meetings with the understanding that the Board is responsible for providing suggestions for agenda items that are aligned with the advisory and monitoring functions of the Board. Agenda items that fall within the scope of responsibilities of a Board Committee are reviewed with the chair of that Committee. Any member of the Board may request that an item be included on the agenda.

23. Board Materials. Board materials related to agenda items are provided to Board members sufficiently in advance of Board meetings to allow the Directors to prepare for discussion of the items at the meeting.

24. Board Meetings. At the invitation of the Board, members of senior management and other employees recommended by the Chief Executive Officer shall attend Board meetings or portions thereof for the purpose of participating in discussions. Generally, presentations of matters to be considered by the Board are made by the manager responsible for that area of the Company’s operations.

25. Director Access to Corporate and Independent Advisors. In addition, Board members have free access to all other members of management and employees of the Company and, as necessary and appropriate, Board members may consult with independent legal, financial, accounting and other advisors to assist in their duties to the Company and its shareholders.

26. Executive Sessions. Executive sessions or meetings of non-employee Directors without management present are held regularly (at least four times a year) to review the report of the independent registered public accounting firm, the criteria upon which the performance of the Chief Executive Officer and other senior managers is based, the performance of the Chief Executive Officer against such criteria, the compensation of the Chief Executive Officer and other senior managers, and any other relevant matters. Meetings are held from time to time with the Chief Executive Officer for a general discussion of relevant subjects.

Committee Functions

27. Independence. The Audit, Compensation and Corporate Governance Committees consist only of independent Directors. A majority of the members of the Regulatory and Compliance Committee must be independent Directors.

28. Meeting Conduct. The frequency, length and agenda of meetings of each of the Committees are determined by the chair of the Committee. Sufficient time to consider the agenda items is provided. Materials related to agenda items are provided to the Committee members sufficiently in advance of the meeting where necessary to allow the members to prepare for discussion of the items at the meeting.

29. Committee Meetings. At the invitation of any of the Committees, members of senior management and other employees recommended by the Chief Executive Officer shall attend Committee meetings or portions thereof for the purpose of participating in discussions. Generally, presentations of matters to be considered by the Committee are made by the manager responsible for that area of the Company’s operations.

30. Scope of Responsibilities. The responsibilities of each of the Committees are determined by the Board from time to time.

Policy on Poison Pills

31. Expiration of Rights Agreement. The Board amended Pfizer’s Rights Agreement, or “Poison Pill,” to cause the Agreement to expire on December 31, 2003. The term Poison Pill refers to a type of shareholder rights plan that some companies adopt to provide an opportunity for negotiation during a hostile takeover attempt.

The Board has adopted a statement of policy that it shall seek and obtain shareholder approval before adopting a Poison Pill; provided, however, that the Board may determine to act on its own to adopt a Poison Pill, if, under the circumstances, the Board, including the majority of the independent members of the Board, in its exercise of its fiduciary responsibilities, deems it to be in the best interest of Pfizer’s shareholders to adopt a Poison Pill without the delay in adoption that would come from the time reasonably anticipated to seek shareholder approval.

If the Board were ever to adopt a Poison Pill without prior shareholder approval, the Board would either submit the Poison Pill to shareholders for ratification, or would cause the Poison Pill to expire within one year.

iv	Pfizer 2016 Proxy Statement

ANNEX 1 PFIZER INC. CORPORATE GOVERNANCE PRINCIPLES

The Corporate Governance Committee will review this Poison Pill policy statement on an annual basis, including the stipulation which addresses the Board’s fiduciary responsibility to act in the best interest of the shareholders without prior shareholder approval, and report to the Board any recommendations it may have concerning the policy.

Periodic Review of Corporate Governance Principles

32. These principles are reviewed by the Board at least annually.

Pfizer 2016 Proxy Statement	v

Working for a sustainable future

Pfizer is working hard to find sustainable solutions to the health challenges of today, and tomorrow. We are building partnerships in communities throughout the world to increase access to our medicines. We are committed to the health and safety of our colleagues and to reducing our impact on the environment. At Pfizer we recognize that embedding environmental sustainability into our business can bring significant value to our company, the people who use our products and the communities we touch.

NON-FINANCIAL KEY PERFORMANCE INDICATORS

ACCESS TO MEDICINES				COLLEAGUES

Global Programs and Commercial Transactions to Increase Access to Medicines in Emerging Markets[1]		Top 20 Global Burdens of Disease Addressed by Products and Pipeline[2]		Injuries Per 100 Colleagues 2015 Total Injury Rate[4] was 11% Lower Than in 2014

51	active programs[3] for launched medicines in markets that have a GDP per capita less than Portugal.	8	programs cover multiple therapies while the rest are product specific.

27	countries are served by our active programs.	55	different products in our portfolio are covered.

PROGRESS ON OUR 2020 ENVIRONMENTAL SUSTAINABILITY GOALS5

Total Scope 1 and 2 Greenhouse Gas Emissions	Total Hazardous and Non-Hazardous Waste Disposed	Water Withdrawal Excluding Non-Contact Cooling Water
(in million metric tons CO2 EQ)	(in thousand metric tons)	(in million cubic meters)

2020 Goals: 20% Reduction vs. Baseline	2020 Goals: 15% Reduction vs. Baseline	2020 Goals: 5% Reduction vs. Baseline

(1)	Program/commercial transaction defined as a Pfizer investment or dedicated contract of over $250,000 with a national government or procurement agency, multilateral organization, non-governmental organization, private institution or aid agency. Represents multi-country initiatives only and does not include numerous local initiatives to address access.
(2)	As defined by the World Health Organization. Burdens of illness not addressed include road traffic accidents, prematurity and low birth weight, and self-inflicted injuries.
(3)	Represents minimum number of emerging markets with pricing tailored to different patient segments (for at least one product), allowing access for more patients.
(4)	Hospira injury data is not included. Combined company data will be provided in the 2016 Annual Review.
(5)	Applies to facilities within Pfizer’s operational control as compared with a 2012 baseline. Hospira environmental sustainability data is not included. Combined company data will be provided in the 2016 Annual Review.

Data are baseline adjusted, reported absolute, using reporting boundaries per the WRI GHG Protocol. The 2012–2014 GHG data was independently verified to the “limited assurance” level. The verification of the 2015 GHG data will be accomplished in 2016.

Working together for a healthier world®

Pfizer Inc.

235 East 42nd Street
New York, NY 10017-5755
212-733-2323

www.pfizer.com

©Pfizer 2016. All rights reserved.

IMPORTANT ANNUAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 7:30 a.m., Eastern Daylight Time, on April 28, 2016.

Vote by Internet • Go to www.investorvote.com/PFE; or • Scan the QR code with your smartphone. • Follow the steps outlined on the secure website.

Vote by telephone
		•	Within the USA, US territories & Canada, call toll free 1-800-652-VOTE. (8683) on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	•	Outside the USA, US territories & Canada, call +1-781-575-2300 on a touch tone telephone. Standard rates will apply.
		•	Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,
DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Voting Items
The Board of Directors recommends votes “FOR” the listed nominees.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Dennis A. Ausiello	☐	☐	☐	05 - Helen H. Hobbs	☐	☐	☐	09 - Ian C. Read	☐	☐	☐
	02 - W. Don Cornwell	☐	☐	☐	06 - James M. Kilts	☐	☐	☐	10 - Stephen W. Sanger	☐	☐	☐
	03 - Joseph J. Echevarria	☐	☐	☐	07 - Shantanu Narayen	☐	☐	☐	11 - James C. Smith	☐	☐	☐
	04 - Frances D. Fergusson	☐	☐	☐	08 - Suzanne Nora Johnson	☐	☐	☐

The Board of Directors recommends a vote “FOR” Proposals 2 and 3.
		For	Against	Abstain			For	Against	Abstain
2.	Ratify the selection of KPMG LLP as independent registered public accounting firm for 2016	☐	☐	☐	3.	Advisory approval of executive compensation	☐	☐	☐

The Board of Directors recommends a vote “AGAINST” Proposals 4 - 7.
		For	Against	Abstain			For	Against	Abstain
4.	Shareholder proposal regarding report on lobbying activities	☐	☐	☐	5.	Shareholder proposal regarding policy on director elections	☐	☐	☐

6.	Shareholder proposal regarding right to act by written consent	☐	☐	☐	7.	Shareholder proposal regarding certain taxable events	☐	☐	☐

029L3G

Admission Ticket

2016 Annual Meeting of Pfizer Inc. Shareholders

Thursday, April 28, 2016
8:30 a.m., Eastern Daylight Time
Hilton Short Hills Hotel
41 John F. Kennedy Parkway
Short Hills, New Jersey 07078

Shareholders will be admitted to the Annual Meeting beginning at 8:00 a.m., Eastern Daylight Time. If you wish to attend, please plan to arrive early since seating will be limited. For directions, contact the Hilton Short Hills Hotel at +1-973-379-0100.

If you plan to attend the Annual Meeting, please bring this admission ticket with you.

VOTE YOUR PFIZER SHARES

Dear Pfizer Shareholder:

Your vote is important! We encourage you to vote promptly and to take advantage of Internet or telephone voting, both of which are available 24 hours a day, seven days a week, until 7:30 a.m., Eastern Daylight Time, on April 28, 2016. For savings plan participants please see information and deadline below.

(If you vote on the Internet or by telephone, you do not need to mail your proxy card.)

Receive Future Proxy Materials Electronically

Help us make a positive difference to our environment by eliminating paper proxy mailings. With your consent, we will send all future proxy materials to you by email, along with a link to the Pfizer proxy voting site. To register for electronic delivery of future proxy materials, go to www.computershare-na.com/green and follow the prompts.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,
DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

2016 Annual Meeting of Shareholders Proxy Solicited by the Board of Directors of Pfizer Inc.

The undersigned appoints Ian C. Read, Douglas M. Lankler and Margaret M. Madden and each of them as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all the shares of common stock of Pfizer Inc. held of record by the undersigned on March 1, 2016, at the Annual Meeting of Shareholders to be held on April 28, 2016 at 8:30 a.m., Eastern Daylight Time, at the Hilton Short Hills Hotel, 41 John F. Kennedy Parkway, Short Hills, New Jersey 07078, or any adjournment or postponement.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) “FOR” PROPOSALS 1, 2 AND 3, AND “AGAINST” PROPOSALS 4, 5, 6 AND 7 AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS PROPERLY COMES BEFORE THE MEETING.

For Participants in the Pfizer Savings Plans Only

If you, the undersigned, are a company employee or retiree, this card will also be used to provide voting instructions to the Trustee for any shares of common or preferred stock of Pfizer Inc. held in the Pfizer Savings Plan, or any other employee benefit plan or trust on the record date, as set forth in the Notice of 2016 Annual Meeting and Proxy Statement. The Trustee will vote the shares in accordance with your instructions, subject to the terms of the applicable plan(s) and/or trust(s). In some cases, the Trustee may vote the shares held for you even if you do not direct the Trustee how to vote. In these cases, the Trustee will vote any shares for which the Trustee does not receive instructions in the same proportion as the Trustee votes the shares for which the Trustee does receive instructions, unless otherwise required by the Employee Retirement Income Security Act or the applicable plan(s) and/or trust(s). The voting deadline for plan participants is 10:00 a.m., Eastern Daylight Time, on April 25, 2016.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear(s) hereon. All joint owners must sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE AND SIGN SECTION C ABOVE.